Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 15, 2016

among

SEMTECH CORPORATION,

as Borrower,

The Subsidiaries of Borrower party hereto,

as Guarantors,

The institutional lenders party hereto and named as “Lenders” herein,

as Lenders,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent, Swing Line Lender and L/C Issuer,

HSBC SECURITIES (USA) INC., BANK OF THE WEST, MUFG UNION BANK, N.A.

AND U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF THE WEST, MUFG BANK, N.A. AND U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

COMPASS BANK AND WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

(continued)

(continued)

(continued)

(continued)

Page

Section 10.22	Effect of Amendment and Restatement of the Original Credit Agreement	167

SCHEDULES

1.01-A	Existing Senior Credit Facilities
1.01-B	Mortgages
2.01	Lenders; Commitments; Percentage Shares
5.05	Litigation
5.06	Pension Plans
5.12	Intellectual Property
5.13, Part (a)	Equity Interests
5.13, Part (b)	Investments
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Assignment and Assumption
B	Form of Compliance Certificate
C	Form of Joinder Agreement
D	Form of Loan Notice
E-1	Form of Revolving Credit Note
E-2	Form of Term Loan Note
E-3	Form of Swing Line Loan Note
F	Form of Swing Line Loan Notice
G-1	Form of U.S. Tax Compliance Certificate
G-2	Form of U.S. Tax Compliance Certificate
G-3	Form of U.S. Tax Compliance Certificate
G-4	Form of U.S. Tax Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of November 15, 2016, is entered among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party hereto (including for the purposes of Section 10.15), the institutional lenders party to this Agreement and named herein as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), in its separate capacities as Administrative Agent, for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  This Agreement amends, restates, supersedes and replaces in its entirety the Original Credit Agreement and is not intended to, and will not, act as a novation of all or any portion of the Obligations or any other indebtedness, liabilities or other obligations, including the Guaranteed Obligations of each Guarantor (for purposes of this Preamble, as such terms are defined in the Original Credit Agreement), evidenced thereby or otherwise arising or existing thereunder or under any of the other Original Loan Documents.

RECITALS

A.                                 Borrower and each of the Guarantors party hereto have entered into the Original Credit Agreement with the institutional lenders named as Lenders therein (the “Existing Lenders”), and HSBC in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties and as L/C Issuer and Swing Line Lender (for the purposes of this Recital, as such terms are defined the Original Credit Agreement), pursuant to which the Existing Lenders, together with L/C Issuer and Swing Line Lender, have extended and made available to Borrower a revolving credit facility in the aggregate principal amount of up to $250,000,000 outstanding at any one time, including a $40,000,000 sublimit for Credits and a $25,000,000 sublimit for swing line advances, and a term loan facility in the original principal amount of $150,000,000 (the “Existing Senior Credit Facilities”).

B.                                 Borrower desires to renew and extend the maturity of, and to restructure, the Existing Senior Credit Facilities and to amend the Original Credit Agreement in certain other respects, and, as so amended, to restate the Original Credit Agreement in its entirety as well as to amend,  amend and restate or otherwise to reaffirm the other Original Loan Documents executed or delivered pursuant to or otherwise existing in support of the Original Credit Agreement and the Existing Senior Credit Facilities outstanding thereunder.

C.                                 It is the intent of Borrower, the Guarantors, the Lenders and HSBC in its separate capacities as Administrative Agent and as L/C Issuer and Swing Line Lender, that, except as hereinafter expressly provided, the Original Obligations outstanding under the Original Credit Agreement and the other Original Loan Documents will not be deemed to be repaid or terminated upon the effectiveness of this Agreement, but will continue to remain outstanding and will be due and payable at the time and in the manner provided by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

AGREEMENT

ARTICLE I
Certain Defined Terms; Certain Rules of Construction

Section 1.01    Certain Defined Terms.

As used in this Agreement, the following terms will mean the following:

“Acceptable Commitment” has the meaning given such term in Section 2.05(c)(i).

“Acceptable Recovery Event Commitment” has the meaning given such term in Section 2.05(c)(ii).

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition by any Loan Party or by any other Subsidiary of Borrower of (i) all or substantially all of the assets of another Person or (ii) any business unit or division of another Person, (b) the acquisition by any Loan Party or by any other Subsidiary of Borrower of the Equity Interests of another Person resulting in the acquiring Person having the ability to Control the acquired Person, or otherwise causing any other Person to become a Subsidiary of such Person or (c) a merger or consolidation, or any other combination, of any Loan Party or of any other Subsidiary of Borrower with another Person (other than (A) a Person that is a Subsidiary or (B) a merger, consolidation or other combination pursuant to which any Subsidiary of Borrower is subject to a Disposition).

“Acquisition Consideration” means, in connection with any Acquisition by Borrower or any of its Subsidiaries of any Target, the consideration paid or payable in Cash or other property, including the issuance of Equity Interests of Borrower or any of its Subsidiaries (with the value of such other property determined as of the closing date of such Acquisition) in connection with such Acquisition or series of related Acquisitions (such consideration, including any deferred portion thereof constituting Deferred Purchase Price Obligations).

“Additional Alternative Currency” has the meaning given such term in Section 1.02(l).

“Additional Commitment Documentation” has the meaning given such term in Section 2.14(c).

“Additional Commitments Effective Date” has the meaning given such term in Section 2.14(b).

“Additional Revolving Credit Commitment” means the commitment of an Additional Revolving Credit Lender to make Additional Revolving Credit Loans pursuant to Section 2.14.

“Additional Revolving Credit Lender” means, at any time, any lender providing an Additional Revolving Credit Commitment, other than any such Person that thereafter ceases to be a party hereto pursuant to an Assignment and Assumption.

“Additional Revolving Credit Loans” means any loans made in respect of Additional Revolving Credit Commitments.

“Additional Term Borrowing” means a borrowing consisting of simultaneous Additional Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each Additional Term Lender pursuant to Section 2.01(d).

“Additional Term Commitments” means the commitment of an Additional Term Lender to make Additional Term Loans pursuant to Section 2.14.

“Additional Term Facility” means, at any time, the aggregate principal amount of the Additional Term Loans of all Additional Term Lenders outstanding at such time.

“Additional Term Lender” means, at any time, a lender providing Additional Term Loans, other than any such Person that thereafter ceases to be a party hereto pursuant to an Assignment and Assumption.

“Additional Term Loan Maturity Date” means the earlier of (a) the Additional Term Loan Stated Maturity Date and (b) the acceleration of the Additional Term Loans pursuant to Section 8.03.

“Additional Term Loan Percentage Share” means as to any Additional Term Lender at any time, the percentage (expressed as a decimal carried out to the ninth decimal place) of (a) on or prior to the closing date of any Additional Term Loans, the Aggregate Additional Term Commitments represented by such Additional Term Lender’s Additional Term Commitment, subject to adjustment as provided in Section 3.07; (b) following the closing date of any Additional Term Loans so long as any Additional Term Loans are outstanding, the Outstanding Amount of all Additional Term Loans represented by the Outstanding Amount of all Additional Term Loans owing to such Additional Term Lender; and (c) following the closing date of any Additional Term Loans if all Additional Term Loans have been repaid in full, the Outstanding Amount of all Additional Term Loans represented by the Outstanding Amount of all Additional Term Loans owing to such Additional Term Lender immediately prior to such repayment in full, giving effect to any subsequent assignments.  The Additional Term Loan Percentage Share of each Additional Term Lender will be set forth in the Additional Commitment Documentation or the Assignment and Assumption pursuant to which such Additional Term Lender became a party hereto, as applicable.

“Additional Term Loan Stated Maturity Date” means the maturity date specified for Additional Term Loans pursuant to the applicable Additional Term Documentation.

“Additional Term Loans” means any loans made in respect of Additional Term Commitments.

“Administrative Agent” means, at any time, the administrative and collateral agent for the Secured Parties under the Loan Documents as appointed pursuant to Article IX (which, initially, will be HSBC).

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrower and each Lending Party.

“Administrative Detail Form” means an administrative detail form in a form supplied by, or otherwise acceptable to, Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified (excluding any trustee under, or any committee with responsibility for administering, any Employee Benefit Plan).

“Agent Parties” has the meaning given such term in Section 10.02(b)(iii).

“Aggregate Additional Term Commitments” means, at any time, the combined Additional Term Commitments of all Additional Term Lenders.

“Aggregate Commitments” means, at any time, the sum of:  (a) the Aggregate Revolving Credit Commitments, plus (b) the Aggregate Term Loan Commitments plus (c) if applicable, the Aggregate Additional Term Commitments.

“Aggregate Revolving Credit Commitments” means, at any time, the combined Revolving Credit Commitments of all Revolving Credit Lenders.  As of the Closing Date, the Aggregate Revolving Credit Commitments of all Revolving Credit Lenders total $250,000,000.

“Aggregate Term Loan Commitments” means, at any time, the combined Term Loan Commitments of all Term Loan Lenders.  As of the Closing Date and immediately prior to the making of the initial Credit Extension hereunder, the Aggregate Term Loan Commitments of all Term Loan Lenders total $150,000,000.

“Agreement” means this Amended and Restated Credit Agreement.

“Alternative Currency” means Sterling, Euros, Canadian Dollars, Swiss Francs, Yen and each Additional Alternative Currency (other than Dollars) that is approved from time to time in accordance with Section 1.02(l).

“Alternative Currency Available Credit” means, as of any date of determination, the lesser of (a) $40,000,000 less (i) the Dollar Equivalent of the aggregate of all Eurodollar Rate Loans then outstanding denominated in an Alternative Currency, (ii) the Dollar Equivalent of the aggregate of all Credit Obligations then outstanding in respect of Credits denominated in an Alternative Currency and (iii) the Alternative Currency Reserve as of such date, and (b) the amount by which (i) the Aggregate Revolving Credit Commitments then in effect exceeds (ii) the Total Revolving Credit Outstandings plus the Alternative Currency Reserve as of such date.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Reserve” has the meaning given such term in Section 2.01(b).

“Applicable Margin” means, at any time with respect to, and as included in the computation of the rate of interest for Eurodollar Rate Loans or Base Rate Loans, in the computation of Credit Fees, or in the computation of Commitment Fees, as the context requires and as otherwise provided in this Agreement, the applicable rate percentage per annum set forth in the grid below, each such percentage being based, subject to Section 2.08(d), upon the corresponding Consolidated Leverage Ratio maintained by Borrower, measured as of the end of the most recent Fiscal Period for which Borrower has furnished a Compliance Certificate to Administrative Agent and the Lenders pursuant to Section 6.01(c).

Pricing Level (Tier)	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans (Revolving Credit Loans, Credit Fees and Term Loans)	Applicable Margin for Base Rate Loans (Revolving Credit Loans, Swing Line Loans and Term Loans)	Applicable Margin for Commitment Fees
I	Less than 0.50:1.00	1.250%	0.250%	0.200%
II	Equal to or greater than 0.50:1.00 and less than 1.00:1.00	1.500%	0.500%	0.250%
III	Equal to or greater than 1.00:1.00 and less than 1.50:1.00	1.625%	0.625%	0.300%
IV	Equal to or greater than 1.50:1.00 and less than 2.00:1.00	1.750%	0.750%	0.350%
V	Equal to or greater than 2.00:1.00 and less than 2.25:1.00	1.875%	0.875%	0.375%
VI	Equal to or greater than 2.25:1.00 and less than 2.50:1.00	2.000%	1.000%	0.400%
VII	Equal to or greater than 2.50:1.00	2.250%	1.250%	0.450%

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period and at any time will be subject to the provisions of Section 2.08(d).

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means and includes HSBC Securities (USA) Inc. Bank of the West, MUFG Union Bank, N.A. and U.S. Bank National Association in their capacities as joint lead arrangers and joint bookrunners for the Transactions contemplated by the Loan Documents.

“Asset Sale” means any Disposition (whether in one transaction or a series of related transactions) by any Loan Party to any Person other than a Loan Party of (a) any Equity Interests of any Subsidiary of a Loan Party or (b) any other property of any Loan Party; provided that “Asset Sale” will not include any Disposition permitted by Sections 7.05(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) or (m).

“Assignment and Assumption” means an assignment and assumption entered into by a Lending Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Attributable Debt” means, on any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“Audited Financials Effective Date” means, with respect to any Fiscal Year of Borrower, the date that is five Business Days following the date of receipt by Administrative Agent of the audited Consolidated financial statements of Borrower and its Subsidiaries for such Fiscal Year, delivered to Administrative Agent pursuant to Section 6.01(a).

“Automatic Extension Letter of Credit” means a Letter of Credit that has automatic extension provisions.

“Availability Period” means the period from the Closing Date to the date that is (a) for Revolving Credit Loans, the Revolving Credit Maturity Date, and (b) for Swing Line Loans, one Business Day prior to the Revolving Credit Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Undertaking” means any independent undertaking of L/C Issuer within the meaning of, and complying with the requirements of, 12 C.F.R. §7.1016 as to which the issuer’s obligation to honor depends upon the presentation of specified documents and not upon non-documentary conditions or resolution of any questions of fact or law, issued hereunder pursuant to Section 2.03.  Bank Undertakings may be issued in Dollars or an Alternative Currency as permitted by this Agreement.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), and the Bankruptcy Rules promulgated thereunder.

“Base Rate” means, for any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (c) the Daily One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one percent (1.00%).  As used in this definition of “Base Rate”, the “Daily One Month LIBOR Rate” means, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Base Rate, the rate per annum (rounded upwards, as necessary, to the nearest 1/100th of one percent (0.01%)) determined by Administrative Agent to be the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market for a one month interest period (or, in the event that such rate does not appear on such screen or on any successor or substitute screen provided by Reuters, or any successor to or commercially available substitute for such service providing rate quotations comparable to those provided on such Reuters screen, as determined by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the applicable day as the rate for Dollar deposits in the London interbank market with a maturity of one month; provided that if the Daily One Month LIBOR Rate, as determined above with respect to any interest rate calculation, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.

“Base Rate Loan” means a Loan that bears interest based upon the Base Rate.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” has the meaning given such term in the Preamble.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

“Business Day” means any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or such other city and state where Administrative Agent’s Office is located, and (ii):

(a)                                 if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, that is a London Banking Day;

(b)                                 if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, that is a TARGET Day;

(c)                                  if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Canadian Dollars, any fundings, disbursements, settlements and payments in Canadian Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, on which banks are open for foreign exchange business in both London and Toronto;

(d)                                 if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars, Euro or Canadian Dollars, on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(e)                                  if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars, Euro or Canadian Dollars in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars, Euro or Canadian Dollars, or any other dealings in any currency other than Dollars, Euro or Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Camarillo Facility” means Borrower’s corporate offices and related facilities owned in fee by Borrower and located at 200 Flynn Road, Camarillo, California, including the land and all improvements located thereon.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, as determined for any Person for any period, all expenditures by such Person which should be capitalized in accordance with GAAP and shown on the Consolidated balance sheet of such Person and, without duplication, the amount of all Indebtedness under Capitalized Leases incurred by such Person, but excluding expenditures (a) constituting the permitted reinvestment of cash proceeds from Asset Sales in accordance with Section 2.05(c), (b) made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) which constitute part of an Acquisition permitted by Section 7.03, (d) accounted for as capital expenditures of such Person but which are actually paid for (or reimbursed) by a third party and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person, (e) for equipment purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of the purchase price of such purchased equipment is reduced by the credit granted to the seller of such equipment for the equipment being traded in at such time, (f) made with the net proceeds of the issuance of any Equity Interests of, or capital contributions to, the Borrower or (g) capitalized interest expense.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that, for the avoidance of doubt, any lease that is accounted for as an operating lease as of the Closing Date or any lease entered into after the Closing Date that would have been accounted for as an operating lease as of the Closing Date, may, in the sole discretion of the Borrower, be accounted for as an operating lease and not as a Capitalized Lease.

“Cash” means money, currency or a credit balance in a deposit account.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Administrative Agent or the applicable L/C Issuer, as the case may be, and the Lenders, as collateral for Credit Obligations, Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), Cash or, if the L/C Issuer (in the case of Credit Obligations) will agree in its sole discretion, other credit support to be received and held or maintained under the control and dominion of Administrative Agent within the United States, in each case pursuant to documentation in form and substance satisfactory to (a) Administrative Agent and (b) the L/C Issuer, as the case may be.  “Cash Collateral” will have a meaning correlative to the foregoing and will include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as to any Person, any of the following: (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (b) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers’ acceptances maturing within one year after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Lender or by any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000 (at the time of acquisition thereof) whose short-term securities are rated (at the time of acquisition thereof) at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody’s; (c) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) of this definition entered into with any bank meeting the qualifications specified in clause (d) of this definition (at the time of acquisition thereof); (d) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that such parent corporation or bank is a U.S. Person) having capital and surplus in excess of $250,000,000 (at the time of acquisition thereof) and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated (at the time of acquisition thereof) at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments, classified in accordance with GAAP as current assets of Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a) through (d) of this definition; and (f) in the case of Foreign Subsidiaries, other investments utilized by such Foreign Subsidiaries in accordance with customary cash management practices in the jurisdictions in which such Foreign Subsidiaries are organized or are conducting business.

“Cash Management Bank” has the meaning given such term in the definition of “Secured Cash Management Obligations” set forth in this Section 1.01.

“Cash Management Obligations” means all liabilities and other obligations of Borrower or any of its Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds, netting services, employee credit or purchase card programs and similar arrangements.

“CDOR Rate” means for any Interest Period with respect to a Eurodollar Rate Loan requested by Borrower pursuant to Section 2.02 to be funded in Canadian Dollars, the rate per annum (rounded upwards, as necessary, to the nearest 1/100th of one percent (0.01%)) determined by Administrative Agent to be the Canadian deposit offered rate which, in turn, means, as determined as of any day, the rate equal to the sum of: (a) the rate determined by Administrative Agent with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for CAD Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m., Toronto time on such day, and if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:00 a.m., Toronto time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest), and (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day will be calculated to be the rate determined by Administrative Agent to be the annual discount rate (rounded upwards, as necessary, to the nearest 1/100th of one percent (0.01%)) as of 10:00 A.M. on such day, and if such day is not a Business Day, then on the immediately preceding Business Day, at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Administrative Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having a tenor equal (or as close as possible) to such specified Interest Period; and provided that if the CDOR Rate, as determined above with respect to any interest rate calculation, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means any of the following occurs:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act)  is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 30% or more on a fully diluted basis of the economic or voting interests in Borrower’s capital stock;

(b)                                 during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in the preceding clause (i) constituting at the time of such ·election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in the preceding clauses (i) and (ii) (inclusive of, in the case of clause (ii), any such members of the Board of Directors who themselves were also previously approved in accordance with the preceding clause (ii)) constituting at the time of such election or nomination at least a majority of that Board of Directors; or

(c)                                  except as expressly permitted by Section 7.04 or Section 7.05 (provided the Net Cash Proceeds of such Disposition are applied in accordance with Section 2.05(c)(i) to the extent so required), Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of (i) each other Loan Party that is wholly owned, directly or indirectly, by Borrower as of the Closing Date, and (ii) Semtech (International); or

(d)                                 the occurrence of any “Change in Control” as defined in (or any covenant or other obligation having the equivalent effect under) any loan agreement, indenture or other agreement or instrument evidencing any Specified Permitted Indebtedness or in the documentation governing any Qualified Preferred Stock, to the extent such Change of Control requires an offer to purchase or redeem Specified Permitted Indebtedness or Qualified Preferred Stock or permits the holders thereof to require the payment thereof prior to the stated maturity thereof.

“Closing Date” means the first date on which all of the conditions precedent to the initial Credit Extension set forth in Section 4.01 and Section 4.02 are satisfied (or waived in accordance with Section 10.01).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and rights in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien now or hereafter exists in favor of Administrative Agent, for the benefit of the Secured Parties (or any of the foregoing), whether under this Agreement or under any other Collateral Document.

“Collateral Documents” means, individually and collectively, the Security Agreement, the Grants of IP Security Interests, the Mortgages, the Swiss Pledge Agreement and the Financing Statements and such other agreements (including deposit and securities account control agreements), assignments, documents and instruments as are from time to time executed and delivered by any Loan Party granting, assigning or transferring or otherwise evidencing or relating to any Lien granted, assigned or transferred to Administrative Agent, for the benefit of the Secured Parties, pursuant to or in connection with the transactions contemplated by this Agreement.

“Collateral Information Certificate” means that Collateral Information Certificate dated as of the Closing Date, signed on behalf of each Loan Party by a Responsible Officer of the Borrower in favor of Administrative Agent, completed with appropriate insertions.

“Commitment” means, as to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment, Additional Revolving Credit Commitment or Additional Term Commitment, as applicable, and as to Swing Line Lender, Swing Line Lender’s Swing Line Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936 (7 U.S.C. Sections 1 et seq.).

“Communications” means any Specified Materials distributed to Administrative Agent or any Lending Party by means of electronic communications pursuant to Section 10.02(b), including through an Electronic Platform.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated” refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, as calculated for Borrower and its Subsidiaries on a Consolidated basis for any period, Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income for such period (without duplication), all (i) Consolidated Interest Expense, (ii) amounts treated as expenses for such period for depreciation and amortization, (iii) provision for Federal, state, local and foreign taxes on or measured by income and foreign withholding taxes of Borrower and its Consolidated Subsidiaries for such period, (iv) Transaction Costs to the extent paid in Cash and not capitalized, (v) fees and expenses incurred and associated with ) the Existing Senior Credit Facilities, (vi) reasonable and customary costs and expenses incurred in such period in connection with an actual or contemplated Permitted Acquisition or an Investment permitted by Section 7.02(q) or Section 7.02(p), whether or not such Permitted Acquisition or Investment is consummated, (vii) reasonable and customary costs and expenses incurred in such period in connection with the actual or contemplated issuance, prepayment or amendment or refinancing of Indebtedness expressly permitted under the Loan Documents or the issuance of any Equity Interests not prohibited under the Loan Documents, whether or not such transaction is consummated, (viii) extraordinary losses for such period, (ix) unusual or non-recurring losses, charges or expenses, (x) losses from the sales of assets other than inventory sold in the ordinary course of business, (xi) other non-Cash charges of Borrower and its Consolidated Subsidiaries for such period other than Non-Cash charges Borrower elects to exclude from this clause (xi), (xii) restructuring costs, expenses, charges or reserves and severance, retention and relocation expenses, business optimization costs and integration costs (including any bonus, retention or success payments) incurred during such period, and (xiii) costs and expenses (including settlements or judgments) of any actual or threatened litigation, arbitration or other adversarial dispute (for purposes of this subclause (xiii), inclusive of all related matters or claims with respect to the same or affiliated parties, an “Adversary Matter”), which does not arise from ordinary course employee relations (provided that amounts added pursuant to this clause for any particular Adversary Matter shall not exceed $5,000,000); and minus (b) the following to the extent included in calculating such Consolidated Net Income for such period (without duplication), all (i) extraordinary gains for such period, (ii) non-recurring gains for such period, (iii) any gains from sales of assets other than inventory sold in the ordinary course of business, (iv) non-Cash income or non-Cash gains for such period (excluding ordinary course accruals) and (v) Cash payments made (or incurred) on account of any non-cash charges added back to Consolidated EBITDA pursuant to preceding subclause (a)(xi) in a previous period; and plus (c) the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Borrower in good faith to be realized as a result of specified actions (x) taken since the beginning of such period in respect of which Consolidated EBITDA is being determined or (y) initiated prior to or during such period or (z) reasonably anticipated to be taken in connection with or following an Acquisition or other Investment that is permitted under the Loan Documents (in each case, which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDA until fully realized, but in no event for more than five fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such actions); provided that (1) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower and (2) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (c) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA for such period; provided further, that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (c) shall not exceed in the aggregate 15% of Consolidated EBITDA (provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (c) with respect to such cost savings, operating expense reductions and synergies related to internal restructurings and not in connection with an Acquisition or other Investment shall not exceed in the aggregate 5% of Consolidated EBITDA) for any such period (determined after giving effect to this clause (c); and provided further, that projected (and not yet realized) amounts may no longer be added in calculating Consolidated EBITDA pursuant to this clause (c) to the extent occurring more than five full fiscal quarters after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies (or to the extent relating to a Permitted Acquisition or other Investment and added pursuant to clause (z) above, to the extent occurring more than five full fiscal quarters after the relevant Acquisition or other Investment).

“Consolidated Funded Debt” means, as of any date of determination, calculated for Borrower and its Subsidiaries on a Consolidated basis, the sum of (without duplication) all Indebtedness of a type described in clauses (a) through (h) inclusive (and, without duplication, all Guaranties of such Indebtedness) of the definition of “Indebtedness” set forth in this Section 1.01.

“Consolidated Interest Expense” means, as calculated for Borrower and its Subsidiaries on a Consolidated basis for any period, the sum of (without duplication) (a) all interest payable in Cash, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including all commissions, discounts, fees and other charges under Swap Contracts, letters of credit and similar instruments and all capitalized interest) or in connection with the deferred purchase price of assets during such period, in each case to the extent treated as interest expense in accordance with GAAP, plus

(b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP that is payable in Cash, plus (c) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Synthetic Lease Obligations to the extent the same does not arise from a financing arrangement constituting an operating lease.

“Consolidated Interest Coverage Ratio” means, as determined as of the last day of any Fiscal Period, calculated for Borrower and its Subsidiaries on a Consolidated basis for the period consisting of the four consecutive Fiscal Periods ending on such date, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period, excluding premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including all commissions, discounts, fees and other charges under Swap Contracts, letters of credit and similar instruments and all capitalized interest) or in connection with the deferred purchase price of assets during such period.

“Consolidated Leverage Ratio” means, as determined as of the last day of any Fiscal Period, calculated for Borrower and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Funded Debt as of such date of determination to (b) Consolidated EBITDA for the period consisting of the Test Period ending on such date.

“Consolidated Net Income” means, as calculated for Borrower and its Subsidiaries on a Consolidated basis for any period, the sum of net income (or loss) for such period, but excluding (a) any income (or loss) of any Person if such Person is not a Subsidiary, except that Borrower’s direct or indirect equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of Cash actually distributed by such Person during such period to Borrower or any Subsidiary as a Dividend, and (b) any impact on net income of (i) purchase price adjustments, including the impact of adjustments for Deferred Purchase Price Obligations, (ii) compensation expenses which are not a Cash item during such period arising from the issuance of Equity Interests, options to purchase Equity Interests and any appreciation rights to officers, directors, employees or consultants of Borrower or any of its Subsidiaries, (iii) purchase accounting adjustments for such period and (iv) non-Cash tax charges.  For the avoidance of doubt, income (or loss) of any Person that is not a Subsidiary but is otherwise consolidated with the Borrower and its Subsidiaries as required by GAAP will not be included in the calculation of Consolidated Net Income except to the extent of the aggregate amount of Cash actually distributed by such Person during such period to the Borrower or any Subsidiary as a Dividend.

“Consolidated Net Worth” means, as determined as of the last day of any Fiscal Period, the net worth of Borrower and its Subsidiaries calculated on a Consolidated basis, as determined in accordance with GAAP as of such date.

“Contractual Obligation” means, as to any Person, any document or other agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlled” has the meaning correlative thereto.

“Controlled Entity” means any of the Subsidiaries of Borrower and any of their or Borrower’s respective Controlled Affiliates.

“Credit” means any Letter of Credit or Bank Undertaking.

“Credit Advance” means a Revolving Credit Lender’s funding of its participation in a Credit Borrowing in accordance with its Revolving Credit Percentage Share.

“Credit Application” means an application and agreement (including any related reimbursement agreement) for the issuance or amendment of a Letter of Credit or a Bank Undertaking in the form from time to time in use by L/C Issuer.

“Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“Credit Expiration Date” means the day that is five Business Days prior to the Revolving Credit Stated Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Credit Extension” means a Borrowing or an L/C Credit Extension.

“Credit Fee” has the meaning given such term in Section 2.03(i).

“Credit Obligations” means, as determined at any time, the sum of (a) the aggregate amount available to be drawn under all outstanding Credits and (b) the aggregate of all Unreimbursed Amounts, including all Credit Borrowings.  For purposes of computing the amount available to be drawn under any Credit, the amount of such Credit will be determined in accordance with Section 1.02(i).

“Credit Sublimit” means an amount equal to $40,000,000.  The Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of notice, the passage of time, or both, would (unless cured or waived in accordance with this Agreement) constitute an Event of Default.

“Default Rate” means, as determined at any time, (a) when used with respect to Obligations other than Credit Fees, a per annum interest rate equal to the sum of (i) the Base Rate plus (ii) the Applicable Margin, if any, then applicable to Base Rate Loans plus (iii) 2.0% per annum; provided that, with respect to a Eurodollar Rate Loan, the Default Rate will be a per annum interest rate equal to the sum of (A) the interest rate (including any Applicable Margin) otherwise then applicable to such Eurodollar Rate Loan plus (B) 2.0% per annum; and (b) when used with respect to Credit Fees, a per annum interest rate equal to the sum of (1) the Applicable Margin then applicable to Credit Fees plus (2) 2.0% per annum.

“Defaulting Lender” means, subject to Section 3.07(b), any Lender that (a) has failed to (i) fund all or any portion of its funding obligations hereunder, including in respect of its Loans or participations in respect of Credits, within two Business Days of the date any such funding obligation was required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lending Party any other amount required to be paid by it hereunder (including in respect of its participation in Credits) within two

Business Days of the date when due, (b) has notified Borrower, Administrative Agent or any Lending Party in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law,  (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender will not be deemed a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 3.07(b)) upon delivery of written notice of such determination to Borrower and each Lending Party.

“Deferred Purchase Price Obligations” means unsecured obligations of Borrower or any of its Subsidiaries arising in connection with any Acquisition, including any Permitted Acquisition, permitted pursuant to Section 7.02 or any Investment otherwise made pursuant to Section 7.02(p) or (q) to the seller or other Person with respect to any Target and the payment of which is dependent on the future earnings or performance of such Target or another Person and contained in the agreement relating to such Acquisition or other Investment or in an employment agreement delivered in connection therewith (but in any event excluding compensation for employment and indemnification obligations).

“Departing Lender” has the meaning given such term in Section 2.01(a)(ii).

“Disposition” means the sale, assignment, transfer, conveyance, license (other than on a non-exclusive basis), lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose” has a meaning correlative thereto.  For purposes of clarification, the issuance, sale, assignment, transfer or other disposition by any Person of Equity Interests in itself (or rights with respect thereto) will not be deemed a Disposition by such Person.

“Disqualified Equity Interest” means any Equity Interest of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event (a) matures or is mandatorily redeemable in Cash pursuant to a sinking fund obligation or other similar obligation (other than as a result of a “change of control” so long as all Obligations are required to be paid in full prior to any deposit or other payment in respect of such sinking fund obligation or other similar obligation), (b) is redeemable in Cash at the option of the holder thereof (excluding any redemption of fractional shares), or (c) requires or mandates the purchase, redemption, retirement, defeasance or other similar payment (other than Dividends) for Cash (other than as a result of a (i) “change of control” so long as all Obligations are required to be paid in full prior to any payment in respect of such Equity Interest or (ii) fractional shares), in each case on or prior to the last to occur of the Revolving Credit Maturity Date, the Term Loan Maturity Date and the Additional Term Loan Maturity Date, as applicable.

“Dividend” means, as to any Person, any dividend, distribution or return on equity capital declared by such Person and paid or made to the stockholders, members or partners of such Person, in their capacity as such, whether in Cash or other property (other than Equity Interests of such Person that are not Disqualified Equity Interests).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward) in Dollars as determined by Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia, provided that any Subsidiary of a Foreign Subsidiary of the Borrower that would otherwise constitute a Domestic Subsidiary will not constitute a Domestic Subsidiary for purposes of the Loan Documents.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Platform” means an electronic system for the delivery of information (including documents), such as DXSyndicateTM, SyndTrak Online TM, Intralinks on Demand WorkspacesTM or DebtdomainTM that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Employee Benefit Plan” means any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for the employees of any Person or any ERISA Affiliate of such Person.

“Environmental Indemnity” means the Amended and Restated Environmental Indemnity dated as of the date of this Agreement, by each Loan Party in favor of Administrative Agent, for the benefit of the Secured Parties.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such Person was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Reserve Requirement” means the stated maximum rate (rounded upwards, as necessary, to the nearest 1/100th of one percent (0.01%)), as in effect on any date of determination of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D) of the FRB as in effect on such day, whether or not applicable to any Lending Party.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum (rounded upwards, as necessary, to the nearest 1/100th of one percent (0.01%)) determined by

Administrative Agent to be the rate appearing on the Reuters screen displaying the interest rates for deposits in Dollars or in the applicable Alternative Currency (except Canadian Dollars), as the case may be, in the London interbank market (or, in the event that such rate does not appear on such screen or on any successor or substitute screen provided by Reuters, or any successor to or commercially available substitute for such service providing rate quotations comparable to those provided on such Reuters screen, as determined by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period) as the rate for deposits in the applicable currency in the London interbank market with a maturity comparable to such Interest Period; provided that, notwithstanding the foregoing, if the Alternative Currency is Canadian Dollars, the Eurodollar Rate will be deemed to be the CDOR Rate determined in accordance with that definition; and provided further that if the Eurodollar Rate, as determined above with respect to any interest rate calculation, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  In the event the FRB imposes a Eurocurrency Reserve Requirement on member banks of the Federal Reserve System, the Eurodollar Rate will be calculated as the rate determined in accordance with the preceding sentence, divided by 1 minus the Eurocurrency Reserve Requirement then in effect.  Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.

“Eurodollar Rate Loan” means a Loan that bears interest based upon the Eurodollar Rate.

“Event of Default” has the meaning given such term in Section 8.01.

“Event of Loss” means, with respect to any property, any (a) loss, destruction or damage of such property or (b) actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” has the meaning given such term in Section 6.11(a).

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guaranties of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal and California withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.08) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed under FATCA.

“Existing Lenders” has the meaning given such term in Recital A to this Agreement.

“Existing Senior Credit Facilities” has the meaning given such term in Recital A to this Agreement, and refers to the credit facilities identified on Schedule 1.01-A.

“Facility” means the Revolving Credit Facility, the Term Loan Facility or any Additional Term Facility, as the context requires.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day will be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of one percent (0.01%)) charged to HSBC on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the letter agreement dated September 23, 2016, between Borrower and HSBC, as Administrative Agent and (on behalf of HSBC Securities (USA) Inc.) as an Arranger, regarding certain fees to be paid by Borrower in connection with the transactions contemplated by the Loan Documents.

“Financing Statements” means the Form UCC financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable Law) separately naming each Loan Party as debtor and Administrative Agent as secured party, authorized and delivered pursuant to the Collateral Documents, including a description of the personal property Collateral granted by such Loan Party to Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations, which Financing Statements will be caused to be filed with the UCC (or comparable) filing office of the applicable Governmental Authorities.

“FIRREA” means the Financial Institutions Reform Recovery and Enforcement Act of 1989.

“Fiscal Period” means, for any Fiscal Year, the fiscal quarters of Borrower ending on or about the last Sunday in April, July and October of such Fiscal Year (it being understood that the first and second fiscal months of each such fiscal quarter are 4 weeks long and that the third fiscal month of each such fiscal quarter is 5 weeks long) and on the last Sunday in January of such Fiscal Year.

“Fiscal Year” means each fiscal year of Borrower ending on the last Sunday in January of each calendar year.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority or other Person authorized to grant a waiver, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of the Threshold Amount (or the Dollar equivalent thereof in another currency applicable to an affected Foreign Pension Plan) by Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Borrower or any of its Subsidiaries, or the imposition on Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of the Threshold Amount (or the Dollar equivalent thereof in another currency).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means any defined benefit pension plan that is maintained or is contributed to outside the jurisdiction of the United States by Borrower or any of its Subsidiaries and which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Pledge Agreement” has the meaning given such term in Section 6.11(c).

“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means any direct or indirect Domestic Subsidiary of Borrower that does not engage in any material direct operations and substantially all of the assets of which (either directly or indirectly) consists of (a) Equity Interests in one or more Foreign Subsidiaries or (b) Indebtedness owed to by one or more Foreign Subsidiaries.  For the avoidance of doubt, as of the Closing Date, Borrower has no Foreign Subsidiary Holdcos.

“Foreign Subsidiary Investment Amount” means, as determined at any time, an initial amount equal to $25,000,000, as such amount will be decreased by the aggregate amount of all Investments made pursuant to clause (ii) of Section 7.02(d) after the Closing Date in excess of the initial $25,000,000 of Investments heretofore made pursuant to such clause (ii) during such period (each such Investment will be determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans or advances, sale proceeds in the case of Investments subject to subsequent Dispositions and cash received in respect of equity (whether as a Dividend, redemption or sale) in the case of equity investments and cancellation or termination of obligations under the applicable Guaranty in the case of Investments in the form of Guaranties).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Revolving Credit Percentage Share of the outstanding Credit Obligations other than Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Revolving Credit Percentage Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grants of IP Security Interests” means, collectively, the separate (a) grants of security interest (patents), (b) grants of security interest (trademarks), and (c) grants of security interest (copyrights), and all supplements thereto and amendments and restatements thereof, from time to time separately executed by the Loan Parties to the extent any such Loan Party has any interest in Collateral comprising such registered intellectual property rights (or an application therefor) with the United States Patent and Trademark Office or United States Copyright Office, as applicable, with respect to the Liens granted to Administrative Agent, for the benefit of the Secured Parties, under the Collateral Documents.

“Guaranteed Obligations” has the meaning given such term in Section 10.15(a).

“Guarantor Applicable Insolvency Laws” has the meaning given such term in Section 10.15(c)(i)(A).

“Guarantor Specified Lien” has the meaning given such term in Section 10.15(c)(i)(B).

“Guarantor Subordinated Indebtedness” has the meaning given such term in Section 10.15(k).

“Guarantor Subordinated Indebtedness Payments” has the meaning given such term in Section 10.15(k).

“Guarantors” means, collectively, (a) for the purposes of Section 10.15 (i) each Person that is party to this Agreement as of the Closing Date and is named in the signature pages hereto as a Guarantor, (ii) Borrower (solely as to and for the Secured Cash Management Obligations and the Secured Swap Obligations of any Subsidiary of the Borrower) and (iii) each Subsidiary of Borrower that at a date subsequent to the Closing Date executes a Joinder Agreement, including as required by Section 6.11, in order to become a Guarantor hereunder, and (b) each other Person who, at a date subsequent to the Closing Date, becomes a guarantor of all or any portion of the Obligations.

“Guaranty” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), and will include the guaranty set forth in Section 10.15.  The amount of any Guaranty will be deemed to be the amount recognized as a guaranty and shown on the guaranteeing Person’s financial statements in accordance with GAAP provided that if such financial statements of the guaranteeing Person are not reasonably available to Administrative Agent at its reasonable request, the amount of such Guaranty will be deemed to be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hedge Bank” has the meaning given such term in the definition of “Secured Swap Obligations” set forth in this Section 1.01.

“Honor Date” means, with respect to any Letter of Credit, the date of any payment by the L/C Issuer in respect of any draw thereunder.

“HSBC” has the meaning given such term in the Preamble to this Agreement.

“Increasing Revolving Credit Lender” has the meaning given such term in Section 2.01(a)(iii).

“Increasing Term Loan Lender” has the meaning given such term in Section 2.01(a)(iii).

“Incremental Cap” means, as of any date of determination, the difference between (a) the sum of (i) $150,000,000 and (ii) the aggregate principal amount of all Term Loans voluntarily prepaid pursuant to Section 2.05(b)(iii), and (b) the sum of (i) the aggregate amount of Additional Revolving Credit Commitments at such time that were incurred in reliance on the preceding clause (a) and (ii) the aggregate principal amount of Additional Term Loans outstanding at such time that were incurred in reliance on the preceding clause (a).

“Indebtedness” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included or characterized as indebtedness or a liability in accordance with GAAP: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all direct or contingent obligations of such Person arising under letters of credit, bank undertakings, letters of guaranty (including, for each of the foregoing, the stated or available amount that is undrawn or that has been drawn but is unreimbursed); (d) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (e) all obligations of such Person to pay the deferred purchase price of property or services to the extent (1) such obligations are required to be reflected on the balance sheet of Borrower and its Consolidated Subsidiaries in accordance with GAAP (excluding in the notes thereof) and (2) such obligations are due more than twelve months from the initial date of incurrence of the relevant obligation or are evidenced by a promissory note or similar instrument reflecting a payment obligation (excluding any such obligations to the extent that Borrower has elected to exclude such obligations (or a portion thereof) in a written notice delivered to Administrative Agent certifying that Borrower or a subsidiary of Borrower has designated and maintains in reserve certain Unrestricted Cash or Cash Equivalents to pay such obligations as and when they become due and payable (in which case such reserved Unrestricted Cash and Cash Equivalents will not be counted towards determining the Minimum Liquidity Condition until such time that the Borrower delivers a written notice to Administrative Agent certifying that such designated Unrestricted Cash or Cash Equivalents (or specified portion thereof) no longer is being reserved for application to the payment of such outstanding deferred purchase price obligations); (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse (provided that if such Person has not assumed or become liable in respect of such indebtedness, such indebtedness will be deemed to be an amount equal to the lesser of (i) the fair market value of the property to which such Lien relates and (ii) the indebtedness secured by a Lien on such property); (g) all Attributable Debt in respect of all Capitalized Leases and Synthetic Lease Obligations of such Person; (h) all obligations of such Person to purchase, redeem, retire, defease or make other similar payments (other than dividends) in respect of Disqualified Equity Interests in Cash valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (provided that (i) an issuance of Disqualified Equity Interests (without regard to the number of holders thereof) will not be considered Indebtedness for purposes of this definition if the aggregate of the obligations in respect thereof (as determined pursuant to this clause (h)) do not exceed $5,000,000 and (ii) obligations to make such payments in cash with respect to fractional shares will not be deemed to be Indebtedness); (i) all Guarantees of such Person in respect of any of the foregoing; and (j) the Swap Termination Value under all Swap Contracts to which such Person is a party.  The Indebtedness of any Person will include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, none of the following will constitute Indebtedness for purposes of this Agreement:  (i) trade or other accounts payable incurred in the ordinary course of such Person’s business, (ii) bonuses or other deferred compensation arrangements with respect to officers, directors, employees or agents of such Person, (iii) customer accounts and deposits, accrued employee compensation and other liabilities in the nature of employee compensation accrued, (iv) rebates, credits for returned products, discounts, refunds, allowances for customers and credits against receivables, in each case in this clause (iv) in the ordinary course of such Person’s business, and (v) earn-outs and other deferred payment obligations incurred in connection with an Acquisition to the extent not included in clause (e) above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indemnitees” means, collectively, Administrative Agent (and any sub-agent thereof), each Arranger, each Lending Party and each Related Party of any of the foregoing Persons.

“Information” has the meaning given such term in Section 10.07.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in the cases of each of the foregoing clauses (a) and (b) undertaken under Federal, state or foreign Law, including the Bankruptcy Code.

“Interest Payment Date” means (a) with respect to (i) a Eurodollar Rate Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurodollar Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (ii) a Base Rate Loan (other than a Swing Line Loan), the last Business Day of each calendar month, and (iii) a Swing Line Loan, the last Business Day of each calendar month; and (b) (i) in the case of Revolving Credit Loans and Swing Line Loans, the Revolving Credit Maturity Date, (ii) in the case of Term Loans, the Term Loan Maturity Date and (iii) in the case of Additional Term Loans, the Additional Term Loan Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six, or if made available by each of the Lenders making such Eurodollar Rate Loan, twelve months thereafter, as selected by Borrower in the related Loan Notice; provided that (a) any Interest Period that would otherwise end on a day that is not a Business Day will be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period for (i) any Revolving Credit Loan will extend beyond the Revolving Credit Stated Maturity Date, (ii) any Term Loan will extend beyond the Term Loan Stated Maturity Date and (iii) any Additional Term Loan will extend beyond the Additional Term Loan Stated Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or limited liability company interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit, or all or a substantial part of the business of, such Person.  For purposes of calculating compliance with Section 7.02, the amount of any Investment will be the original principal or capital amount thereof without adjustment for subsequent increases or decreases in the value of such Investment, but less all returns of principal or equity thereon and less all distributions, dividends or other payments thereon or received in respect thereof (and with respect to Investments constituting Guarantees, less the amount of all obligations so guaranteed that are permanently terminated or satisfied other than through payment on such Guarantee), and will, if made by the transfer or exchange of Property other than Cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such Property.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Credit, the “International Standby Practices 1998” (exclusive of Rule 3.14 thereof) published by the Institute of International Banking Law & Practice (or, if the L/C Issuer agrees at the time of issuance, such later version thereof as may be in effect at the time of issuance of such Credit).

“Issuer Documents” means, with respect to any Credit, the Credit Application relating thereto and any other document entered into by the L/C Issuer and Borrower as account party or its permitted designee or otherwise delivered by Borrower or its permitted designee to or for the benefit of the L/C Issuer, in each case relating to such Credit.

“Joinder Agreement” means an agreement entered into by a Subsidiary of Borrower following the date hereof pursuant to Section 6.11(a) to join in the Guaranty set forth in Section 10.15, in substantially the form of Exhibit C or any other form approved by Administrative Agent.

“Joint Venture” means a joint venture, partnership, alliance, consortium or similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation will not, as to any Person of which such corporation is a subsidiary, be considered to be a Joint Venture to which such Person is a party.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, concessions, grants, franchises, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, and including all Debtor Relief Laws.

“L/C Credit Extension” means, with respect to any Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Issuer” means HSBC in its capacity as the initial issuer of Credits hereunder, or any successor or additional issuer of Credits hereunder, and includes any branch or Affiliate thereof.

“LCT Test Date”  has the meaning given such term in Section 1.02(p).

“Lender” means, collectively, (a) initially, each Person designated on Schedule 2.01 as a “Lender” and (b) each Person that assumes a Revolving Credit Commitment, an Additional Revolving Credit Commitment, a Term Loan Commitment and/or an Additional Term Commitment pursuant to an Assignment and Assumption or pursuant to the applicable Additional Commitment Documentation or which otherwise holds a Revolving Credit Commitment, a Revolving Credit Loan, an Additional Revolving Credit Loan, an Additional Revolving Credit Commitment, a Term Loan, and Term Loan Commitment, an Additional Term Commitment, and Additional Term Loan, a risk participation in a Swing Line Loan or a participation in a Credit or a Credit Borrowing (in each case, for so long as such Person holds Commitments or Loans).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Detail Form, or such other office or offices as a Lender may from time to time notify Borrower, Administrative Agent and the Lending Parties.

“Lending Parties” means, collectively, Lenders, Swing Line Lender and the L/C Issuers.

“Letter of Credit” means any standby or commercial letter of credit issued hereunder.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement) and any easement, right of way or other encumbrance on title to real property.

“Limited Condition Transaction” means any Acquisition that Borrower or any one or more of its Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing.

“Linked Undertaking” means a Bank Undertaking with respect to which the L/C Issuer thereof is the beneficiary of a related Letter of Credit issued by such L/C Issuer’s Affiliate supporting such Bank Undertaking on terms substantially identical (other than the beneficiary) to those of such Bank Undertaking.

“Loan” means any Revolving Credit Loan, Swing Line Loan, Term Loan, Additional Revolving Credit Loan or Additional Term Loan.

“Loan Document Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Loan Documents” means this Agreement, the Notes, the Credits and related Issuer Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15, the Collateral Documents, the Fee Letter, the Environmental Indemnity and any and all other agreements, documents and instruments executed and/or delivered by or on behalf of or in support of any Loan Party to Administrative Agent or any Lending Party or their respective authorized designee evidencing or otherwise relating to the Loans or the Credit Borrowings made or the Credits issued hereunder.

“Loan Notice” means a notice, pursuant to Section 2.02(a), of (a) a borrowing of Loans, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, which notice, if in writing, will be substantially in the form of Exhibit D.

“Loan Parties” means, collectively, Borrower and all Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Margin Stock” means “margin stock” as defined in Regulation U adopted by the FRB (12 C.F.R. Part 221).

“Material Acquisition” means each Acquisition (or series of related Acquisitions) for which the Acquisition Consideration, including any Deferred Purchase Price Obligations, is equal to or greater than $50,000,000.

“Material Adverse Effect” means any of the following: (a) a material adverse change in, or a material adverse effect on, the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on the ability of Borrower and the Guarantors, taken as a whole, to perform their payment obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any Guarantor of any Loan Documents to which it is a party.

“Material Contract” means any written contract, license or other written arrangement to which any Loan Party is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have or result in a Material Adverse Effect.

“Material Subsidiary” means each Subsidiary of Borrower now existing or hereafter acquired or formed, and each successor thereto, in each case which accounts for more than 5% of (i) the Consolidated gross revenues (after intercompany eliminations) of Borrower and its Subsidiaries or (ii) the Consolidated assets (after intercompany eliminations) of Borrower and its Subsidiaries, in each case as of the last day of the most recently completed Fiscal Period for which financial statements are available as reflected on the financial statements for such Fiscal Period.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of Cash, an amount equal to 103% of the Fronting Exposure of the applicable L/C Issuer(s) with respect to Credits issued and outstanding at such time and (b) otherwise, an amount determined by Administrative Agent and the applicable L/C Issuer(s) with respect to Credits issued and outstanding at such time in their Reasonable Discretion.

“Minimum Liquidity Condition” means, as of any date of determination, that the sum of (a) the Aggregate Revolving Credit Commitments minus the Total Revolving Credit Outstandings, and (b) the sum of (i) 100% of the Unrestricted Cash and Cash Equivalents of Borrower and its Domestic Subsidiaries on such date and (ii) 75% of the Unrestricted Cash and Cash Equivalents of Borrower’s Foreign Subsidiaries on such date, equals or exceeds $100,000,000 (provided that to the extent any Unrestricted Cash or Cash Equivalents have been designated by Borrower or its Subsidiaries as reserved for the payment of outstanding deferred purchase price obligations as contemplated by clause (e) of the definition of “Indebtedness” set forth in Section 1.01 so that such obligations shall not constitute Indebtedness, such designated Unrestricted Cash or Cash Equivalents shall automatically be excluded from the determination of the Minimum Liquidity Condition unless and until Borrower delivers to Administrative Agent a written notice certifying that such designated Unrestricted Cash or Cash Equivalents (or specified portion thereof) no longer is being reserved by Borrower for application to the payment of such outstanding deferred purchase price obligations).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means, collectively, all property subject to the Liens of the Mortgages.

“Mortgages” means each deed of trust, mortgage or other document listed on Schedule 1.01-B, together with each other deed of trust or mortgage or similar document executed and delivered to

Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement, including Section 6.11, after the Closing Date.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“National Currency Unit” means a fraction or multiple of one Euro expressed in units of the former national currency of a Participating Member State.

“Net Cash Proceeds” means, with respect to any Recovery Event, any Disposition of property or assets or any incurrence or issuance of any Indebtedness, the aggregate amount of Cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration, as and when received in Cash) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, legal fees, finders’ fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Indebtedness secured by a Lien on such asset (other than the Obligations) that, by the terms of such transaction, is required to be and is repaid upon such Disposition and the amount of any other non-contingent liabilities directly associated with such asset (including indemnity obligations) and (d) other transaction costs and expenses customary and reasonable for such transactions, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such Disposition or to the asset that is the subject thereof and are actually paid (or required to be paid) to a Person that is not a Loan Party (it being understood that if such are amounts are not so paid within sixty (60) days of when so required to be paid, such amount shall not constitute a deduction from Net Cash Proceeds of the applicable Disposition); provided, that (x) in the case of taxes that are deductible under clause (b) above and that at the time of receipt of such Cash, have not been actually paid or are not then payable, such Person may deduct an amount (the “Reserved Tax Amount”) equal to a reasonable estimate for such taxes; provided, that at the time such taxes are paid (and if further taxes in respect thereof are not due), an amount equal to the amount, if any, by which the Reserved Tax Amount exceeds the amount actually so paid, will constitute Net Cash Proceeds; provided, further, that at the time any tax indemnification in respect of a Reserved Tax Amount is received by such Person, an amount equal to the amount, if any, by which the tax indemnification amount received exceeds the amount actually paid in respect of the underlying indemnified event, will constitute Net Cash Proceeds, and (y) in the case of any Cash reserved or held back in connection with a Disposition for purposes of securing payment of related indemnity obligations, such Person may deduct an amount (the “Indemnity Holdback”) equal to the amount reserved or held back for such purpose pursuant to the documents governing such Disposition; provided, that at the time all such indemnity obligations are paid or the Indemnity Holdback is otherwise released, an amount equal to the amount, if any, by which the Indemnity Holdback exceeds the amount, if any, actually paid with respect to such indemnity obligations, will constitute Net Cash Proceeds.

“Net Equity Proceeds Amount” means, as of any time of determination, an amount equal to the aggregate Net Equity Proceeds received by Borrower or any of its Subsidiaries after the Closing Date which are used solely to fund all or a portion of the Acquisition Consideration for Acquisitions permitted pursuant to Section 7.02 or to fund Capital Expenditures permitted pursuant to Section 7.07, with the Net

Equity Proceeds Amount to be immediately reduced by (a) the amount of the Acquisition Consideration for any such Permitted Acquisition made with such Net Equity Proceeds and (b) the amount of such Capital Expenditures made with such Net Equity Proceeds.

“Net Equity Proceeds” means, with respect to any issuance of any Equity Interest, including any securities convertible into or exchangeable for Equity Interests or any warrants, rights, options or other securities to acquire Equity Interests by an Person, the aggregate amount of Cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration, as and when received in Cash) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication):  (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders’ fees and other similar fees and commissions and (b) other transaction costs customary and reasonable for such transactions, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction and are, at the time of receipt of such Cash, actually paid to a Person that is not a Loan Party.

“New Lender” has the meaning given such term in Section 4.01(g).

“New Lender Agreement” has the meaning given such term in Section 4.01(g).

“Non-Consenting Lender” means any Lender that does not (as determined by Administrative Agent in its Reasonable Discretion) approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by Required Lenders (to the extent such consent, waiver or amendment requires the approval of all Lenders) or Required Revolving Credit Lenders or Required Term Loan Lenders or Required Additional Term Loan Lenders (to the extent such consent, waiver or amendment requires the consent of all Revolving Credit Lenders, Term Loan Lenders or Additional Term Loan Lenders, as applicable).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means any promissory note executed by Borrower in favor of a Lender pursuant to Section 2.11 in substantially the form of Exhibit E.

“Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Guarantor that is a Subsidiary of Borrower, Excluded Swap Obligations of such Guarantor).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Original Credit Agreement” means that Credit Agreement dated as of May 2, 2013, as amended, modified and supplemented from time to time up to the Closing Date, including by that First Amendment to Credit Agreement dated as of August 2, 2013, and that Second Amendment to Credit Agreement and Limited Waiver dated as of July 6, 2016, among Borrower, the Guarantors party thereto, the Existing Lenders and HSBC, in its separate capacities as Administrative Agent and as L/C Issuer and Swing Line Lender.

“Original Loan Documents” has the meaning given term “Loan Documents” in the Original Loan Agreement.

“Original Obligations” has the meaning given term “Obligations” in the Original Loan Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).

“Outstanding Amount” means, as determined as of any date, (a) with respect to any Loans, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date; and (b) with respect to any Credit Obligations on any date, the amount of such Credit Obligations after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Credit Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Participant” has the meaning given to such term in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, as applicable,  Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan, other than a Multiemployer Plan, that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Percentage Share” means, as to any Lender, its Revolving Credit Percentage Share, Term Loan Percentage Share, or Additional Term Loan Percentage Share, as applicable.

“Permitted Acquisition” means (a) the Acquisition by Borrower or any Subsidiary of (i) all or substantially all of the assets of another Person, (ii) an identifiable business unit or division of another Person or (iii) Equity Interests of another Person resulting in the acquiring Person having the ability to Control the acquired Person or otherwise causing another Person to become a Subsidiary of such Person, or (b) the Acquisition of another Person or an identifiable business unit or division of another Person by Borrower or any Subsidiary in a merger, consolidation, amalgamation, reorganization or other similar transaction (in each case, the Person or identifiable business unit or division being so acquired is referred to as the “Target”), excluding (A) any Acquisition (including those effected through a merger, consolidation, amalgamation, reorganization or other similar transaction) by Borrower of the assets or identifiable business unit or division of, or Equity Interests in, any Subsidiary or (B) any Acquisition (including those effected through a merger, consolidation, amalgamation, reorganization or other similar transaction) by any Subsidiary of the assets or identifiable business unit or division of, or Equity Interests in, any other Subsidiary, or assets of, or an identifiable business unit or division of, the Borrower; provided that the Acquisition meets the following conditions:

(a)           the proposed Acquisition will be undertaken and consummated in accordance and in compliance in all material respects with all applicable Laws;

(b)           such proposed Acquisition does not involve any material assets or businesses of the type prohibited pursuant to Section 7.11;

(c)           such proposed Acquisition will be consensual and be approved by (i) to the extent required by Applicable Law, the Target’s Board of Directors and (ii) to the extent required by applicable Law, the holders of the Equity Interests in the Target;

(d)           no Default or Event of Default will have occurred and be continuing at the time of execution of a binding purchase agreement with respect to the proposed Acquisition or immediately after giving effect thereto;

(e)           Borrower will be in compliance with the financial covenants set forth in Section 7.15, for the Test Period ended as of the last day of the most recent Fiscal Period immediately preceding the closing date of the proposed Acquisition for which financial statements have been provided, on a pro forma basis as if such proposed Acquisition (as well as all other Permitted Acquisitions closed subsequent to such Fiscal Period end) occurred on the first day of the Test Period ended on such date (but assuming, for purposes of determining pro forma compliance with Section 7.15(a) for such Test Period, that the maximum Consolidated Leverage Ratio permitted pursuant to Section 7.15(a) for such Test Period was 0.25 less than the maximum Consolidated Leverage Ratio set forth in Section 7.15(a) corresponding to such Test Period (after giving effect to any permitted increase to such maximum Consolidated Leverage Ratio corresponding to such Test Period assuming the consummation of such Permitted Acquisition);

provided, at Borrower’s option, compliance with such covenants may be tested at the time a binding agreement with respect to the proposed Acquisition is entered into (and not at the time of consummation of such Acquisition), in which case the permitted increase to the Consolidated Leverage Ratio shall be based on the pro forma calculation of the Consolidated Leverage Ratio (giving effect to the Permitted Acquisition and the Indebtedness related thereto that is reasonably anticipated to be incurred or assumed);

(f)            after giving effect to the proposed Acquisition and the payment of all amounts (including fees and expenses) owing in connection therewith, the Minimum Liquidity Condition is satisfied;

(g)           the business and assets of the Target will be free and clear of Liens upon the consummation of the Acquisition, except Permitted Liens;

(h)           with respect to any Acquisition by Borrower or any Domestic Subsidiary of any Target that, upon the consummation of such Acquisition, would become a direct or indirect Foreign Subsidiary of the Borrower, the Acquisition Consideration payable for the proposed Acquisition (excluding any Acquisition Consideration payable in Equity Interests of the Borrower that are not Disqualified Equity Interests) will not exceed $10,000,000;

(i)            if the Acquisition Consideration payable for the proposed Acquisition equals or exceeds $25,000,000, Borrower will have delivered to Administrative Agent the historical audited financial statements of Target for the three immediately preceding fiscal years of Target (or, if less, the number of years available, if any) and unaudited financial statements thereof for the most recent interim period (if any) that is available;

(j)            Borrower will have provided to Administrative Agent at least five Business Days’ prior written notice of such Acquisition (or such shorter period agreed to by Administrative Agent in writing in its Reasonable Discretion), which notice describes in reasonable detail the principal terms and conditions of such Acquisition and the proposed closing date thereof;

(k)           Borrower will have delivered to Administrative Agent a certificate executed by a Responsible Officer of Borrower certifying, to the best of such Responsible Officer’s knowledge, the compliance with each of the conditions set forth in the preceding clauses (a) through (j), inclusive, and containing the calculations (in reasonable detail) required by the preceding clauses (e) and (f);

(l)            in connection with any Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of any Equity Interest of any Person, such Equity Interests thereof created or acquired in connection with such Acquisition are pledged for the benefit of the Secured Parties pursuant to (and to the extent required by) the Loan Documents within the time period prescribed in Section 6.11(b); and

(m)          Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, an Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by the Loan Documents and within the time period prescribed therein (including Section 6.11).

“Permitted Asset Sale” means any Asset Sale so long as (a) the aggregate Cash and non-Cash consideration (including all deferred debt or earn-out obligations) payable in connection therewith (whether in one or a series of transactions) does not exceed $75,000,000 and the aggregate Cash and non-Cash consideration payable in connection with all Asset Sales after the Closing Date does not exceed $150,000,000; (b) immediately prior to and immediately after giving effect to any such Asset Sale, no Default or Event of Default has occurred and is continuing on the date of, or will result after giving effect to, such Asset Sale; (c) such Asset Sale is in an arm’s-length transaction and Borrower or such Subsidiary conducting such Asset Sale receives fair market value for such property Disposed of in such Asset Sale;

and (d) the consideration received by Borrower or such Subsidiary consists of at least 75% Cash and such Cash consideration is paid at the time of the closing of such Asset Sale.   The determination of the aggregate Cash and non-Cash consideration for any Asset Sale, including any included contingent obligations such as earn-out obligations, for purposes of clauses (a) and (c) of the preceding sentence shall be made by the Board of Directors or by the chief financial officer or treasurer of Borrower, as applicable, in good faith using commercially reasonable valuation methodologies as of the time the definitive documents relating to such Asset Sale is entered into.

“Permitted Encumbrances” means any Cash Collateral or other credit support provided to any L/C Issuer in respect of a Defaulting Lender pursuant to clause (E) of Section 2.03(a)(iv).

“Permitted Liens” has the meaning given such term in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Post-Closing Items Agreement”  has the meaning given such term in Section 4.01(i).

“Preferred Equity” means, as applied to the Equity Interests of any Person, Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Prime Rate” means the per annum rate of interest in effect for such day as publicly announced from time to time by HSBC as its “Prime Rate,” such rate being the rate of interest most recently announced within HSBC at its principal office in New York, New York as its “Prime Rate,” with the understanding that HSBC’s “Prime Rate” is one of HSBC’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as HSBC may designate.  HSBC’s “Prime Rate” is not intended to be the lowest rate of interest charged by HSBC in connection with extensions of credit to borrowers.  Any change in HSBC’s “Prime Rate” as announced by HSBC will take effect at the opening of business on the day specified in the public announcement of such change.

“Proceeding” has the meaning given such term in Section 6.03(b).

“Qualified ECP Guarantor” means, in respect of any Secured Swap Obligations, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Secured Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Preferred Stock” means any Preferred Equity of Borrower (a) that does not constitute Disqualified Equity Interests and (b) does not require the Cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement.

“Reasonable Discretion” means, as to any Person, a determination or judgment made by such Person in the exercise of such Person’s reasonable (from the perspective of a secured commercial lender) business judgment.

“Recipient” means (a) Administrative Agent and (b) any Lending Party, as applicable.

“Record” means information that is inscribed on a tangible medium or which is stored on an electronic or other medium and is retrievable in perceived form.

“Recovery Event” means any event that gives rise to the receipt by Borrower or any of its Domestic Subsidiaries of any insurance proceeds or condemnation awards (to the extent the same are paid or payable in Cash) (a) by reason of theft, loss, physical damage, taking or any other similar event with respect to any property or assets (including any Collateral) of Borrower or any of its Domestic Subsidiaries and (b) under any policy of insurance required to be maintained under Section 6.06 or any provision of any of the Collateral Documents (other, in each case, than on account of any (i) business interruption insurance, (ii) directors’ or officers’ (or similar) liability insurance or (iii) any other liability insurance policy).

“Register” means a register for the recordation of the names and addresses of Lenders and, as applicable, the Commitments of, and Outstanding Amounts of the Loans and Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time.

“Related Business” means any business that is the same, similar or otherwise reasonably related, ancillary or complementary to the businesses of the Loan Parties on the Closing Date.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, trustees, administrators, managers, advisors and agents and representatives of such Person and of such Person’s Affiliates, and specifically includes, in the case of HSBC, HSBC in its separate capacities as Administrative Agent, as Swing Line Lender and as L/C Issuer, and HSBC Securities (USA) Inc. in its capacity as an Arranger.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Credit Loans or Term Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Additional Term Loan Lenders” means, as determined at any time, Additional Term Loan Lenders holding in excess of 50.0% of the Outstanding Amount of all Additional Term Loans and Additional Term Commitments; provided that each determination of Required Additional Term Loan Lenders will disregard the Outstanding Amount of all Additional Term Loan Loans and Additional Term Commitments held by any then Defaulting Lender.

“Required Lenders” means, as determined at any time, Lenders holding in excess of 50.0% of the sum of (a) (i) the Revolving Credit Commitments then in effect or (ii) if the Aggregate Revolving Credit Commitments have been terminated following the occurrence of an Event of Default, the Total Revolving

Credit Outstandings at such time, plus (b) the Outstanding Amount of all Term Loans at such time; provided that each determination of Required Lenders will disregard the Revolving Credit Commitment of, the portion of the Total Revolving Credit Outstandings and the Outstanding Amount of all Term Loan Loans, as the case may be, of any then Defaulting Lender.

“Required Revolving Credit Lenders” means, as determined at any time, (a) Revolving Credit Lenders holding in excess of 50.0% of the Revolving Credit Commitments then in effect or (b) if the Aggregate Revolving Commitments have been terminated following the occurrence of an Event of Default, Revolving Credit Lenders holding in excess of 50.0% of the Total Revolving Credit Outstandings at such time; provided that each determination of Required Revolving Credit Lenders will disregard the Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held, by any then Defaulting Lender.

“Required Term Loan Lenders” means, as determined at any time, Term Loan Lenders holding in excess of 50.0% of the Outstanding Amount of all Term Loans; provided that each determination of Required Term Loan Lenders will disregard the Outstanding Amount of all Term Loan Loans held by any then Defaulting Lender.

“Responsible Officer” means (a) with respect to Borrower in connection with any Request for Credit Extension to be delivered by Borrower hereunder, the chief executive officer, president, chief financial officer, treasurer or controller of Borrower; (b) with respect to Borrower in connection with any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivery by Borrower hereunder or under any other Loan Document, the chief financial officer, treasurer, controller or other officer having primary responsibility for the financial affairs of such Person; and (c) otherwise, with respect to Borrower or any other Loan Party, the chief executive officer, president, chief operating officer, chief financial officer, treasurer, controller, secretary or general counsel of such Person or such other authorized person duly appointed by such Loan Party.

“Restricted” means, when referring to Cash or Cash equivalents of Borrower and its Subsidiaries, that such Cash or Cash Equivalents (a) are indicated as “restricted” (or such similar language) on a Consolidated balance sheet of Borrower (unless such indication is related to the Loan Documents or the Liens created thereunder), (b) are subject to any Liens in favor of any Person other than Collateral for the benefit of the Secured Parties or (c) are not otherwise generally available for use by Borrower or such Subsidiary.

“Restricted Payment” means, as to any Person, (a) any Dividend by such Person (whether in Cash, securities or other property) with respect to any Equity Interest of such Person, (b) any payment (whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Equity Interest or on account of any return of capital to any holder of any such Person’s Equity Interests and (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person.

“Restricted Subsidiary” means each direct or indirect non-wholly owned Domestic Subsidiary of Borrower now existing or hereafter acquired or formed, and each successor thereto, in each case which accounts for (a) not more than 10% of the Consolidated gross revenues (after intercompany eliminations) of Borrower and its Consolidated Subsidiaries and (b) not more than 10% of the Consolidated assets (after intercompany eliminations) of Borrower and its Consolidated Subsidiaries, in each case, as of the last day of the most recently completed Fiscal Period for which financial statements have been delivered as reflected on the financial statements for such Fiscal Period; provided that if the Restricted Subsidiaries of Borrower at any time account for, in the aggregate, (i) more than 20% of the Consolidated gross revenues (after intercompany eliminations) of Borrower and its Consolidated Subsidiaries or (ii) more than 20% of the Consolidated assets (after intercompany eliminations) of Borrower and its Consolidated Subsidiaries, in each case, as of the last day of the most recently completed Fiscal Period for which financial statements have been delivered as reflected on the financial statements for such Fiscal Period, Borrower shall designate one or more of such Restricted Subsidiaries to be Unrestricted Subsidiaries such that, after giving effect to such designations, the Restricted Subsidiaries of Borrower shall account for, in the aggregate, (A) not more than 20% of the Consolidated gross revenues (after intercompany eliminations) of Borrower and its Consolidated Subsidiaries and (B) not more than 20% of the Consolidated assets (after intercompany eliminations) of Borrower and its Consolidated Subsidiaries, in each case, as of the last day of the most recently completed Fiscal Period for which financial statements have been delivered as reflected on the financial statements for such Fiscal Period.

“Revaluation Date” means with respect to any Loan, each of the following: (a) each date of the funding of a Eurodollar Rate Loan hereunder denominated in an Alternative Currency, (b) each date of an amendment or modification of any such Loan having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any prepayment or repayment of any Loan denominated in an Alternative Currency and (d) such additional dates as Administrative Agent or any Lending Party will reasonably determine in accordance with the provisions of this Agreement.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each Revolving Credit Lender pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender at any time, its obligation to do the following pursuant to the terms hereof: (a) make Revolving Credit Loans to Borrower; (b) purchase participations in Credit Obligations; and (c) purchase participations in Swing Line Loans; all in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto or pursuant to the applicable Additional Commitment Documentation, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Commitment Fee” has the meaning given such term in Section 2.09(a).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in Credit Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, collectively, (a) initially, each Lender designated on Schedule 2.01 as a Lender having a Revolving Credit Commitment as of the Closing Date and (b) each Lender that assumes a Revolving Credit Commitment pursuant to an Assignment and Assumption or pursuant to the applicable Additional Commitment Documentation or which otherwise holds a Revolving Credit Commitment, a Revolving Credit Loan, a risk participation in a Swing Line Loan or a participation in a Credit or a L/C Borrowing, other than any such Person that ceases to be a party hereto or ceases to hold any Revolving Credit Commitments or Revolving Credit Loans nor any such risk participations pursuant to an Assignment and Assumption.

“Revolving Credit Loan” has the meaning given such term in Section 2.01(b).

“Revolving Credit Maturity Date” means the earliest of (a) the Revolving Credit Stated Maturity Date, (b) the date of the termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.06 and (c) the date of the termination of the Aggregate Revolving Credit Commitments and of the obligation of any L/C Issuer to make L/C Credit Extensions and the acceleration of the Revolving Credit Loans pursuant to Section 8.03.

“Revolving Credit Percentage Share” means as to any Revolving Credit Lender at any time, the percentage (expressed as a decimal carried out to the ninth decimal place) of the Aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 3.07; provided that, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of any L/C Issuer to issue L/C Credit Extensions have been terminated pursuant to Section 8.03 or if the Aggregate Revolving Credit Commitments have expired, then the Revolving Credit Percentage Share of each Revolving Credit Lender will be determined based upon such Lender’s Revolving Credit Percentage Share most recently in effect, giving effect to any subsequent assignments.  The initial Revolving Credit Percentage Share of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or pursuant to the applicable Additional Commitment Documentation pursuant to which such Lender became a party hereto, as applicable.

“Revolving Credit Stated Maturity Date” means November 12, 2021.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Persons” has the meaning given such term in Section 5.17(a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union and Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities Exchange Commission and any successor thereto.

“Secured Cash Management Obligations” means Cash Management Obligations that are (a) owed to Administrative Agent or any of its Affiliates, (b) owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred (each such Person to whom any such liabilities or other obligations are owed is referred to herein as a “Cash Management Bank” for such purpose).

“Secured Parties” means (a) each Lending Party, (b) Administrative Agent, (c) each Cash Management Bank to whom any Secured Cash Management Obligations are owed, (d) each Hedge Bank that is a counterparty to any Swap Contract the obligations under which constitute Secured Swap

Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means all liabilities and other obligations of Borrower or any of its Subsidiaries under any Swap Contract permitted under Section 7.03(e); provided that such Swap Contract (a) is with a counterparty that is Administrative Agent or any of its Affiliates, (b) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Contract is entered into (each such counterparty being referred to herein as a “Hedge Bank” for such purpose), and in the case of each of the preceding clauses (a), (b) and (c), such counterparty has not delivered to Administrative Agent a written notice that the liabilities and other obligations of Borrower or any of its Subsidiaries under such Swap Contract are not to be treated as Secured Swap Obligations for purposes of this Agreement and the other Loan Documents.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the date of this Agreement by Borrower, each other Loan Party that is a party to this Agreement as of the Closing Date and, upon their joinder thereto pursuant to Section 6.11(a), each other Person as will hereafter become a Loan Party, in favor of Administrative Agent, for the benefit of the Secured Parties.

“Semtech (International)” means Semtech (International) AG, a corporation organized under the laws of Switzerland.

“Significant Acquisition” means each Acquisition (or series of related Acquisitions) for which the Acquisition Consideration, including any Deferred Purchase Price Obligations, is equal to or greater than $3,000,000.

“Significant Disposition” means each Disposition (or series of related Dispositions) for which the all-in consideration paid or payable in Cash or other property, including any deferred consideration included or characterized as indebtedness or a liability in accordance with GAAP, is equal to or greater than $3,000,000.

“Significant Investment” means each Investment (or series of related Investments) permitted pursuant to Section 7.02(p) or Section 7.02(q) for which the all-in consideration paid or payable in Cash or other property, including any deferred consideration included or characterized as indebtedness or a liability in accordance with GAAP, is equal to or greater than $3,000,000.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person’s liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act or any similar state statute applicable to Borrower or any Subsidiary thereof; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.  For the purposes of the foregoing, the amount of contingent liabilities at any time will be computed as the amount that, in light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Event of Default” means any Event of Default occurring under Sections 8.01(a), (f) or (g) (and with respect to Section 8.01(f) or (g), with respect to Borrower only).

“Specified Lender” means, at any time, any Lender that (a) has (i) requested compensation under Section 3.04 and has not rescinded such request within five Business Days of the making thereof or (ii) to whom Borrower must pay an additional amount (or on whose behalf Borrower must pay an additional amount to a Governmental Authority) pursuant to Section 3.01, and in the case of either of clauses (i) or (ii), such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06; (b) gives a notice pursuant to Section 3.02; (c) is a Defaulting Lender; or (d) is a Non-Consenting Lender.

“Specified Materials” means, collectively, all notices, demands, communications, documents and other materials or information provided by or on behalf of Borrower or any other Loan Party or any of their respective Subsidiaries or Affiliates, as well as documents and other written materials relating to Borrower or any other Loan Party or any of their respective Subsidiaries or Affiliates or any other materials or matters relating to this Agreement or any of the other Loan Documents (including any amendments or waivers of the terms thereof or supplements thereto) or the transactions contemplated herein or therein.

“Specified Permitted Debt Documents” means, on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, guaranty and other material agreement relating to the incurrence or issuance of Specified Permitted Indebtedness, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Specified Permitted Indebtedness” means any unsecured Indebtedness of Borrower, which may be guaranteed on an unsecured basis by any Subsidiary Guarantor, all of the terms of which satisfy the requirements of Section 7.03(b).

“Specified Representations” means the representations and warranties of Borrower and, to the extent applicable, the other Loan Parties set forth in Section 5.01, Section 5.02(a) (with respect to entering into and performance of the Loan Documents), Section 5.04, Section 5.11 (only with respect to the second sentence thereof), Section 5.14, Section 5.16, Section 5.17 and Section 5.18.

“Specified Transaction” means, with respect to any period, any Investment, Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of this Agreement requires “pro forma” compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma” or after giving “pro forma” effect thereto.

“Spot Rate” for a currency means the rate determined by Administrative Agent or L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., London time, on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent or L/C Issuer may obtain such spot rate from another financial institution designated by Administrative Agent or L/C Issuer if the

Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of Borrower.

“Subsidiary Guarantor” means, collectively, each Domestic Subsidiary of Borrower that executes this Agreement as a Guarantor as of the Closing Date and each other Domestic Subsidiary that becomes a Guarantor hereunder pursuant to Section 6.11(a).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules).

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts,  (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means, at any time, the provider of the Swing Line hereunder (which, initially, will be HSBC).

“Swing Line Loan” has the meaning given such term in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, will be substantially in the form of Exhibit F.

“Swing Line Sublimit” means, as determined as of any date, an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Credit Commitments.  The Swing Line Sublimit is a part of, but is not in addition to, the Aggregate Revolving Credit Commitments.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Pledge Agreement” means that Share Pledge Agreement dated May 2, 2013, between Borrower and Administrative Agent, as confirmed by that Security Confirmation and Amendment Agreement between Borrower and Administrative Agent on behalf of itself and the Secured Parties, pursuant to which Borrower pledges and grants a security interest to Administrative Agent, on behalf and for the benefit of the Secured Parties, in 65% of the issued and outstanding Equity Interests in Semtech (International), which pledge agreement is governed by the laws of Switzerland.

“Synthetic Lease Obligation” means the principal balance outstanding under any lease, funding agreement or other arrangement with respect to any real or personal property pursuant to which the lessor is treated as the owner of such property for accounting purposes and the lessee is treated as the owner of such property for federal income tax purposes, or any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Target” has the meaning given to such term in the first term in the first sentence of the definition of “Permitted Acquisition” set forth in this Section 1.01.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning given such term in Section 2.01(c), and will include, collectively, the Term Loans and, if applicable, the Additional Term Loans.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each Term Loan Lender pursuant to Section 2.01(c).

“Term Loan Commitment” means, as to each Term Loan Lender at any time, its obligation to make Term Loans to Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“Term Loan Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Loan Commitments at such time and (b) following the Closing Date, and the funding of the initial Credit Extensions hereunder, the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time.

“Term Loan Lender” means, initially, each Lender designated on Schedule 2.01 as a Lender having a Term Loan Commitment as of the Closing Date, and thereafter, each Lender holding a Term Loan Commitment or a Term Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loan Maturity Date” means the earlier of (a) the Term Loan Stated Maturity Date and (b) the acceleration of the Term Loan Loans pursuant to Section 8.03.

“Term Loan Percentage Share” means as to any Term Loan Lender at any time, the percentage (expressed as a decimal carried out to the ninth decimal place) of (a) on or prior to the Closing Date, the Aggregate Term Loan Commitments represented by such Lender’s Term Loan Commitment, subject to adjustment as provided in Section 3.07; (b) following the Closing Date so long as any Term Loans are outstanding, the Outstanding Amount of all Term Loans represented by the Outstanding Amount of all Term Loans owing to such Lender; and (c) following the Closing Date if all Term Loans have been repaid in full, the Outstanding Amount of all Term Loans represented by the Outstanding Amount of all Term Loans owing to such Lender immediately prior to such repayment in full, giving effect to any subsequent assignments.  The initial Term Loan Percentage Share of each Term Loan Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“Term Loan Stated Maturity Date” means November 12, 2021.

“Test Period” means each period of four consecutive Fiscal Periods then last ended, in each case taken as one accounting period.

“Threshold Amount” means $20,000,000.

“Title Policy” has the meaning set forth in Section 4.03(a)(i).

“Total Credit Exposure” means, as determined as to any Lender at any time, the sum of (a) such Lender’s unused Revolving Credit Commitment, plus (b) the Outstanding Amount of all Revolving Credit Loans owed to such Lender, plus (c) such Lender’s Revolving Credit Percentage Share of the Outstanding Amount of all Credit Obligations and all Swing Loans and plus (d) the Outstanding Amount of all Term Loans and Additional Term Loans owed to such Lender, in each case at such time.

“Total Revolving Credit Outstandings” means, as determined as at any time, the sum of (a) the aggregate Outstanding Amount of all Revolving Credit Loans, plus (b) the Outstanding Amount of all Credit Obligations and plus (c) the Outstanding Amount of all Swing Line Loans.

“Transactions” means, collectively, the (a) entry by the parties hereto into this Agreement and the other Loan Documents for the purpose of the Lending Parties making available to Borrower the

Facility on the terms and subject to the conditions hereof and thereof, (b) refinancing, including through cashless settlements as applicable, of the Existing Senior Credit Facilities under the Original Credit Agreement and the other Original Loan Documents and (c) payment of all related Transaction Costs.

“Transaction Costs” means the fees, costs and expenses paid or payable by the Loan Parties in connection with the consummation of the transactions contemplated by the Loan Documents, including the initial funding of the Credit Extensions under this Agreement on the Closing Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any commercial Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, UCP 600, published by the International Chamber of Commerce (or, if L/C Issuer will agree at the time of issuance, such later version thereof as may be in effect immediately prior to the issuance of such Credits, the extension of the expiry date thereof or any increase of the amount thereof).

“U.K. Regulatory Cost” means an addition to the interest rate on a Eurodollar Rate Loan denominated in an Alternative Currency to compensate a Lender for the cost imputed to such Lender in respect of any such Eurodollar Rate Loan denominated in an Alternative Currency made by such Lender hereunder resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 or by the Bank of England or the Financial Services Authority (including any successor thereto, the “FSA”) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or special deposits (whether interest-bearing or not) with the Bank of England to meet cash ratio requirements and/or pay fees to the FSA calculated by reference to liabilities used to fund such Eurodollar Rate Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, to the extent perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unreimbursed Amount” means, with respect to any Credit, any amount (in Dollars, or if the applicable Credit is denominated in an Alternative Currency, the Dollar Equivalent thereof) drawn thereunder that Borrower has failed to reimburse to the L/C Issuer thereof by the time specified in Section 2.03(c)(i).

“Unrestricted” means, when referring to Cash or Cash Equivalents of Borrower or any of its Subsidiaries, that such Cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means each direct or indirect non-wholly owned Domestic Subsidiary of Borrower now existing or hereafter acquired or formed, and each successor thereto, in each case that is not a Restricted Subsidiary (including which has not been designated a Restricted Subsidiary pursuant to the definition thereof set forth in this Section 1.01).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(f).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, the quotient obtained by dividing (a) the sum of the product of (i) the number of years (calculated to the nearest 1/12th) from the date of determination to the date each successive scheduled principal payment (including payment at maturity) of such indebtedness multiplied by (ii) the amount of such payment, by (b) the sum of all such payments.

“Withholding Agent” means any Loan Party and Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” and “¥” mean the lawful currency of Japan.

Section 1.02    Certain Rules of Construction.

(a)                                 General Rules.

(i)                                    Unless the context otherwise clearly requires, the meaning of a defined term is applicable equally to the singular and plural forms thereof.

(ii)                                The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)                            The word “documents” includes instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(iv)                             The words “include” and “including” are not limiting and the word “or” is not exclusive.

(v)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(vi)                             Unless the context otherwise clearly requires, the words “property,” “properties,” “asset” and “assets” refer to both personal property (whether tangible or intangible, including Cash, securities, accounts and contract rights) and real property.

(vii)                         Whenever a representation or warranty is made to any Person’s knowledge or awareness or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers, after such investigation into the applicable matter as is customary for the Responsible Officers in the ordinary course of their conduct of the applicable Person’s business.

(viii)                     Whenever this Agreement refers to any “wholly owned” Subsidiary of any Person, such reference will be deemed to include (A) any Foreign Subsidiary of such Person in which a nominal amount of Equity Interests are held by residents of the jurisdiction in which such Subsidiary is organized in order to comply with requirements of local Law and (B) any Subsidiary of such Person with directors’ qualifying shares.

(ix)                             Any reference to a Person will be construed to include such Person’s successors and assigns.

(x)                                 Unless the context otherwise requires, terms that are used but not defined herein but are defined in Article 8 or Article 9 of the UCC will have the meaning so given to them in Article 8 or Article 9 of the UCC.

(xi)                             Unless the context otherwise clearly requires, (A) Article, Section, subsection, clause, Schedule and Exhibit references are to this Agreement; (B) references to documents (including this Agreement) will be deemed to include all subsequent amendments, renewals, extensions, replacements, restatements and other modifications thereto, but only to the extent such amendments, renewals, extensions, replacements, restatements and other modifications are not prohibited by the terms of any Loan Document; and (C) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(b)                                 Time References.  Unless the context requires otherwise, all references herein to times of day will be references to New York time (daylight or standard, as applicable).

(c)                                  Captions.  The captions and headings of this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

(d)                                 Cumulative Nature of Certain Provisions.  This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and will be performed in accordance with their respective terms.

(e)                                  No Construction Against Any Party.  This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Loan Parties, Administrative Agent and the Lending Parties and are the products of all parties.  Accordingly, they will not be construed against Administrative Agent or any Lending Party merely because of the involvement of any or all of the preceding Persons in their preparation.

(f)                                   Paid in Full.  Any reference in this Agreement or in any other Loan Document to the satisfaction or repayment in full of the Obligations means the repayment in full in Cash (or, in the case of (i) Credits, (ii) Secured Swap Obligations or (iii) Secured Cash Management Obligations, the cash collateralization, support by a standby letter of credit or other backstopping in an amount, by an institution and pursuant to arrangements in accordance with the terms thereof or otherwise, in each case, reasonably satisfactory to the applicable L/C Issuer, Hedge Bank or Cash Management Bank) of all Obligations other than unasserted contingent indemnification and expense reimbursement obligations and other than any Secured Swap Obligations or Secured Cash Management Obligations that, at such time, are allowed by the applicable Hedge Bank or Cash Management Bank to remain outstanding and not be repaid or cash collateralized.

(g)                                 GAAP.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein will be construed, and all financial computations required under this Agreement will be made, in accordance with GAAP.  If at any time any change in GAAP or any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public

Accountants (or any successor thereto or agencies with similar functions) or other regulatory body with jurisdiction over GAAP or any financial reporting by Borrower, that results in a material change in the method of accounting in the financial statements required to be furnished to Administrative Agent hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, and either Borrower or Required Lenders will so request, Administrative Agent, the Lending Parties and Borrower will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended:  (i) such ratio or requirement will continue to be computed in accordance with GAAP prior to such change therein; and (ii) Borrower will provide to Administrative Agent and the Lending Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Notwithstanding any other provision contained herein, unless otherwise determined by Borrower, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if and to the extent such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Closing Date.

(h)                                 Rounding.  Any financial ratios required to be maintained by the Loan Parties or any of them pursuant to the Loan Documents will be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number using the common — or symmetric arithmetic — method of rounding (in other words, rounding-up if there is no nearest number).

(i)                                    Computations of Certain Financial Covenants.

(i)                                    For purposes of computing the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio as of any date (excluding, however, any calculation for purposes of determining the Applicable Margin), all components of such ratios will include or exclude, as the case may be, for the Test Period ending on such date all financial results (without duplication of amounts) attributable to any business or assets that are the subject of any Significant Acquisition, Significant Investment or Significant Disposition by Borrower or any Subsidiary thereof effected during such period, as reviewed and confirmed by Administrative Agent in its Reasonable Discretion on a pro forma basis for such period (including pro forma adjustments (A) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and (B) in the case of any Significant Acquisition or Significant Investment, that are appropriate, in the reasonable determination of a Responsible Officer as set forth in reasonable detail in an officer’s certificate delivered to Administrative Agent, to reflect the cost savings, other operating improvements and synergies that are factually supportable and identifiable and projected in good faith to be realized as a result of such Significant Acquisition or Significant Investment (including the termination or discontinuance of activities constituting such business), net of actual benefits realized during such period from such actions to the extent already included in Consolidated EBITDA for such period, provided that (I) such cost savings, operating improvements and synergies are reasonably anticipated to result from such actions, (II) such actions have been taken, or have been committed to be taken and the benefits resulting therefrom are reasonably anticipated by Borrower to be realized within twelve months) as if such Significant Acquisition, Significant Investment or Significant Disposition had occurred (and any Indebtedness incurred or repaid in connection therewith had been incurred and repaid and any such cost savings and other operating improvements and synergies had been realized, as the case may be) at the beginning of such Test Period on the first day of such measurement period.

(ii)                                For the purposes of computing the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio as of any date, to the extent that any Joint Venture is included in Borrower’s Consolidated financial statements, such calculations will disregard the ratable portion of such Joint Venture attributable to the ownership of any Joint Venture by any Person who is not a Loan Party or a Subsidiary of a Loan Party.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries will be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825-10-25 (relating to “fair value” accounting for financial assets and financial liabilities) for purposes of the calculation of, and compliance with, financial covenants will be disregarded.

(j)                                    Calculations with Respect to Credits.  Unless otherwise specified herein, the amount of a Credit at any time will be deemed to be the stated amount of such Credit in effect at such time; provided that, with respect to any Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Credit will be deemed to be the maximum stated amount of such Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(k)                                 Documents Executed by Responsible Officers.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate or other organizational action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

(l)                                    Additional Alternative Currencies.  Borrower may from time to time request that Loans be made and Credits be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  Each such request will be subject to the prior approval of all Revolving Credit Lenders and, for any Credit requested to be denominated in an Alternative Currency, the applicable L/C Issuer.  Any such request will be made to Administrative Agent not later than 12:00 noon, ten Business Days prior to the desired date for making the requested Loan or desired issuance date of the requested Credit, as applicable.  Administrative Agent will notify Borrower, not later than 9:00 a.m., five Business Days after receipt of such request whether the Revolving Credit Lenders have consented, in their sole discretion, to the making of the requested Loan or the issuance of the requested Credit, as applicable, in such requested currency.  Any failure by Administrative Agent to respond to such request within the time period specified in the preceding sentence will be deemed to be a refusal by the Revolving Credit Lenders to permit such Loan to be made or such Credit to be issued in such requested currency.  If the Revolving Credit Lenders consent to the making of such Loan or the issuance of such Credit, as applicable, in such requested currency (an “Additional Alternative Currency”), such Additional Alternative Currency will thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of such Loan or Credit.

(m)                             Exchange Rates.  Administrative Agent will determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of (i) Loans and other Obligations and (ii) issued and undrawn Credits, in each case outstanding hereunder denominated in Alternative

Currencies.  Such Spot Rates will become effective as of such Revaluation Date and will be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of the audited and unaudited financial statements to be prepared and delivered by Borrower pursuant to Section 6.01(a) and Section 6.01(b) or the calculation of financial covenants hereunder, including pursuant to Section 7.07 and Section 7.15 or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents will be such Dollar Equivalent as so determined by Administrative Agent.

(n)                                 Redenomination of Certain Foreign Currencies; New Currency.

(i)                                    Each obligation of Borrower to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof will be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency will be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis will be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Loan denominated in the currency of such member state is outstanding immediately prior to such date, such replacement will take effect, with respect to such Loan, at the end of the then current Interest Period.

(ii)                                If, after the making of any Loan or the issuance of any Credit, as applicable, in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such Alternative Currency with the result that different types of such Alternative Currency (the “New Currency”) are introduced and the type of currency in which the Loan was made or the Credit was issued (the “Original Currency”) no longer exists or Borrower is not able to make payment to Administrative Agent for the account of the Lending Parties or Administrative Agent in such Original Currency, then all payments to be made by Borrower hereunder in such currency will be made to Administrative Agent in such amount and such type of the New Currency as will be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that Borrower takes all risks of the imposition of any such currency control or exchange regulations.  In addition, notwithstanding the foregoing provisions of this Section 1.02(n), if, after the making of any Loan or the issuance of any Credit, as applicable, in any Alternative Currency, Borrower is not able to make payment to Administrative Agent for the account of the Revolving Credit Lenders or Administrative Agent in the type of currency in which such Loan was made or such Credit was issued because of the imposition of any such currency control or exchange regulation, then such Loan will instead be repaid or such Credit will be reimbursed, as applicable, when due in Dollars in a principal amount equal to the Dollar Equivalent (as of the date of repayment) of such Loan or Credit reimbursement amount.

(iii)                            If, after the making of any Eurodollar Rate Loan denominated in Euros with respect to the business operations of Borrower in any member state of the European Union, that member state ceases to use the Euro as its lawful currency, then Borrower and Administrative Agent will negotiate in good faith to determine whether such Eurodollar Rate Loan shall be redenominated into the National Currency Unit of such state and, if so, the terms on which such redenomination will be made.

(o)                                 Currency of Account.  Dollars are the currency of account and payment for each and every sum at any time due from Borrower hereunder in each case except as expressly provided in this Agreement; provided that, subject to Section 1.02(n):

(i)                                    each repayment of a Loan or a part thereof, and each reimbursement of a draw on a Credit, as applicable, will be made in the currency in which such Loan or Credit is denominated at the time of that repayment or reimbursement;

(ii)                                each payment of interest will be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

(iii)                            each payment of fees will be in Dollars;

(iv)                             each payment in respect of costs, expenses and indemnities will be made in the currency in which the same were incurred or the Dollar Equivalent thereof; and

(v)                                 any amount expressed to be payable in a currency other than Dollars will be paid in that other currency.

No payment to Administrative Agent or any Lending Party (whether under any judgment or court order or otherwise) will discharge the obligation or liability in respect of which it was made unless and until Administrative Agent or such Lending Party will have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment will, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, Borrower agrees to indemnify and hold harmless Administrative Agent or such Lending Party, as applicable, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

(p)                                 Limited Condition Transactions.  Notwithstanding anything in this Agreement to the contrary, when calculating any applicable ratio, the amount or availability of the Incremental Cap, or determining other compliance with this Agreement in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio, the amount or availability of the Incremental Cap, or other applicable covenant shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”) based on the Test Period ending as of the last date for which financial statements were most recently furnished prior to such date pursuant to Section 6.01, and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period ending prior to the LCT Test Date, Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions and, in connection with any subsequent calculation of any ratio or other provision with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE II
Credit Extensions

Section 2.01    Transitional Matters; Revolving Credit Loans; Term Loans.

(a)                                 Certain Transitional Matters.

(i)                                    Borrower hereby certifies that (A) Schedule 1.01-A accurately and completely sets forth the Outstanding Amount of all Revolving Credit Loans and the Outstanding Amount of all Term Loans (as such terms are defined in the Original Credit Agreement) owed to each Existing Lender under the Existing Senior Credit Facilities immediately prior to the Closing Date and the giving effect to the repayments, re-allocations and settlements contemplated by this Section 2.01(a)), (B) there are no Swing Line Loans (as such term is defined in the Original Credit Agreement) outstanding as of the Closing Date and (C) there are no Credits nor any Unreimbursed Amounts (as such terms are defined in the Original Credit Agreement) outstanding as of the Closing Date.

(ii)                                The Existing Lenders listed on the signature pages to this Agreement, which amends and restates the Original Credit Agreement, shall, together with each New Lender delivering a New Lender Agreement to Administrative Agent pursuant Section 4.01(a)(g), be Lenders for all purposes hereunder and under the other Loan Documents as of the Closing Date, and shall have the respective Commitments and, as applicable, Revolving Credit Percentage Shares and Term Loan Percentage Shares as set forth in Schedule 2.01.  Any Existing Lender party to the Original Credit Agreement not listed on the signature pages to this Agreement (each a “Departing Lender”) shall cease to be a Lender on the Closing Date upon payment in full of all Obligations due to it under (and as such term is defined in) the Original Credit Agreement.  Notwithstanding anything to the contrary contained in the Original Credit Agreement, in order to effect the restructuring of the Existing Senior Credit Facilities as contemplated by this Agreement, all accrued and unpaid interest, and all accrued and incurred and unpaid fees, expenses, charges and other disbursements payable to the Existing Lenders in respect of the Existing Senior Credit Facilities outstanding under the Original Credit Agreement will be due and payable in full (without duplication) on the Closing Date.

(iii)                            Each Departing Lender and each other Existing Lender having Revolving Credit Loans (as such term is defined in the Original Credit Agreement) outstanding on the Closing Date and whose Revolving Credit Percentage Share in respect of such Revolving Credit Loans has been decreased on the Closing Date shall be deemed to have assigned on the Closing Date, without recourse, ratably to each Revolving Credit Lender increasing its Revolving Credit Commitment hereunder (each an “Increasing Revolving Credit Lender”), to each New Lender having a Revolving Credit Commitment and to each Term Loan Lender such portion of such outstanding Revolving Credit Loans (as defined in the Original Credit Agreement) as shall be necessary to result in each Lender having the Loans and Commitments set forth in Schedule 2.01.  In connection therewith, it is agreed that (i) $94,062,500.00 of Revolving Credit Loans under the Original Credit Agreement shall be Revolving Credit Loans hereunder on the Closing Date and (ii) $86,937,500.00 of Revolving Credit Loans under the Original Credit Agreement shall be Term Loans hereunder on the Closing Date, in each case, upon the effectiveness of this Agreement, and such Revolving Credit Loans and Term Loans shall be treated as funded under a cashless settlement mechanism in accordance with Section 10.20.  Each Departing Lender and each other Existing Lender having Term Loans (as such term is defined in the Original Credit Agreement) outstanding on the Closing Date and whose Term Loan Percentage Share in respect of such outstanding Term Loans has been decreased on the Closing Date shall be deemed to have assigned on the Closing Date, without recourse, ratably to each Term Loan Lender increasing its Term Loan Commitment hereunder (each an “Increasing Term Loan Lender”) and to each New Lender having a Term Loan

Commitment such ratable portion of such outstanding Term Loans as shall be necessary to effectuate such adjustment (and all such Term Loans shall be deemed to be Term Loans hereunder, funded under a cashless settlement mechanism in accordance with Section 10.20).

(iv)                             Each Increasing Revolving Credit Lender, each Increasing Term Loan Lender and each New Lender on the Closing Date shall (A) be deemed to have assumed such ratable portion of such Revolving Credit Loans and such outstanding Term Loans, as applicable, and (B) fund (which funding may be by cashless settlements in accordance with Section 10.20) on the Closing Date such assumed amounts to Administrative Agent for the account of each such assigning Lender in accordance with the provisions hereof in the amount notified to such Increasing Revolving Credit Lender, such Increasing Term Loan Lender Increasing Lender or such New Lender, as the case may be, by Administrative Agent.

(b)                                 Revolving Credit Loans.  Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower and each other Loan Party set forth in this Agreement and in the other Loan Documents, each Revolving Credit Lender having a Revolving Credit Commitment severally (but not jointly) agrees to make loans (each such loan, a “Revolving Credit Loan”) of immediately available funds to Borrower, on a revolving basis from time to time on any Business Day during the Availability Period, in an aggregate principal amount outstanding not to exceed at any time such Revolving Credit Lender’s Revolving Credit Commitment as then in effect, provided that, and notwithstanding the foregoing, after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments less, if applicable, the Alternative Currency Reserve, and (ii) the sum of (A) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus (B) such Lender’s Revolving Credit Percentage Share multiplied by the Outstanding Amount of all Credit Obligations plus (C) such Lender’s Revolving Credit Percentage Share multiplied by the Outstanding Amount of all Swing Line Loans, plus (D) such Lender’s Revolving Credit Percentage Share multiplied by the Alternative Currency Reserve will not exceed such Lender’s Revolving Credit Commitment, and so long as the requirements of clauses (i) and (ii) of this Section 2.01(b) are not satisfied, the Revolving Credit Lenders will not be obligated to fund any Revolving Credit Loans; provided, further, that such portion of the Revolving Credit Loans made on the Closing Date as may be determined by the Administrative Agent may be funded pursuant to cashless settlement; and provided, further, that at any time any Revolving Credit Loans are outstanding and denominated in Alternative Currencies, Administrative Agent will establish a reserve in an amount equal to 5% multiplied by the amount of Total Revolving Credit Outstandings at such time which are denominated in Alternative Currencies (such amount, the “Alternative Currency Reserve”).  Each Revolving Credit Loan will be denominated in Dollars or in an Alternative Currency as permitted by this Agreement and no Revolving Credit Lender will be obligated to make any Revolving Credit Loan if the requested Revolving Credit Loan is to be denominated in a currency other than Dollars or an Alternative Currency as permitted under this Agreement.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Credit Loans may be requested and made as Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  All Revolving Credit Loans to be denominated in an Alternative Currency will be Eurodollar Rate Loans.

(c)                                  Term Loans.  Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower and each other Loan Party set forth in this Agreement and in the other Loan Documents, each Term Loan Lender severally (but not jointly) agrees to make a loan (each such loan, a “Term Loan”) of immediately available funds to Borrower upon the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment (which may be by cashless settlement).

On the Closing Date, immediately upon the making of a Term Loan by any Lender having a Term Loan Commitment, such Lender’s Term Loan Commitment will be permanently reduced to zero.  Each Term Loan will be denominated in Dollars or in an Alternative Currency as permitted by this Agreement and no Term Loan Lender will be obligated to make any Term Loan if the requested Term Loan is to be denominated in a currency other than Dollars or an Alternative Currency as permitted under this Agreement.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  All Term Loans to be denominated in an Alternative Currency will be Eurodollar Rate Loans.  Amounts borrowed as Term Loans that are repaid or prepaid by Borrower may not be reborrowed.

(d)                                 Additional Term Loans.  Each Additional Term Lender severally agrees to make a loan to Borrower (each such loan, an “Additional Term Loan”) on the date specified in the Additional Commitment Documentation in the amount of such Lender’s Additional Term Commitment.  Additional Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  Amounts borrowed as Additional Term Loans that are repaid or prepaid by Borrower may not be reborrowed.

(e)                                  Loans Generally.  Each Loan will be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments, Term Loan Commitments or Additional Term Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan will not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender will be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

Section 2.02                            Procedures for Borrowing.

(a)                                 Notices of Borrowing, Conversion and Continuation.  Each Borrowing (other than a Swing Line Borrowing), each conversion of Loans from one Type to the other and each continuation of Eurodollar Rate Loans will be made upon Borrower’s irrevocable notice to Administrative Agent, which may, subject to the provisions of Section 10.02, be given by approved electronic communication.  Each such notice must be received by Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing (other than a Swing Line Borrowing) of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans; provided that if Borrower requests such Borrowing in an Alternative Currency, such notice must be received by Administrative Agent not later than 12:00 noon five Business Days (or six Business Days in the case of Special Notice Currency) prior to the requested date of the applicable Borrowing, and (ii) one Business Day prior to the requested date of any Borrowing (other than a Swing Line Borrowing) of Base Rate Loans; provided, however, that if Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by Administrative Agent not later than 12:00 noon (1) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, or (2) six Business Days (or seven Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, whereupon Administrative Agent will give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  With respect to a request for Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration, not later than 12:00 noon, (A) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, or (B) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, Administrative Agent shall notify Borrower whether or not the requested Interest Period has been consented to by all the Lenders.  Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 10.02, any electronic communication by Borrower pursuant to this Section 2.02(a) may be given by an individual who has been authorized in writing to do so by an appropriate Responsible Officer of Borrower.  Each such electronic communication must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by an appropriate Responsible Officer of Borrower.  Further, and notwithstanding anything to the contrary set forth in this Agreement, including this Section 2.02(a), the Lenders will have no obligation to make, convert or continue make any Eurodollar Rate Loan denominated in an Alternative Currency to the extent the principal amount of such requested Eurodollar Rate Loan exceeds the Alternative Currency Available Credit as of the date of the requested Borrowing, conversion or continuation.

(b)                                 Amount of Borrowing, Conversion or Continuation.  (i) Each Borrowing (other than a Swing Line Borrowing) of, conversion to or continuation of Eurodollar Rate Loans will be in a principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof, or, in the case of a Borrowing denominated in an Alternative Currency, in a principal amount of a Dollar Equivalent of $5,000,000 or a whole multiple of a Dollar Equivalent of $100,000 in excess thereof; and (ii) except as provided in Sections 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

(c)                                  Loan Notices Generally.  Each Loan Notice (including by electronic communication to the extent permitted by this Agreement) will specify (i) that Borrower is requesting, as applicable:  (A) a Revolving Credit Borrowing or a Term Loan Borrowing, (B) a conversion of outstanding Loans from one Type to the other or (C) a continuation of Eurodollar Rate Loans; (ii) the requested date (which will be a Business Day) of such Borrowing, conversion or continuation, as the case may be; (iii) the principal amount of the Loans to be borrowed, converted or continued; (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted; (v) whether such Borrowing is to be denominated in Dollars or in an Alternative Currency, and if the latter, which Alternative Currency; and (vi) if applicable, the duration of the Interest Period with respect thereto.  If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans will be made as, or converted to, Base Rate Loans; provided, however, that notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, Borrower will be deemed to have elected to continue any Loan constituting a Eurodollar Rate Loan into a new Eurodollar Rate Loan having an Interest Period of one month.  Any such automatic conversion to a Base Rate Loan (or continuation of a Eurodollar Rate Loan into a new Eurodollar Rate Loan having an Interest Period of one month) will be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans; provided, further, that if Borrower requests a Borrowing in an Alternative Currency but Borrower fails to specify a Type of Loan in such Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation of a Loan in an Alternative Currency, then the applicable Loans will be deemed to have specified an Interest Period of one month.  If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(d)                                 Procedures Concerning the Making of Loans.  Following receipt of a Loan Notice, Administrative Agent will promptly notify each applicable Lender of the amount of its applicable Percentage Share of the requested Borrowing.  If Borrower does not timely provide notice of a conversion or continuation, then Administrative Agent will notify each applicable Lender of the details of any automatic conversion to Base Rate Loans to the extent described in the preceding subsection.  Each Lender will make the amount of its applicable Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office (or, at the request of Administrative Agent, in the case of a Eurodollar Rate denominated in an Alternative Currency, at such bank as Administrative Agent may designate to the Revolving Credit Lenders or the Term Lenders or the Additional Term Lenders, as applicable) not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Subject to the prior satisfaction as of the Closing Date of the conditions precedent set forth in Section 4.01, upon the satisfaction of the applicable conditions precedent set forth in Section 4.02, Administrative Agent will make all funds so received available to Borrower in like funds as received by Administrative Agent either by:  (i) crediting the account of Borrower on the books of HSBC with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided that, if, on the date the Loan Notice with respect to such Borrowing is given by Borrower, there are Credit Borrowings outstanding, then the proceeds of such Borrowing will be applied, first, to the payment in full of any such Credit Borrowings and, second, to Borrower as provided in this Section 2.02(d).

(e)                                  Special Provisions Applicable to Continuation or Conversions of Eurodollar Rate Loans.  Subject to Section 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default:  (i) no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Administrative Agent or Required Lenders; and (ii) Required Revolving Credit Lenders, Required Term Loan Lenders or Required Additional Term Lenders may demand that any or all of the then outstanding Revolving Credit Loans, Term Loans or Additional Term Loans, respectively, that are Eurodollar Rate Loans be converted immediately to Base Rate Loans, whereupon Borrower will pay any amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

(f)                                   Notification of Interest Rate.  Administrative Agent will promptly notify Borrower and the applicable Lenders of the interest rate (including the Applicable Margin, if any) applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(g)                                 Limitation on Interest Periods.  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there will not be more than: (i) seven Interest Periods in effect with respect to Revolving Credit Loans; and (ii) five Interest Periods in effect with respect to all Term Loans.

(h)                                 Discretion of Lenders as to Manner of Funding.  Subject only to Section 3.06 and otherwise notwithstanding any provision of this Agreement to the contrary, each Lender will be entitled to fund and maintain its funding of all or any part of such Lender’s interest in Loans made hereunder in any manner such Lender deems to be appropriate (including funding such Loans through a foreign branch or Affiliate of such Lender, so long as such funding does not adversely affect the Borrowers).

Section 2.03                            Letters of Credit.

(a)                                 Letter of Credit Subfacility.  Subject to the terms and conditions set forth herein:

(i)                                    Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower and each of the other Loan Parties set forth in this Agreement and in the other Loan Documents and upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, each L/C Issuer agrees (A) from time to time on any Business Day, during the period from the Closing Date until the Credit Expiration Date, to issue Credits, in the form of standby or commercial Letters of Credit or Bank Undertakings denominated in Dollars or in an Alternative Currency in accordance with this Agreement for the account of Borrower on behalf of Borrower (or other Loan Parties and/or such Subsidiaries as Borrower designates) and amend or extend Credits previously issued by it, in accordance with subsection (b) of this Section 2.03; and (B) to honor drawings under the Credits.

(ii)                                Each Revolving Credit Lender severally agrees to participate in each Credit issued by any L/C Issuer and each drawing thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Credit, (A) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments; (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus an amount equal to such Lender’s Revolving Credit Percentage Share multiplied by the Outstanding Amount of all Credit Obligations, plus an amount equal to such Lender’s Revolving Credit Percentage Share multiplied by the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Revolving Credit Commitment; and (C) the Outstanding Amount of the Credit Obligations will not exceed the Credit Sublimit.  Each request by Borrower for the issuance or amendment of a Credit will be deemed to be a representation by Borrower that each such issuance or amendment complies with the applicable conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Credits will be fully revolving, and, accordingly, Borrower may, during the period described in Section 2.03(a)(i), obtain Credits to replace Credits that have expired or that have been drawn upon and reimbursed.

(iii)                            Subject to Section 2.03(b)(v), no L/C Issuer will issue or extend any Credit if (A) the expiry date of such requested Credit would occur more than twelve months after the date of issuance or last extension, unless the L/C Issuer thereof  will have approved such expiry date, (B) the expiry date of such requested Credit, including as extended pursuant to the preceding subclause (A),  would occur after the Credit Expiration Date, unless (1) all Revolving Credit Lenders will have approved such expiry date or (2) Borrower has agreed, pursuant to arrangements satisfactory to the L/C Issuer, to Cash Collateralize such Credit by a date that is not later than the Credit Expiration Date in at least the Minimum Collateral Amount, or (C) with respect to any Credit denominated in an Alternative Currency, to the extent that the face amount of such requested Credit exceeds the Alternative Currency Available Credit as of the requested issuance date.

(iv)                             No L/C Issuer will have any obligation to issue a Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator will by its terms purport to enjoin or restrain the L/C Issuer from issuing such Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer will prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Credit in particular or will impose upon the L/C Issuer with respect to such Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or will impose upon the L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                               the issuance of such Credit would violate one or more policies of the L/C Issuer;

(C)                               such Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)                               in the case of any Credit to be denominated in an Alternative Currency, the L/C Issuer does not, as of the issuance date of such requested Credit, issue Credits in the requested currency; or

(E)                               any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 3.07(a)(iv)) with respect to the Defaulting Lender arising from either the Credit then proposed to be issued or that Credit and all other Credit Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(v)                                 The L/C Issuer will have no obligation to amend any Credit if the L/C Issuer would not be obligated to issue such Credit in its amended form under the terms hereof or if the beneficiary of such Credit does not accept the proposed amendment to such Credit.

(vi)                             The L/C Issuer will act on behalf of all Revolving Credit Lenders with respect to any Credits issued by it and the documents associated therewith, and L/C Issuer will have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Credits issued by it or proposed to be issued by it and Issuer Documents pertaining to such Credits as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Credits; Automatic Extensions of Credits.

(i)                                    Each Credit will be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer thereof (with a copy to Administrative Agent) in the form of an Credit Application, appropriately completed and signed by a Responsible Officer of Borrower.  Such Credit Application must be received by the L/C Issuer and Administrative Agent (A) in the case of any Credits to be denominated in an Alternative Currency or any Bank Undertakings, not later than 12:00 noon at least ten Business Days prior to the proposed issuance date or date of amendment (or such shorter period as may be agreed to by the applicable L/C Issuer, in its discretion), as the case may be, and (B) in the case of any other Credits, not later than 12:00 noon at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or in each case such other date or time as the L/C Issuer and Administrative Agent may agree.  In the case of a request for an initial issuance of a Credit, such Credit Application will specify in form and detail satisfactory to the L/C Issuer (A) the proposed issuance date of the requested Credit (which will be a Business Day), (B) the stated amount and currency thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) whether the Credit is a Bank Undertaking or a Letter of Credit, and if any Linked Undertaking will exist in respect of the issuance of any Credit, (H) if the Credit is a Letter of Credit, whether it is a standby or commercial Letter of Credit, and (I) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Credit, such Credit Application will specify in form and detail satisfactory to the L/C Issuer (1) the Credit to be amended, (2) the proposed date of the amendment thereof (which will be a Business Day), (3) the nature of the proposed amendment and (4) such other matters as the L/C Issuer may require.  Additionally, Borrower will furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

(ii)                                Promptly after receipt of any Credit Application at the address provided pursuant to Section 10.02 for receiving Credit Applications and related correspondence, the L/C Issuer will confirm with Administrative Agent in writing (which, subject to the provisions of Section 10.02, may be by approved electronic communication) that Administrative Agent has received a copy of such Credit Application from Borrower and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof (provided that such confirmation will not be required if the L/C Issuer and Administrative Agent are the same Person).  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, Administrative Agent or any Loan Party at least one Business Day prior to the requested date of issuance or amendment of the applicable Credit that one or more applicable conditions in Article IV will not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer will, on the requested date, issue the Credit requested by Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

(iii)                            The L/C Issuer will promptly notify Administrative Agent in writing, and Administrative Agent will in turn notify each Lender in writing, of each such issuance of a Credit (including the amount, the expiry date and the beneficiary thereof).  Immediately upon the issuance of each Credit, each Revolving Credit Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Credit equal to such Lender’s Revolving Credit Percentage Share multiplied by the face amount of such Credit.

(iv)                             Promptly after its delivery of any Credit or any amendment to a Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Credit or amendment.

(v)                                 If Borrower specifically requests in any applicable Credit Application, the L/C Issuer may issue an Automatic Extension Letter of Credit.  Unless otherwise directed by the L/C Issuer, Borrower will not be required to make a specific request to the L/C Issuer for any such extension.  Once an Automatic Extension Letter of Credit has been issued, Revolving Credit Lenders will be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Automatic Extension Letter of Credit at any time to an expiry date not later than the earlier to occur of (A) twelve months after the date of the last extension and (B) the Credit Expiration Date unless Borrower has agreed, pursuant to arrangements satisfactory to the L/C Issuer, to Cash Collateralize such Automatic Extension Letter of Credit by a date that is not later than the Credit Expiration Date in at least the Minimum Collateral Amount; provided that the L/C Issuer will not permit any such extension if (1) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Automatic Extension Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (2) the L/C Issuer has received notice in writing (which, subject to the provisions of Section 10.02, may be by approved electronic communication) on or before the day that is thirty days before any date provided for in such Automatic Extension Letter of Credit as the last day by which notice of the non-extension thereof must be given (x) from Administrative Agent that Required Revolving Credit Lenders have elected not to permit such extension, or (y) from Administrative Agent, any Revolving Credit Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                    Upon receipt from the beneficiary of any Credit of any drawing under such Credit (or any notice thereof), the L/C Issuer thereof will notify Borrower and Administrative Agent thereof.  If the L/C Issuer will make any payment in respect of a Credit, Borrower will reimburse the L/C Issuer the amount of such payment not later than 1:00 p.m. on the related Honor Date if Borrower will have received notice of such payment prior to 11:00 a.m. on the Honor Date, or, if such notice has not been received by Borrower prior to 11:00 a.m. on such Honor Date, then not later than 12:00 noon on the Business Day immediately following the day that Borrower receives such notice.  If Borrower fails to so reimburse the L/C Issuer, then Administrative Agent will promptly notify each Revolving Credit Lender of the related Honor Date, the Unreimbursed Amount and the amount of such Lender’s Revolving Credit Percentage Share of such Unreimbursed Amount.  In such event, Borrower will be deemed to have requested a Revolving Credit Borrowing consisting of Base Rate Loans to be disbursed on such Honor Date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).

(ii)                                Each Revolving Credit Lender will, upon receipt of any notice pursuant to Section 2.03(c)(i), make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at Administrative Agent’s Office in an amount equal to such Lender’s Revolving Credit Percentage Share multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available will be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to Borrower in such amount on the Honor Date.  Administrative Agent will remit the funds so received to the L/C Issuer.

(iii)                            With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing pursuant to Section 2.03(c)(ii), whether because each of the conditions (other than the delivery of a Loan Notice) set forth in Section 4.02 cannot be satisfied or otherwise, Borrower will be deemed to have incurred from the L/C Issuer a Credit Borrowing on the Honor Date in the amount of the Unreimbursed Amount that is not so refinanced, which Credit Borrowing will be due and payable on demand (together with interest) and will bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) will be deemed payment in respect of its participation in such Credit Borrowing and will constitute a Credit Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                             Until each Revolving Credit Lender funds its Revolving Credit Loan or Credit Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Credit, interest in respect of the amount of such Lender’s Revolving Credit Percentage Share of such amount will be solely for the account of the L/C Issuer.

(v)                                 Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or Credit Advances to reimburse any L/C Issuer for amounts drawn under Credits issued by it, as contemplated by this Section 2.03(c), will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Loan Notice).  No such making of a Credit Advance will relieve or otherwise impair the obligation of Borrower to reimburse any L/C Issuer for the amount of any payment made by the L/C Issuer under any Credit, together with interest as provided herein.

(vi)                             If any Revolving Credit Lender fails to make available to Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer will be entitled to recover from such Revolving Credit Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) will be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                    If, at any time after any L/C Issuer has made a payment under any Credit issued by it and has received from any Revolving Credit Lender such Lender’s Credit Advance in respect of such payment in accordance with Section 2.03(c), Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender an amount that equals its Revolving Credit Percentage Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Credit Advance was outstanding) in the same funds as those received by Administrative Agent.

(ii)                                If any payment received by Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender will pay to Administrative Agent for the account of the L/C Issuer an amount equal to its Revolving Credit Percentage Share thereof on the demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of Revolving Credit Lenders under this clause (ii) will survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of Borrower to reimburse each L/C Issuer for each drawing under each Credit issued by it and to repay each Credit Borrowing is absolute, unconditional and irrevocable and will be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                    any lack of validity or enforceability of such Credit, this Agreement or any other Loan Document;

(ii)                                the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Credit or any agreement or instrument relating thereto, or any unrelated transaction (including any underlying transaction between any Loan Party or any of their respective Subsidiaries and the beneficiary for which any Credit was procured);

(iii)                            any draft, demand, certificate or other document presented under such Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                             any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Credit;

(v)                                 any payment by the L/C Issuer under such Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Credit;

(vi)                             any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or of any other Loan Party or of any of their respective Subsidiaries;

(vii)                         the fact that a Default or Event of Default will have occurred and be continuing;

(viii)                     any payment made by the L/C Issuer under such Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(ix)                             any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Borrower or in the relevant currency markets generally; or

(x)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any other Loan Party or any of their respective Subsidiaries.

Borrower will promptly examine a copy of each Credit and each amendment thereto that is delivered to it and will notify the L/C Issuer thereof in writing of any claim of noncompliance with Borrower’s instructions or other irregularity.  Borrower will be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless Borrower will have given written notice thereof to the L/C Issuer within three Business Days of the L/C Issuer’s delivery to Borrower of a copy of the such Credit or amendment thereto, as applicable.

(f)                                   Role of the L/C Issuer.  Each Revolving Credit Lender and Borrower agree that, in paying any drawing under a Credit, the L/C Issuer thereof will not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Credit issued, or requested to be issued, by it) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, Administrative Agent, any of their respective Related Parties and any correspondent, participant or assignee of the L/C Issuer will be liable to any Lender for:  (i) any action taken or not taken, at the request or with the approval of Lenders or Required Revolving Credit Lenders, as applicable, in connection with a Credit or any Issuer Document; (ii) in the absence of gross negligence or willful misconduct of the L/C Issuer under the circumstances in question, as determined in a final, nonappealable judgment by a court of competent jurisdiction, any action taken or not taken in connection with a Credit or any Issuer Document; or (iii) the due execution, effectiveness, validity or enforceability of any document related to any Credit or Issuer Document.  As between Borrower and any L/C Issuer, Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Credit issued by such L/C Issuer; provided that this assumption is not intended to, and will not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, Administrative Agent or any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer will be liable or responsible for any of the matters described in clauses (i) through (x) of Section 2.03(e); provided that, notwithstanding anything to the contrary contained in such clauses, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower that were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Credit, as determined by a court of competent jurisdiction by final and nonappealable judgment.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer will not be responsible for the validity or sufficiency of any document transferring or assigning or purporting to transfer or assign a Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

(g)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by L/C Issuer and Borrower, when a Credit is issued, (i) the rules of the ISP and Article 5 of the UCC will apply to each standby Credit, provided that in the event of a conflict between applicable provisions of the ISP and Article 5 of the UCC, the ISP will govern and (ii) the rules of the UCP and Article 5 of the UCC will apply to each commercial Credit, provided that in the event of a conflict between applicable provisions of the UCP and Article 5 of the UCC, the UCP will govern.

(h)                                 Credit Issued for the Benefit of the Issuers Thereof. The parties hereto recognize that some or all of the Credit from time to time issued under this Agreement will be issued by L/C Issuer for the benefit of itself or its Affiliate in connection with the simultaneous issuance of a Linked Undertaking.  Notwithstanding anything to the contrary in the ISP or the UCP (to the extent applicable to a Credit) or under applicable Laws, it is the express intention of the parties that (i) each such Credit shall constitute, and be governed by the rules generally applicable to, a Credit hereunder and a “credit” under the ISP, the UCP and other applicable Laws as if the L/C Issuer of and beneficiary under such Credit were different Persons, (ii) Borrower’s reimbursement obligation hereunder shall exist, without duplication, with respect to any such Credit issued by or outstanding from L/C Issuer as well as any Linked Undertaking, and (iii) the L/C Issuer of a Credit and a Linked Undertaking will be entitled to funding of participations by the Lenders with respect to either the Credit or the Linked Undertaking, but not with respect to both.

(i)                                    Credit Fees.  Borrower will pay to Administrative Agent for the account of each Revolving Credit Lender in accordance with its Revolving Credit Percentage Share a fee (the “Credit Fee”) equal to (i) for each standby Letter of Credit or Bank Undertaking, the Applicable Margin corresponding to the Eurodollar Rate Loans multiplied by the actual daily amount available to be drawn under such Credit and (ii) for each commercial Letter of Credit, a rate per annum to be determined by L/C

Issuer and Administrative Agent consistent with then prevailing market terms for issuances of commercial letters of credit; provided, however, any Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to L/C Issuer pursuant to this Section 2.03 will be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Revolving Credit Percentage Share allocable to such Credit pursuant to Section 3.07(a)(iv), with the balance of such fee, if any, payable to L/C Issuer for its own account.  For purposes of computing the actual daily amount available to be drawn under all Credits, the amount of each Credit will be determined in accordance with Section 1.02(j).  Credit Fees will be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December (in each case for the calendar quarter then ending), commencing with the first such date to occur after the issuance of such Credit, on the Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Margin during any quarter, then the actual daily amount available to be drawn under all Credits will be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, upon written notice to Borrower from Required Revolving Credit Lenders, all Credit Fees will accrue at the Default Rate.

(j)                                    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  Borrower will pay directly to each L/C Issuer for its own account in respect of any Credits issued by or outstanding from such L/C Issuer, a fee (the “Fronting Fee”) in Dollars with respect to each such Credit equal to 0.125% per annum, computed quarterly in arrears on the Dollar Equivalent of the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December (in each case for the calendar quarter then ending), commencing with the first such date to occur after the issuance of such Credit, on the Credit Expiration Date and thereafter on demand.  In addition, Borrower will pay directly to L/C Issuer for its own account, in  Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges of the L/C Issuer relating to letters of credit and bank undertakings as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand of the L/C Issuer and are nonrefundable.

(k)                                 Additional L/C Issuers.  Borrower may from time to time, upon not less than ten Business Days’ notice to Administrative Agent (or such shorter period as may be agreed by Administrative Agent in its sole discretion), designate a Lender hereunder as an additional L/C Issuer (upon obtaining such Lender’s prior consent thereto).  Any such designation or increase in the number of L/C Issuers will be subject to the approval of Administrative Agent (such approval not to be unreasonably withheld).  Administrative Agent will promptly notify Borrower and the Lenders of any designation and approval of an additional L/C Issuer.  Upon any such approval of an additional L/C Issuer by Administrative Agent, such Lender will be an L/C Issuer for all purposes of this Agreement, and references to the L/C Issuers will mean and include such Lender in its capacity as an L/C Issuer.  Any such additional L/C Issuer will be entitled to specify from time to time any Dollar limit on the stated amount of Credits permitted to be outstanding from such L/C at any time (an “Issuer Sublimit”).  In the absence of any notice from an additional L/C Issuer to Administrative Agent specifying its Issuer Sublimit from time to time in effect, such additional L/C Issuer’s Issuer Sublimit shall be deemed to equal the Credit Sublimit.

(l)                                    Conflict with Issuer Documents.  If a conflict exists between the terms hereof and the terms of any Issuer Document, the terms hereof will control.

Section 2.04                            Swing Line Loans.

(a)                                 The Swing Line.  Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower and each of the other Loan Parties set forth in this Agreement and in the other Loan Documents and upon the agreements of the Revolving Credit Lenders set forth in this Section 2.04, Swing Line Lender may in its sole and absolute discretion make loans (each such loan, a “Swing Line Loan”) in immediately available funds denominated in Dollars to Borrower on a revolving basis from time to time on any Business Day from the Closing Date through the tenth Business Day immediately preceding the last day of the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Percentage Share of the Outstanding Amount of Revolving Credit Loans and Credit Obligations of the Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments; and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender (other than Swing Line Lender in such capacity), plus such Lender’s Revolving Credit Percentage Share of the Outstanding Amount of all Credit Obligations, plus such other Lender’s Revolving Credit Percentage Share of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Revolving Credit Commitment.  Each Swing Line Loan will be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Lender’s Revolving Credit Percentage Share multiplied by the amount of such Swing Line Loan.

(b)                                 Swing Line Borrowing Procedures.  Each Swing Line Borrowing will be made upon Borrower’s irrevocable notice (a “Swing Line Loan Notice”) to Swing Line Lender and Administrative Agent, which, subject to the provisions of Section 10.02, may be given by approved electronic communication.  Each such notice must be received by Swing Line Lender and Administrative Agent not later than 12:00 noon on the requested borrowing date, and must specify (i) the amount to be borrowed, which will be a minimum of $100,000, and (ii) the requested borrowing date, which must be a Business Day.  Each such notice by electronic communication must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a separate written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower.  Promptly after receipt by Swing Line Lender of any electronic communication Swing Line Loan Notice, Swing Line Lender will confirm with Administrative Agent (in writing, including by electronic communication) that Administrative Agent has also received such Swing Line Loan Notice and, if not, Swing Line Lender will notify Administrative Agent (in writing, including by electronic communication) of the contents thereof.  Unless (A) the Swing Line has been terminated or suspended by Swing Line Lender as provided in this Agreement, including Section 2.04(a), (B) Swing Line Lender has received notice (in writing, including by electronic communication) from Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (1) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (2) that at least one of the applicable conditions specified in Article IV is not then satisfied, or (C) Swing Line Lender has otherwise determined, in its sole and absolute discretion, not to fund the Swing Line Borrowing requested by Borrower in such Swing Line Loan Notice, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in the related Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds.  Revolving Credit Lenders agree that Swing Line Lender and Borrower may agree to modify the borrowing procedures used in connection with the Swing

Line in its discretion and without affecting any of the obligations of Revolving Credit Lenders hereunder other than notifying Administrative Agent of a Swing Line Loan Notice.

(c)                                  Refinancing of Swing Line Loans.

(i)                                    Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Lender’s Revolving Credit Percentage Share of the then aggregate Outstanding Amount of Swing Line Loans.  Such request will be made in writing (which written request will be deemed to be a Swing Line Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02.  Swing Line Lender will furnish Borrower with a copy of the applicable Swing Line Loan Notice promptly after delivering such notice to Administrative Agent.  Each Revolving Credit Lender will make an amount equal to its Revolving Credit Percentage Share multiplied by the aggregate amount of the requested Revolving Credit Loans specified in such Swing Line Loan Notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of Swing Line Lender at Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Swing Line Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available will be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to Borrower in such amount.  Administrative Agent will promptly remit the funds so received to Swing Line Lender.

(ii)                                If for any reason the outstanding amount of all Swing Line Loans cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), then the request for Revolving Credit Loans that are Base Rate Loans submitted by Swing Line Lender as set forth herein will be deemed to be a request by Swing Line Lender that each Revolving Credit Lender fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.04(c)(i) will be deemed payment in respect of such participation.

(iii)                            If any Revolving Credit Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), Swing Line Lender will be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing.  A certificate of Swing Line Lender submitted to any Revolving Credit Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) will be conclusive absent manifest error.

(iv)                             Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations will relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans together with interest as provided herein.

(v)                                 For the avoidance of doubt, Borrower may not use the proceeds of an Swing Line Loan borrowed pursuant to this Section 2.04 to refinance an outstanding Swing Line Loan.

(d)                                 Repayment of Participations.

(i)                                    If, at any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, Swing Line Lender receives any payment on account of such Swing Line Loan, then Swing Line Lender will distribute to such Lender an amount equal to its Revolving Credit Percentage Share multiplied by such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by Swing Line Lender.

(ii)                                If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Revolving Credit Lender will pay to Swing Line Lender an amount equal to its Revolving Credit Percentage Share multiplied by the amount to be returned on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  Administrative Agent will make such demand upon the request of Swing Line Lender.  The obligations of Revolving Credit Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  Swing Line Lender will be responsible for invoicing Borrower for interest on Swing Line Loans.  Until each Revolving Credit Lender funds its Revolving Credit Loan that is a Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Revolving Credit Percentage Share of any Swing Line Loan, interest in respect of such proportionate share will be solely for the account of Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  Borrower will make all payments of principal and interest in respect of Swing Line Loans directly to Swing Line Lender.

Section 2.05                            Payments and Prepayments.

(a)                                 Payments of the Swing Line Loans and Term Loans.  Subject to the other terms and provisions of this Agreement, including the acceleration of the Obligations outstanding hereunder and under the other Loan Documents pursuant to Section 8.03 following the occurrence of an Event of Default:

(i)                                    The Swing Line Loans.  Borrower will repay each Swing Line Loan (A) on the tenth Business Day following the Borrowing thereof, and (B) to the extent outstanding on the Revolving Credit Maturity Date, on the Revolving Credit Maturity Date.

(ii)                                The Term Loans.  The Term Loans will be payable in quarterly principal installments on the dates and in the corresponding amounts set forth below:

Last day of Borrower’s Fiscal Period ending closest to January 31, 2017	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to April 30, 2017	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to July 31, 2017	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to October 31, 2017	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to January 31, 2018	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to April 30, 2018	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to July 31, 2018	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to October 31, 2018	$3,750,000

Last day of Borrower’s Fiscal Period ending closest to January 31, 2019	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to April 30, 2019	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to July 31, 2019	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to October 31, 2019	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to January 31, 2020	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to April 30, 2020	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to July 31, 2020	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to October 31, 2020	$4,687,500

Last day of Borrower’s Fiscal Period ending closest to January 31, 2021	$5,625,000

Last day of Borrower’s Fiscal Period ending closest to April 30, 2021	$5,625,000

Last day of Borrower’s Fiscal Period ending closest to July 21, 2021	$5,625,000

Subject to the above scheduled amortization of the Term Loans, the entire remaining Outstanding Amount of the Term Loans will be due and payable on the Term Loan Stated Maturity Date.

(iii)                            The Additional Term Loans will be payable on such dates and in such amounts as set forth in the applicable Additional Term Documentation.

(b)                                 Voluntary Prepayments.

(i)                                    Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by Administrative Agent not later than 12:00 noon (1) three Business Days prior to any date of prepayment of Revolving Credit Loans that are Eurodollar Rate Loans and (2) four Business Days (or five Business Days, in the case of the prepayment of Loans determined in Special Notice Currencies) prior to any date of prepayment of Revolving Credit Loans that are Eurodollar Rate Loans denominated in any Alternative Currency permitted hereunder and (3) on the date of prepayment of Revolving Credit Loans that are Base Rate Loans; and (B) any prepayment of Revolving Credit Loans that are Eurodollar Rate Loans will be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, or that are Base Rate Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding.  Each such notice will specify the date and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid.  Administrative Agent will promptly notify each Revolving Credit Lender of its receipt of each such notice and of the amount of such Lender’s Revolving Credit Percentage Share thereof.  If Borrower gives such notice, then Borrower’s prepayment obligation will be irrevocable, and Borrower will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein.  Notwithstanding the foregoing, any such notice of prepayment delivered in connection with any refinancing of all of the Obligations hereunder with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by Borrower in the event such refinancing is not consummated.  Any prepayment of a Revolving Credit Loan that is a Eurodollar Rate Loan will be accompanied by any additional amounts required pursuant to Section 3.05 (including amounts required pursuant to Section 3.05(c) and any foreign exchange losses).  Subject to Section 3.07, each such prepayment will be applied to the Revolving Credit Loans of the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentage Shares.

(ii)                                Borrower may, upon notice to Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that:  (A) such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the date of the prepayment; and (B) any such prepayment will be in a minimum principal amount of $100,000 or, if the aggregate Outstanding Amount of Swing Line Loans is less, the entire Outstanding Amount thereof.  Each such notice will specify the date and amount of such prepayment.  If Borrower gives such a notice, then Borrower’s prepayment obligation will be irrevocable, and Borrower will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein.

(iii)                            Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that:  (A) such notice must be received by Administrative Agent not later than 12:00 noon (1) three Business Days prior to the date of the prepayment of Term Loans that are Eurodollar Rate Loans and (2) on the date of prepayment of Term Loans that are Base Rate Loans; and (B) any prepayment of any Term Loans that are Eurodollar Rate Loans will be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, or that are Base Rate Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice will specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid.  Administrative Agent will promptly notify each Term Lender of its receipt of each such notice and of the amount of such Lender’s Term Loan Percentage Share thereof.  If Borrower gives such notice, then Borrower’s prepayment obligation will be irrevocable, and Borrower will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein.  Notwithstanding the foregoing, any such notice of prepayment delivered in connection with any refinancing of all of the Facilities with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by Borrower in the event such refinancing is not consummated.  Each prepayment of a Term Loan will be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment will be applied to the Term Loans of the Term Loan Lenders in accordance with their respective Term Loan Percentage Shares.

(c)                                  Mandatory Prepayments.

(i)                                    Promptly upon, and in no event later than three Business Days following, the date of receipt by Borrower or any of its Domestic Subsidiaries (other than a Domestic Subsidiary that constitutes a Foreign Subsidiary Holdco) of any Net Cash Proceeds from any Disposition or series of Dispositions (other than a Disposition permitted by Sections 7.05(a), (b), (c), (d), (e), (g), (h), (i), (j), (k) or (l)) Borrower will prepay the Term Loans outstanding under this Agreement in an amount equal to 100% of such Net Cash Proceeds realized from each such Disposition (such prepayments to be applied as set forth in Section 2.05(d)); except to the extent the Net Cash Proceeds realized from any Disposition (for such purpose, treating any series of related Dispositions as a single such transaction) (A) are less than $5,000,000 or (B) when taken together with the Net Cash Proceeds of all prior Dispositions by Borrower and its Domestic Subsidiaries (other than Foreign Subsidiary Holdcos) consummated since the Closing Date (other than (1) Dispositions permitted by Sections 7.05(a), (b), (c), (d), (e), (g), (h), (i), (j), (k) or (l), (2) Dispositions for which the Net Cash Proceeds received by Borrower or any of its Domestic Subsidiaries (other than a Foreign Subsidiary Holdco) do not exceed $2,000,000 and (3) Dispositions for which the aggregate Net Cash Proceeds received by Borrower or any of its Domestic Subsidiaries (other than a Foreign Subsidiary Holdco) in connection therewith are at least $5,000,000 (and therefore not eligible for exclusion pursuant to the preceding subclause (A)), do not exceed $20,000,000.  Notwithstanding the foregoing, Borrower at its election, so long as no Event of Default has occurred and is continuing, may exclude from the mandatory prepayment obligation of this Section 2.05(c)(i) Net Cash Proceeds realized from any Disposition (for such purpose, treating any series of related Dispositions as a single such transaction) to the extent such Net Cash Proceeds are reinvested in operating assets used or useful in the business of Borrower and its Domestic Subsidiaries (whether or not similar to the disposed assets giving rise to such Net Cash Proceeds) within 360 days of such Person’s initial receipt of such Net Cash Proceeds; provided that a binding commitment will be treated as a permitted reinvestment of the Net Cash Proceeds from the date of such commitment so long as Borrower or such Domestic Subsidiary enters into such commitment with a reasonable, good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of the end of such 360 day period following receipt of such Net Cash Proceeds (an “Acceptable Commitment”); provided, however, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then, to the extent the 360 day reinvestment period has lapsed, such Net Cash Proceeds will be promptly applied to the prepayment of the Loans as set forth in this Section 2.05(c)(i).

(ii)                                Promptly upon, and in no event later than three Business Days following, the date of receipt by Borrower or any of its Domestic  Subsidiaries (other than a Domestic Subsidiary that constitutes a Foreign Subsidiary Holdco) of any Net Cash Proceeds from any Recovery Event, Borrower will prepay the Term Loans outstanding under this Agreement, in an amount equal to 100% of such Net Cash Proceeds realized from each such Recovery Event (such prepayments to be applied as set forth in Section 2.05(d)); except to the extent the Net Cash Proceeds realized from any Recovery Event (A) are less than $5,000,000 or (B) when taken together with the Net Cash Proceeds of all prior Recovery Events since the Closing Date (other than (1) Recovery Events for which the Net Cash Proceeds do not exceed $2,000,000 and (2) Recovery Events for which the aggregate Net Cash Proceeds received by Borrower or any of its Domestic Subsidiaries (other than a Foreign Subsidiary Holdco) in connection therewith are at least $5,000,000 (and therefore not eligible for exclusion pursuant to the preceding subclause (A)), do not exceed $20,000,000. Notwithstanding the foregoing, Borrower at its election, so long as so long as no Event of Default has occurred and is continuing, may exclude from the mandatory prepayment obligation of this Section 2.05(c)(ii) Net Cash Proceeds from any Recovery Event to the extent such Net Cash Proceeds are reinvested in operating assets used or useful in the business of Borrower and its Domestic Subsidiaries (whether or not similar to the assets giving rise to such Net Cash Proceeds) within 360 days of such Person’s initial receipt of such Net Cash Proceeds; provided that a binding commitment will be treated as a permitted reinvestment of the Net Cash Proceeds from the date of such commitment so long as the Borrower or such Domestic Subsidiary enters into such commitment with a reasonable, good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of the end of such 360 day period following receipt of such Net Cash Proceeds (an “Acceptable Recovery Event Commitment”); provided, however, that if any Acceptable Recovery Event Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then, to the extent the 360 day reinvestment period has lapsed, such Net Cash Proceeds will be promptly applied to the prepayment of the Loans as set forth in this Section 2.05(c)(ii).

(iii)                            If, on any date, and for any reason, including following any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, the Outstanding Amount of Credit Obligations exceeds the Credit Sublimit, Borrower will promptly (and in any event within three Business Days thereof) Cash Collateralize the Outstanding Amount of such Credit Obligations in an amount equal to such excess.  Any Cash Collateral required to be provided pursuant to this Section 2.05 will be subject to release in accordance with Section 2.15(d).

(iv)                             If, on any date the Total Revolving Credit Outstandings, less the amount of Credit Obligations Cash Collateralized, exceeds the Aggregate Revolving Credit Commitments then in effect, including after giving effect to any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, Borrower will immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Credit Loans, Swing Line Loans and Credit Borrowings by an amount equal to the applicable excess.  Any such prepayment will be applied, first, to any Credit Borrowings, second, to prepay any outstanding Swing Line Loans and third, to prepay any outstanding Revolving Credit Loans.

(v)                                 If, on any Revaluation Date, the Dollar Equivalent of the Total Revolving Credit Outstandings in Alternative Currencies exceeds the lesser of (A) 105% times the Alternative Currency Available Credit then in effect and (B) the Aggregate Revolving Credit Commitments then in effect, including after giving effect to any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, Borrower will immediately, and without notice or demand, (x) prepay the Dollar Equivalent of the outstanding principal amount of the Revolving Credit Loans in Alternative Currencies and Credit Borrowings in Alternative Currencies by an amount equal to the applicable excess or (y) Cash Collateralize the Dollar Equivalent of the Outstanding Amount of such

Credit Obligations in Alternative Currencies in an amount equal to the applicable excess.  Any Cash Collateral required to be provided pursuant to this Section 2.05 will be subject to release in accordance with Section 2.15(d).

(vi)                             If, following any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, the aggregate Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit (including as reduced by such reduction), Borrower will prepay on the reduction date the Outstanding Amount of Swing Line Loans by an amount equal to the amount by which such Outstanding Amount exceeds the Swing Line Sublimit.

(vii)                         Concurrently with any prepayment of the Loans pursuant to Section 2.05(c)(i) or (ii), Borrower will deliver to Administrative Agent an officer’s certificate signed by a Responsible Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds that gave rise to such prepayment.  In the event that Borrower will subsequently determine that the actual Net Cash Proceeds were greater than the amount set forth in such officer’s certificate, Borrower will either promptly make an additional prepayment of the Loans to the extent required hereunder in an amount equal to the amount of such excess or reinvest such excess as provided in Section 2.05(c)(i) or Section 2.05(c)(ii).

(d)                                 Application of Certain Payments.

(i)                                    Subject to Section 8.03, any amount required to be applied as a mandatory prepayment of the Loans pursuant to Section 2.05(c)(i) or (ii) will be applied to prepay Term Loans outstanding under the Term Loan Facility to the full extent thereof.

(ii)                                Optional prepayments of Term Loans pursuant to Section 2.05(b) will be applied to the Outstanding Amount of the Term Loan Loans until paid in full, and within each of the Term Loans to the remaining scheduled principal payments thereunder in the order of maturity as set forth in Section 2.05(a)(ii).  Mandatory prepayments of Term Loans pursuant to Section 2.05(c)(i) or (ii) will be applied to the Outstanding Amount of the Term Loan Loans until paid in full, and within each of the Term Loans to the remaining scheduled principal payments thereunder on a pro rata basis.

(iii)                            Subject to the other provisions of this Agreement applicable to the prepayment of Loans, any prepayment of Loans will be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 3.05.

Section 2.06                            Termination or Reduction of Aggregate Revolving Credit Commitments.

Borrower may, upon notice to Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (a) any such notice will be irrevocable and received by Administrative Agent not later than 12:00 noon one Business Day prior to the requested effective date of such termination or reduction; (b) any such partial reduction will be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof; (c) Borrower will not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments; and (d) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit(s) will be automatically reduced by the amount of such excess.  Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Revolving Credit Commitments will be applied to the commitment of each Revolving Credit Lender according to its Revolving Credit Percentage Share thereof.  All Revolving Credit Commitment Fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments will be paid on the effective date of such termination.

Section 2.07                            Final Repayment of Revolving Credit Loans, Swing Loans and Term Loan Loans.

(a)                                 Payments Due on Revolving Credit Maturity Date.  On the Revolving Credit Maturity Date, Borrower will repay (i) to Revolving Credit Lenders in full the aggregate Outstanding Amount of all Revolving Credit Loans and (ii) to Swing Line Lender in full the aggregate Outstanding Amount of all Swing Line Loans, and in each case all accrued and unpaid interest thereon.

(b)                                 Payments Due on Term Loan Maturity Date.  On the Term Loan Maturity Date, Borrower will repay to Term Loan Lenders in full the aggregate Outstanding Amount of all Term Loans, and all accrued and unpaid interest thereon.

(c)                                  Payments Due on Additional Term Loan Maturity Date.  On the Additional Term Loan Maturity Date, Borrower will repay to Additional Term Lenders in full the aggregate Outstanding Amount of all Additional Term Loans, and all accrued and unpaid interest thereon.

Section 2.08                            Interest; Applicable Margins.

(a)                                 Interest Generally.  At the option of the Borrower, Loans (other than Swingline Loans) will be Eurodollar Rate Loans or Base Rate Loans. Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin then in effect corresponding to Eurodollar Rate Loans and (ii) each Base Rate Loan (including each Swing Line Loan) will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect corresponding to Base Rate Loans.

(b)                                 Default Rate.

(i)                                    If (A) an Event of Default occurs under Section 8.01(a)(i) as a result of Borrower’s failure to timely make any principal payment on the Obligations when due and payable under this Agreement or any of the other Loan Documents, whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default occurs under Section 8.01(f) or Section 8.01(g), or (C) an Event of Default occurs under Section 8.01(l) as the result of the occurrence of a Change of Control, then in any such event, any outstanding Obligations under this Agreement and the other Loan Documents (except for undrawn Credits) will thereafter, from the date such Event of Default occurred and continuing until the related Event of Default has been cured or waived in accordance with Section 10.01, without any required notice from Lenders or Administrative Agent, bear interest at a fluctuating rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws.

(ii)                                If an Event of Default occurs under Section 8.01(a)(ii) as a result of Borrower’s failure to timely make any payment (other than a principal payment subject to Section 8.01(a)(i)) on the Obligations when due and payable under this Agreement or any of the other Loan Documents, whether at stated maturity, by acceleration or otherwise, then, without limitation of and in addition to clause (i) of this Section 2.08(b), upon written notice to Borrower from Required Lenders (or from Administrative Agent at the direction of Required Lenders), any outstanding Obligations under this Agreement and the other Loan Documents (except for undrawn Credits) will, effective as of the date of delivery of such written notice to Borrower and continuing until the related Event of Default has been cured or waived in accordance with Section 10.1 of this Agreement,  bear interest at a fluctuating rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws.

(iii)                            Accrued and unpaid interest on past due amounts (including interest on past due interest) will be due and payable upon demand.

(c)                                  Payment Dates; Accrual of Interest.  Interest on each Loan will be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder (including interest at the Default Rate, to the extent applicable in accordance with Section 2.08(b)) will be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under any Debtor Relief Law.

(d)                                 Increases and Decreases of Applicable Margins.  Any increase or decrease in any Applicable Margin resulting from a change in the Consolidated Leverage Ratio will become effective as of the date that is the earlier of (i) the last date by which Borrower is otherwise required to deliver a Compliance Certificate in accordance with Section 6.01(c) for given period (each such date, a “calculation date”) and (ii) the date that is two Business Days after the date on which Borrower actually delivers a Compliance Certificate in accordance with Section 6.01(c) for a given period; provided that the Applicable Margins in effect from the Closing Date to the date that is two Business Days following receipt by Administrative Agent of a timely delivered Compliance Certificate with respect to the first Fiscal Period ending after the Closing Date will be set at levels corresponding to Tier VI as indicated on the grid set forth in the definition of “Applicable Margin”; provided, further, that, if any Compliance Certificate required to be delivered in accordance with Section 6.01(c) is not delivered to Administrative Agent on or before the related calculation date, then the levels corresponding to Tier VII as indicated on the grid set forth in the definition of “Applicable Margin” will apply, effective on the related calculation date until two Business Days after such Compliance Certificate is actually received by Administrative Agent.

Notwithstanding the foregoing and for the avoidance of doubt, if, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or Administrative Agent (which may be at the direction of Required Lenders) determine that (A) the Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower will immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer(s), as the case may be, promptly on demand by Administrative Agent accompanied by calculations supporting Administrative Agent’s determination (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by Administrative Agent, any Lender or L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

(e)                                  Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.09                            Fees.

In addition to certain fees described in Sections 2.03(i) and (j):

(a)                                 Revolving Credit Facility Commitment Fee.  Subject to Section 3.07(a)(iii), Borrower will pay to Administrative Agent for the account of each Revolving Credit Lender (other than a Defaulting Lender) in accordance with its Revolving Credit Percentage Share, a commitment fee (the “Revolving Credit Commitment Fee”) equal to the Applicable Margin then in effect corresponding to the Revolving Credit Commitment Fees multiplied by the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of the Total Revolving Credit Outstandings less the Outstanding Amount of Swing Line Loans as of and for such date of determination, subject to adjustment as provided in Section 3.07; provided that the Applicable Margin in effect from the Closing Date to the date that is two Business Days following receipt by Administrative Agent of a timely delivered Compliance Certificate with respect to the first Fiscal Period ending after the Closing Date will be set at levels corresponding to Tier VI as indicated on the grid set forth in the definition of “Applicable Margin”; provided, further, that, if any Compliance Certificate required to be delivered in accordance with Section 6.01(c) is not delivered to Administrative Agent on or before the related calculation date, then the levels corresponding to Tier VII as indicated on the grid set forth in the definition of “Applicable Margin” will apply, effective on the related calculation date until two Business Days after such Compliance Certificate is actually received by Administrative Agent.  The Revolving Credit Commitment Fee will accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and will be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Maturity Date.  The Revolving Credit Commitment Fee will be calculated quarterly in arrears, and if there is any change in the Aggregate Revolving Credit Commitments or in the Applicable Margin during any quarter, the actual daily amount will be computed and multiplied by such Aggregate Revolving Credit Commitments or such Applicable Margin separately for each period during such quarter that such Aggregate Revolving Credit Commitments or such Applicable Margin was in effect.

(b)                                 Administrative Agent’s Fees.  Borrower will pay to Administrative Agent for Administrative Agent’s own account such fees as are specified as owing to such Person in the Fee Letter.

Section 2.10                            Computations of Interest and Fees.

All computations of interest for Base Rate Loans based on the Prime Rate will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest and fees hereunder will be made on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a year of 365 or 366 days, as applicable), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.12(a), bear interest for one day.  Each determination by Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error.  Without limitation of the foregoing, in computing the interest on any Eurodollar Rate Loan denominated in an Alternative Currency, such Loan will have added to it the U.K. Regulatory Cost, if any, associated with such Loan.

Section 2.11                            Evidence of Indebtedness.

(a)                                 Evidence of Payments.  The Credit Extensions made by each Lender will be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business, including the Register as described in Section 10.06(c).  The accounts or records maintained by Administrative Agent will be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of any Lender or the Swing Line Lender made through Administrative Agent, Borrower will execute and deliver to such Lending Party (through Administrative Agent) a Note, which Note will be, for Revolving Credit Loans, a “Revolving Credit Note” substantially in the form attached as Exhibit E-1, for Term Loans, a “Term Loan Note” substantially in the form attached as Exhibit E-2, and for Swing Line Loans, a “Swing Line Note” substantially in the form attached as Exhibit E-3, each of which will evidence such Lending Parties’ Loans in addition to such accounts or records.  Each Lending Party may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 Evidence of Certain Participations.  In addition to the accounts and records referred to in Section 2.11(a), each Lender and Administrative Agent will maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Credits and Swing Line Loans.  If any conflict exists between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent will control in the absence of manifest error.

Section 2.12                            Payments Generally; Right of Administrative Agent to Make Deductions Automatically.

(a)                                 Payments Generally.

(i)                                    All payments to be made by Borrower will be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrower hereunder will be made to Administrative Agent, for the account of the respective Lender to which such payment is owed, at Administrative Agent’s Office in Same Day Funds not later than (i) 12:00 noon on the date specified herein or (ii) after the Applicable Time specified by Administrative Agent in the case of payments in an Alternative Currency. If, for any reason, Borrower is prohibited by any requirement of applicable Law from making any required payment hereunder in an Alternative Currency, Borrower will make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  Administrative Agent will promptly distribute to each Lender its Percentage Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lending Party’s Lending Office.  All payments received by Administrative Agent after 12:00 noon will be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue; provided, however, that at the request of Administrative Agent, payments of interest on Eurodollar Rate Loans denominated in an Alternative Currency will be made in the applicable Alternative Currency in immediately available funds to such account at such bank as Administrative Agent may designate to Borrower, no later than 12:00 noon (local time in the place where such bank is located) on the due date.  If any payment to be made by Borrower will come due on a day other than a Business Day, payment will be made on the next following Business Day, and such extension of time will be reflected in computing interest or fees, as the case may be.

(ii)                                Borrower hereby authorizes Administrative Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from any account of Borrower maintained with Administrative Agent and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Administrative Agent.  Administrative Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.12(a)(ii) showing in reasonable detail the amounts of such deduction.  Each Lender agrees to reimburse Borrower based on its applicable Percentage Share for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

(b)                                 Fundings by the Lenders, Payments by Borrower and Presumptions by Administrative Agent.

(i)                                    Unless Administrative Agent will have received notice from a Lender (A) in the case of Base Rate Loans (including Swing Line Loans), two hours prior to the proposed time of such Borrowing, and (B) otherwise prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender, on the one hand, and Borrower, on the other hand, each severally agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to Borrower to the date of payment to Administrative Agent, at (1) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (2) in the case of a payment to be made by Borrower, the interest rate applicable to Revolving Credit Loans that are Base Rate Loans.  If Borrower and such Lender will pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent will promptly remit to Borrower the amount of such interest paid by Borrower for such period.  If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid will constitute such Lender’s Loan included in such Borrowing.  Any payment by Borrower will be without prejudice to any claim Borrower may have against a Lender that will have failed to make such payment to Administrative Agent.

(ii)                                Unless Administrative Agent will have received notice from Borrower prior to the date on which any payment is due hereunder to Administrative Agent for the account of the Lenders or any L/C Issuer that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then the Lenders and the L/C Issuer, as the case may be, each severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lenders or the L/C Issuer, as the case may be, in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of Administrative

Agent to any Lender or Borrower with respect to any amount owing under this Section 2.12(b) will be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  Subject to Section 2.03 and Section 2.04, if any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent will promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of the Lenders are Several and not Joint.  The obligations of the Lenders hereunder to make Loans, to fund participations in Credits and Swing Line Loans and to make payments under Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder will not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender will be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 2.12(b)(ii), Section 10.04(c) or Section 10.05.

(e)                                  Funding Sources.  Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.  Without limitation of the preceding sentence, neither Administrative Agent nor any Lender will be required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the Eurodollar Rate.  The provisions of this Section 2.12(e) will apply as if each Lender had match funded any Obligation as to which interest is accruing at the Eurodollar Rate by acquiring eurodollar deposits for each Interest Period in the amount of the Eurodollar Rate Loans.

Section 2.13                            Sharing of Payments.

If any Lender will, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in Credit Obligations or in Swing Line Loans held by it, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its Percentage Share (or other applicable share as provided herein) thereof as provided herein, then the Lender receiving such greater proportion will: (a) notify Administrative Agent of such fact; and (b) purchase (for Cash at face value) participations in the Loans and subparticipations in Credit Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 will not be construed to apply to (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement including the application of funds arising from the existence of a Defaulting Lender, (B) the application of Cash Collateral provided for in Section 2.15 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Credit Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 will apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14                            Increase in Aggregate Commitments.

(a)                                 Increase in Aggregate Commitments Generally.  Subject to the further conditions set forth in Section 2.14(c), upon notice to Administrative Agent, at any time after the Closing Date but not less than thirty days prior to the Revolving Credit Maturity Date, Borrower may request one or more Additional Term Commitments or one or more  Additional Revolving Credit Commitments; provided that (i) after giving effect to any such addition, the aggregate amount of Additional Revolving Credit Commitments and Additional Term Commitments that have been added pursuant to this Section 2.14 will not exceed the Incremental Cap; (ii) any such addition will be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Additional Revolving Credit Commitments and Additional Term Commitments set forth in clause (i) of this proviso); (iii) no Lender will be required to participate in the Additional Revolving Credit Commitments or Additional Term Commitments; and (iv) the interest rate, fees, premium, required prepayments and participation in prepayments, amortization schedule and final maturity applicable to the Additional Term Commitments will be determined by Borrower and the lenders thereof; provided that such Additional Term Loans will have a Weighted Life to Maturity of no less than the Weighted Life to Maturity as then in effect for the Term Loans; and, provided, further, that the final maturity date of any Additional Term Loans will be no earlier than the Term Loan Maturity Date.  The Additional Revolving Credit Loans and Additional Term Loans will (A) rank equal in right of payment with the Revolving Credit Loans and Term Loans, respectively, (B) be secured only by the Collateral securing the Loan Document Obligations and secured on a pari passu basis with the Loan Document Obligations and (C) only be guaranteed by the Loan Parties.

(b)                                 Certain Provisions Regarding Increase of Aggregate Commitments.  If any Additional Revolving Credit Commitments or Additional Term Commitments are added in accordance with this Section 2.14, Administrative Agent and Borrower will determine the effective date (the “Additional Commitments Effective Date”) of such addition and the amount of, and the Persons who will provide, such Additional Revolving Credit Commitments or Additional Term Commitments, as applicable; provided that (i) no Person who is not at the time a Revolving Credit Lender will be selected to provide Additional Revolving Credit Commitments until each existing Revolving Credit Lender has been provided with a reasonable opportunity to provide all or a portion of such Additional Revolving Credit Commitments in an amount not less than its Revolving Credit Percentage Share thereof and has either accepted, declined or failed to respond to such opportunity to provide such percentage share of such Additional Revolving Credit Commitments and (ii) no Person who is not at the time a Term Loan Lender will be selected to provide Additional Term Commitments until each existing Term Loan Lender has been provided with a reasonable opportunity to provide all or a portion of such Additional Term Commitments in an amount not less than its Term Loan Percentage Share thereof and has either accepted, declined or failed to respond to such opportunity to provide such percentage share of such Additional Term Commitments; provided, further, that no existing Lender will have any obligation to provide all or any portion of such Additional Revolving Credit Commitments or Additional Term Commitments.  Administrative Agent will promptly notify Borrower and Lending Parties of the final amount of such addition and the Additional Commitments Effective Date, as well as in the case of each notice to any Revolving Credit Lender, the respective interests in such Revolving Credit Lender’s Revolving Credit Loans, in each case subject to the assignments contemplated by this Section 2.14.

(c)                                  Conditions Precedent to the Effectiveness of each Increase of Aggregate Commitments.  The effectiveness of any requested Additional Revolving Credit Commitments or Additional Term Commitments as of the applicable designated Additional Commitments Effective Date will, in each case, be subject to the satisfaction of each of the following conditions precedent: (i) the representations and warranties contained in Article V and the other Loan Documents (including all documents required pursuant to Section 2.14(d)) will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will have been true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that, for purposes of this Section 2.14(c), the representations and warranties contained in Section 5.10 will be deemed to refer to the financial statements most recently furnished pursuant to Section 6.01 (provided, however, that if and to the extent such requested Additional Revolving Credit Commitments or Additional Term Commitments have been requested for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), the representations and warranties required to be true and correct as set forth in this clause (i) shall be limited to the Specified Representations); (ii) no Default or Event of Default will exist immediately before or immediately after giving effect to such addition (provided, however, that if and to the extent such requested Additional Revolving Credit Commitments or Additional Term Commitments have been requested, in whole or in part, for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), the condition precedent of this clause (ii) will be limited solely to Specified Events of Default); (iii) as of the date of the making of any Additional Revolving Credit Loan or Additional Term Loan (based on the financial statements most recently furnished pursuant to Section 6.01), Borrower will be in compliance with the financial covenants set forth in Section 7.15 after giving pro forma effect to the making of Additional Revolving Credit Loans or Additional Term Loans, as applicable, in connection with such addition (provided, however, that if and to the extent such requested Additional Revolving Credit Commitments or Additional Term Commitments have been requested, in whole or part, for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target or any of its Subsidiaries or other Affiliates being acquired as part of such Limited Condition Transaction), the condition precedent of this clause (iii) requiring that Borrower be in compliance with the financial covenants set forth in Section 7.15 after giving pro forma effect to the making of such Additional Revolving Credit Loans or Additional Term Loans as of the date of making such Loans will instead be tested as of the LCT Test Date for such Limited Condition Transaction; (iv) Borrower, Administrative Agent and Lending Parties (including any new Lending Parties being added in connection with such addition) will have entered into all documents required pursuant to Section 2.14(d), and Borrower will have complied with all of the conditions precedent to the effectiveness of such addition as provided in such documents (including any requirement to pay fees and expenses to any or all of Administrative Agent, the Arrangers and the Lending Parties, including any new Lending Parties); and (v) Borrower will have delivered to Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by a Responsible Officer of Borrower, certifying as to the truth, accuracy and correctness of the matters set forth in the immediately preceding clauses (i), (ii) and (iii).  On each Additional Commitments Effective Date, each applicable Lender, Eligible Assignee or other Person who is providing an Additional Revolving Credit Commitment or an Additional Term Commitment:  (I) in the case of any Additional Revolving Credit Commitment, will become a “Revolving

Credit Lender” for all purposes of this Agreement and the other Loan Documents; and (II) in the case of any Additional Term Commitment, will make an Additional Term Loan to Borrower in a principal amount equal to such Additional Term Commitment.  Any Additional Revolving Credit Loan will be a “Revolving Credit Loan” for all purposes of this Agreement and the other Loan Documents.  In furtherance of the foregoing, on any Additional Commitments Effective Date on which Additional Revolving Credit Commitments are made, subject to the satisfaction of the other terms and conditions contained in this Section 2.14, (x) each of the existing Revolving Credit Lenders will assign to each Person providing an Additional Revolving Credit Commitment, and each such Person will purchase from each of the existing Revolving Credit Lenders, in an amount equal to the Outstanding Amount thereof (together with accrued but unpaid interest thereon), such interests in the Revolving Credit Loans outstanding on such date as will be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and the Person making the Additional Revolving Credit Commitments ratably in accordance with their Revolving Credit Percentage Shares after giving effect to the addition of such Additional Revolving Credit Commitments to the existing Revolving Credit Commitments; and (y) each Person making an Additional Revolving Credit Commitment will be deemed for all purposes to have made a Revolving Credit Commitment and each Additional Revolving Credit Loan will be deemed, for all purposes, a Revolving Credit Loan.

(d)                                 Terms and Documentation.  The terms of and documentation entered into in respect of any Additional Revolving Credit Commitments or any Additional Term Commitments provided in each case pursuant to this Section 2.14 (collectively, the “Additional Commitment Documentation”) will be consistent with the Revolving Credit Commitments and Term Loan Commitments (including with respect to voluntary and mandatory prepayments), other than as contemplated by clause (iv) of Section 2.14(a); provided that such other terms and documentations in respect of any Additional Term Loans may be materially different from those of the Term Loans to the extent such difference will be reasonably satisfactory to Administrative Agent.  Any Additional Revolving Credit Commitments or Additional Term Loans, as applicable, made or provided pursuant to this Section 2.14 will be evidenced by one or more entries in the Register maintained by Administrative Agent in accordance with the provisions set forth in Section 10.06(c).

Section 2.15                            Cash Collateral.

(a)                                 Certain Credit Support Events.

(i)                                    Upon the request of Administrative Agent or any L/C Issuer, if, as of the Credit Expiration Date, any Credit Obligation for any reason remains outstanding, or, in the case of any Bank Undertakings, such Bank Undertakings have not been surrendered, Borrower will promptly (but in any event within five Business Days of receiving such request) Cash Collateralize the Outstanding Amount of all Credit Obligations.

(ii)                                At any time that there exists a Defaulting Lender, within one Business Day following the written request of Administrative Agent or any L/C Issuer (with a copy to Administrative Agent) Borrower will Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 3.07(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 100% of such Fronting Exposure.

(b)                                 Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) will be maintained in blocked, non-interest bearing deposit accounts at HSBC.  Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Credit Obligations, to be applied pursuant to Section 2.15(c).  If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the L/C Issuers as herein provided other than the security interests created by the Collateral Documents in favor of Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency after giving effect to any Cash Collateral provided by the Defaulting Lender.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 3.07 in respect of Credits will be held and applied to the satisfaction of the applicable Defaulting Lender’s obligations to fund participations in respect of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate excess portion thereof in the case of clause (ii) below) provided to reduce any L/C Issuer’s Fronting Exposure will no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party will not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.05); (B) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral will not be released but instead held to support future anticipated Fronting Exposure or other obligations; and (C) to the extent Cash Collateral was provided by Borrower, such cash Collateral will remain subject to the security interest created by the Collateral Documents in favor of Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations.

Section 2.16                            Security for the Obligations.

Except as otherwise specifically provided in any Loan Document, all Obligations will be secured pursuant to the terms of the Collateral Documents.

ARTICLE III
Taxes, Yield Protection and Illegality

Section 3.01                            Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified

Tax, then the sum payable by the applicable Loan Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of Section 3.01(a), the Loan Parties will timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification.

(i)                                    Indemnification by Each Loan Party.  The Loan Parties will jointly and severally indemnify each Recipient, within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail as to the amount or amounts of such payment or liability delivered to Borrower by a Lending Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lending Party, will be conclusive absent manifest error.

(ii)                                Indemnification by the Lending Parties.  Each Lending Party will severally indemnify Administrative Agent, within ten days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lending Party (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lending Party’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lending Party, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail as to the amount or amounts of such payment or liability delivered to any Lending Party by Administrative Agent shall be conclusive absent manifest error.  Each Lending Party hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lending Party under any Loan Document or otherwise payable by Administrative Agent to the Lending Party from any other source against any amount due to Administrative Agent under this Section 3.01(c)(ii).

(d)                                 Evidence of Payments.  If requested by Administrative Agent, in its Reasonable Discretion, as soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party will deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence satisfactory to Administrative Agent, in its Reasonable Discretion, a copy of any return reporting such payment or other evidence of such payment satisfactory to Administrative Agent, in its Reasonable Discretion.

(e)                                  Status of Lenders.

(i)                                    Any Lending Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lending Party, if reasonably requested by Borrower or Administrative Agent, will deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lending Party is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (B) and (D)) will not be required if in the Lending Party’s reasonable judgment such completion, execution or submission would subject such Lending Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lending Party.  For purposes of this Section 3.01(e), Administrative Agent will be treated as a Lending Party.

(ii)                                Without limiting the generality of the foregoing,

(A)                               any Lending Party that is a U.S. Person will deliver to Borrower and Administrative Agent on or prior to the date on which such Lending Party becomes a Lending Party under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or  Administrative Agent), executed originals of IRS Form W-9 certifying that such Lending Party is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender will, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lending Party under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “ten percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender will, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lending Party under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made;

(D)                               if a payment made to a Lending Party under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lending Party will deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by  Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lending Party has complied with such Lending Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (and solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement); and

(E)                               for purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Each Lending Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this Section 3.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 3.01(f) will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)                                 Original Issue Discount.  Administrative Agent shall cooperate with Borrower and will provide information and assistance reasonably requested by Borrower to determine (i) the “issue price” of the Loans (within the meaning of Sections 1273 and 1274 of the Code) for U.S. federal income and other applicable Tax purposes, and (ii) any other information necessary or helpful for Borrower to comply with its Tax reporting and filing obligations.

Section 3.02                            Illegality.

If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has after the Closing Date imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on written notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies, or, in the case of Eurodollar Rate Loans  denominated in Dollars, to convert Revolving Credit Loans that are Base Rate Loans to Eurodollar Rate Loans will be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender will, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) Borrower will, upon written demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender will, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans as indicated by a written notice from such Lender to Administrative Agent and Borrower, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Administrative Agent will during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, Borrower will also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.  A Lender seeking payment of any amount under this Section 3.02 will use commercially reasonable efforts to deliver to Borrower a certificate setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.02, which certificate will be conclusive absent manifest error; provided that the failure to deliver a certificate hereunder will not relieve Borrower from any liability that it may have under this Section 3.02.

Section 3.03                            Inability to Determine Rates.

If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (a) Administrative Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (b) Required Lenders determine that for any reason  the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan,  Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, (1) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders given at such time as the relevant circumstances ceases to be applicable, as determined by Required Lenders in good faith) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein; provided that, in the case of a pending request for a Loan denominated in an Alternate Currency, Borrower, Administrative Agent and Required Lenders may alternatively establish a mutually acceptable alternative rate.

Section 3.04                            Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law will:

(i)                                    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lending Party (except any reserve requirement reflected in the Eurodollar Rate);

(ii)                                subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                            impose on any Lender or L/C Issuer or the London interbank offered market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Credit or participation therein;

and the result of any of the foregoing will be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Credit (or of maintaining its obligation to participate in or to issue any Credit), or to reduce the amount of any sum received or receivable by such Lending Party hereunder (whether of principal, interest or any other amount), then, upon request of such applicable Lending Party, Borrower will pay to such Lending Party such additional amount or amounts as will compensate such Lending Party for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lending Party determines that any Change in Law affecting such Lending Party or the Lending Office of such Lending Party or such Lending Party’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lending Party’s capital or on the capital of such Lending Party’s holding company, if any, as a consequence of this Agreement, the Commitments of any such Lender or the Loans made by, or participations in Credits held by, any such Lender, or the Credits issued by any such L/C Issuer, to a level below that which such Lending Party or such Lending Party’s holding company could have achieved but for such Change in Law (taking into consideration such Lending Party’s policies and the policies of such Lending Party’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lending Party such additional amount or amounts as will compensate such Lending Party or such Lending Party’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lending Party setting forth the amount or amounts necessary to compensate such Lending Party or its holding company, as the case may be, as specified in Sections 3.04(a) and 3.04(b), and delivered to Borrower will be conclusive absent manifest error. Borrower will pay such Lending Party the amount shown as due on any such certificate within ten days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 will not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that Borrower will not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to in this subsection (d) will be extended to include the period of retroactive effect thereof).

Section 3.05                            Compensation for Losses.

Upon written demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower will promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than to continue a Loan as, or to convert a Loan to, a Base Rate Loan on the date or in the amount notified by Borrower or (c) any assignment of a Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower, including  pursuant to Section 3.08, in the case of each of the foregoing clauses (a) through (c) for any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  Borrower will also pay any customary administrative fees charged by such Lender in connection with the foregoing.  For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.05, each Lender will be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank offered market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  For purposes of calculating amounts payable to any Lender under this Section 3.05, such Lender will be deemed to have funded each Eurodollar Rate Loan denominated in an Alternative Currency made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  A Lender seeking payment of any amount under this Section 3.05 will use commercially reasonable efforts to deliver to Borrower a certificate setting forth in reasonable detail the amount or amounts necessary to compensate such Lender as specified in this Sections 3.05, as well as the basis for determining such amount or amounts, which certificate will be conclusive absent manifest error; provided that the failure to deliver a certificate hereunder will not relieve Borrower from any liability that it may have under this Section 3.05.  Borrower will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 3.06                            Mitigation Obligations.

Notwithstanding anything to the contrary contained in Section 10.01, if any Lending Party requests compensation under Section 3.04, or Borrower is required to pay additional amounts to any Lending Party or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lending Party gives a notice pursuant to Section 3.02, then such Lending Party, at the request of Borrower, will use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lending Party, such designation or assignment:  (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable; and (ii) in each case, would not subject such Lending Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lending Party as reasonably determined by such Lending Party.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lending Party in connection with any such designation or assignment.

Section 3.07                            Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                    Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement will be restricted as set forth in Section 10.01.

(ii)                                Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 10.08), will be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuer or Swing

Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to that Defaulting Lender in accordance with Section 2.15; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (1) satisfy that Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (2) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to that Defaulting Lender with respect to future Credits issued under this Agreement in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (2) such Loans were made or the related Credits were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.07(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.07(a)(ii) will be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                            Certain Fees.

(A)                               No Defaulting Lender will be entitled to receive any Revolving Credit Commitment Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and Borrower will not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               A Defaulting Lender will be entitled to receive Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Percentage Share of the stated amount of Credits for which it has provided Cash Collateral pursuant to Section 2.15.

(C)                               With respect to any Revolving Credit Commitment Fee or Credit Fee not required to be paid to any Defaulting Lender pursuant to the preceding clauses (A) or (B), Borrower will (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Credit Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 3.07(a)(iv), (2) pay to the L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)                             Reallocation of Participations to Reduce Fronting Exposure.  All or any part of that Defaulting Lender’s participation in Credit Obligations and Swing Line Loans will be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages Shares (calculated without regard to that Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder will constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in Section 3.07(a)(iv) cannot or can only partially be effected, Borrower will, without prejudice to any right or remedy available to it hereunder or under applicable Law, first, prepay all Swing Line Loans then outstanding in an amount equal to the Swing Line Lenders’ Fronting Exposure and second, Cash Collateralize each L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)                                 Defaulting Lender Cure.  If Borrower, Administrative Agent, the L/C Issuers and Swing Line Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Credits and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Percentage Share (without giving effect to Section 3.07(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  New Swing Line Loans/Credits.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender will not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the L/C Issuers will not be required to issue, extend, renew or increase any Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.08                            Replacement of Lenders.

(a)                                 Notwithstanding anything to the contrary contained in Section 10.01, Borrower may, with respect to any Specified Lender, at its sole expense and effort and upon written notice to such Lender and Administrative Agent, require such Specified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06(b)), all of its interests, rights (except to the extent provided in Section 3.07(b)) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                    Borrower will have paid to Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(ii)                                such Specified Lender will have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other Obligations payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(iii)                            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                             such assignment does not conflict with applicable Law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee will have consented to the applicable amendment, waiver or consent;

provided; however, that a Lender will not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Each Lender hereby grants to Administrative Agent a power of attorney (which power of attorney, being coupled with an interest, is irrevocable) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in circumstances contemplated by this Section 3.08(a).

(b)                                 Certain Rights as a Lender.  Upon the prepayment of all amounts owing to any Specified Lender and the termination of such Lender’s Commitments pursuant to this Section 3.08, such Specified Lender will no longer constitute a “Lender” for purposes hereof; provided that such Specified Lender will continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the date on which all amounts owing to such Specified Lender were prepaid in full and the Commitments of such Specified Lender were terminated pursuant to this Section 3.08.

(c)                                  Evidence of Replacement.  Promptly following the replacement of any Specified Lender in accordance with this Section 3.08, Administrative Agent will distribute an amended Schedule 2.01, which will be deemed incorporated into this Agreement, to reflect changes in the identities of Lenders and adjustments of their respective Commitments or Percentage Shares, as applicable, resulting from any such removal or replacement.

Section 3.09                            Survival.

All obligations of the Loan Parties under this Article III will survive termination of the Aggregate Commitments and repayment of all other Obligations.

ARTICLE IV
Conditions Precedent

Section 4.01                            Conditions to the Effectiveness of this Agreement.

The effectiveness of this Agreement and the agreement of the Lending Parties to provide the Credit Extensions described herein (including the initial Credit Extensions hereunder) is subject to the satisfaction of the following conditions precedent:

(a)                                 Receipt of Certain Documents.  Administrative Agent will have received the following, each of which will be, unless otherwise specified herein or otherwise required by Administrative Agent, originals (or facsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof), each, to the extent to be executed by a Loan Party, duly executed by a Responsible Officer of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), all, in the case of originals, in sufficient number as Administrative Agent will separately identify (including, if specified by Administrative Agent, for purposes of the distribution thereof to Administrative Agent, the Lending Parties and Borrower):

(i)                                    This Agreement.  This Agreement, executed by Borrower and each other Loan Party, each Lending Party and Administrative Agent, together with all completed Schedules to this Agreement;

(ii)                                Notes.  If requested by any Lender, separate Notes executed by Borrower in favor of each such requesting Lending Party evidencing, as applicable, the Swing Line Loans, Revolving Credit Loans or Term Loan to be made by such Lending Party hereunder;

(iii)                            Secretary’s Certificates.  Certificates, executed by the secretary or assistant secretary (or other Responsible Officer) of each Loan Party on behalf of such Loan Party, certifying, among other things, (A) that attached to such certificate are true, correct and complete copies of (1) the Organizational Documents of such Loan Party then in full force and effect, (2) the resolutions then in full force and effect adopted by the Board of Directors of such Loan Party authorizing and ratifying the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party, and (3) a certificate of good standing or status from the secretary of state of the state under whose laws such Loan Party was incorporated or organized, as applicable, (B) the name(s) of the Responsible Officers of such Loan Party authorized to execute Loan Documents on behalf of such Loan Party, together with a incumbency samples of the true signatures of such Responsible Officers, and (C) that Administrative Agent and the Lending Parties may conclusively rely on such certificate;

(iv)                             Collateral Information Certificate.  The Collateral Information Certificate, executed by Borrower, completed with appropriate insertions;

(v)                                 Environmental Indemnity.  The Environmental Indemnity, executed by each Loan Party in favor of Administrative Agent and the Secured Parties, together with all completed schedules thereto;

(vi)                             Bring-Down Certificate.  A certificate executed by a Responsible Officer of Borrower, certifying that the conditions specified in Section 4.02 to the Credit Extensions requested by Borrower to be advanced on the Closing Date have been satisfied;

(vii)                         Opinions of the Loan Parties’ Counsel.  Such favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, reasonably acceptable to Administrative Agent and its counsel, addressed to Administrative Agent and each Lending Party as of the Closing Date, as to such matters as are reasonably required by Administrative Agent or any Lending Party with respect to the Loan Parties and the Loan Documents;

(viii)                     Collateral Documents.  The following Collateral Documents:

(A)                               Security Agreement.  (i) The Security Agreement, executed by each Loan Party in favor of Administrative Agent, for the benefit of the Secured Parties, together with all completed schedules thereto and (ii) the original stock certificates (or equivalent certificates) evidencing all of the outstanding issued and outstanding Equity Interests in each of Borrower’s direct and indirect Subsidiaries that are required to be delivered pursuant to the Security Agreement as of the Closing Date, with accompanying undated stock powers (or equivalent assignments) executed in blank (collectively, the “Closing Date Domestic Equity Interest Collateral”) (for purposes of satisfying the condition precedent of this clause (viii)(A), Administrative Agent confirms that, as of the Closing Date, it continues to maintain possession of the Closing Date Domestic Equity Interest Collateral as previously delivered to Administrative Agent pursuant to the Existing Credit Agreement);

(B)                               Grants of IP Security Interests.  Grants of IP Security Interests covering any Collateral comprising an ownership interest in registered intellectual property rights (or an application therefor) with the United States Patent and Trademark Office  or United States Copyright Office, as applicable, including all such registrations (or applications therefor) for patents, copyrights, trademarks, trade names and service marks, executed by each applicable Loan Party having an ownership interest therein, which Grants of IP Security Interests will, on or after the Closing Date, be duly filed by the Administrative Agent with such Governmental Authority, and which, when so filed, will amend and restate the Grants of IP Security Interest (as defined in the Original Credit Agreement) previously filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to the Original Credit Agreement;

(C)                               Control Agreements.  Deposit account and securities account control agreements covering each of the deposit accounts and securities accounts of the Loan Parties satisfying the criteria of Section 5(e) of the Security Agreement (unless otherwise provided in the Post-Closing Items Agreement or specifically waived by Administrative Agent in its Reasonable Discretion), in each case executed by the Loan Party maintaining such deposit account or securities account, the applicable depositary bank or securities intermediary, as the case may be, and Administrative Agent (for purposes of satisfying the condition precedent of this clause (viii)(C), Administrative Agent confirms that the deposit account and securities account control agreements entered into pursuant to the Original Credit Agreement and separately provided in a list to Borrower remain in effect as of the Closing Date covering the deposit accounts and securities accounts described therein);

(D)                               Financing Statements.  Financing Statements naming each Loan Party as debtor and Administrative Agent as secured party and describing the collateral as “all assets” or words of similar effect, to be filed by the Administrative Agent,  on or after the Closing Date,  with such governmental UCC filing offices as Administrative Agent will reasonably require, which Financing Statements will be in addition to the Financing Statements (as defined in the Original Credit Agreement) previously filed with governmental UCC filing offices pursuant to the Original Credit Agreement;

(E)                               Foreign Collateral Documents.  the Security Confirmation confirming the Swiss Pledge Agreement, executed by Borrower, together with original stock certificate(s) evidencing 65% of the outstanding shares of issued and outstanding voting Equity Interests in Semtech (International), with accompanying assignments in blank (the “Closing Date Swiss  Equity Interest Collateral”) (for purposes of satisfying the condition precedent of this clause (viii)(E), Administrative Agent confirms that, as of the Closing Date, it continues to maintain possession of the Closing Date Swiss Equity Interest Collateral as previously delivered to Administrative Agent pursuant to the Original Credit Agreement);

(F)                                Collateral Access Agreements.  Fully executed warehouse/bailee letters, landlord consents and estoppel certificates, landlord lien waivers, and landlord access agreements (“Collateral Access Agreements”) as required by Section 5(d) of the Security Agreement (unless otherwise provided in the Post-Closing Items Agreement or specifically waived by Administrative Agent in its Reasonable Discretion), each in a form acceptable to Administrative Agent, in its Reasonable Discretion, as to such third party warehouses and locations leased from third parties;

(G)                              Mortgage.  A First Amendment to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing amending the Mortgage currently encumbering the Camarillo Facility and recorded pursuant to the Original Credit Agreement, duly executed by Borrower as trustor, and duly notarized, together with a legal description of the encumbered premises, in a form suitable for recording in the real estate record offices of Ventura County, California, together with:

(1)                                 Endorsements to Title Policy.  Such fully paid endorsements, including CLTA 110.5, issued by First American Title Insurance Company to the existing Title Policy as Administrative Agent may deem necessary or desirable, in its Reasonable Discretion, insuring the Mortgage to be a continuing valid first and enforceable subsisting Lien on the real property described therein, free and clear of all defects and encumbrances, excepting only Permitted Liens permitted under the Loan Documents (as determined by Administrative Agent in its Reasonable Discretion);

(2)                                 Updated Closing Appraisal.  an updated closing appraisal of the Camarillo Facility, which appraisal will (A) be prepared by a certified real estate appraiser acceptable to Administrative Agent in its Reasonable Discretion, (B) comply with the applicable requirements of FIRREA and (C) otherwise be in form and substance acceptable to Administrative Agent, in its Reasonable Discretion; and

(3)                                 Flood Hazard Properties.  Updated flood certification in accordance with FEMA standards acceptable to Administrative Agent regarding the Camarillo Facility.

(b)                                 Insurance.  Administrative Agent will have received documentation satisfactorily demonstrating that all insurance required to be maintained pursuant to Section 6.06 has been obtained and is in effect, including the certificates and lender loss payable endorsement naming Administrative Agent, for the benefit of the Secured Parties, as lender loss payee or mortgagee in respect of each policy of property insurance of the Loan Parties, and Administrative Agent, on behalf and for the benefit of itself and the Lending Parties, as additional insureds in respect of each policy of liability insurance of the Loan Parties.

(c)                                  No Litigation.  No Proceeding instituted by any Person (including any Governmental Authority) will be pending in any court or before any arbitrator or mediator or before any

Governmental Authority, or will have been threatened in writing by any Person (including any Governmental Authority) to be instituted, (i) with respect to this Agreement or any of the related Loan Documents, or (ii) which could, if adversely determined, reasonably be expected to have or result in a Material Adverse Effect.

(d)                                 Due Diligence.  Administrative Agent will have completed, to its satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries (including receipt and review of UCC, intellectual property and other customary search reports), all in scope and determination satisfactory to Administrative Agent and the Lenders.

(e)                                  Financial Projections.  Administrative Agent will have received projected financial statements (including Consolidated balance sheets, income statements and statements of cash flows) of Borrower and its Consolidated Subsidiaries through the fifth Fiscal Year following the Closing Date (which for the first Fiscal Year will be shown on a quarterly basis) prepared on a pro forma basis after giving effect to the Transactions, in form and substance and at levels satisfactory to the Arrangers.

(f)                                   Know Your Customer.  Administrative Agent will have received all documentation and other information requested by any Lender from the Loan Parties under applicable “know your customer” and other Sanctions, anti-money laundering and anti-corruption Laws, including the PATRIOT Act, with results satisfactory to each Lender.

(g)                                 New Lender Agreements.  Administrative Agent will have received from any new Lender acceding to this Agreement, and not previously party to the Original Credit Agreement (each a “New Lender”) an accession agreement (a “New Lender Agreement”), executed by such New Lender and accepted by Administrative Agent.

(h)                                 Payment of Unpaid Fees, Expenses, Charges and Disbursements Related to the Original Credit Agreement.  Borrower will have paid or will concurrently pay, using proceeds of the initial Credit Extensions under this Agreement, all accrued and unpaid interest, and all accrued and incurred and unpaid fees, costs and expenses payable to the Existing Lenders outstanding as of the Closing Date under the Original Credit Agreement.

(i)                                    Post-Closing Items Agreement. Administrative Agent will have received a letter agreement, dated the Closing Date and executed by Borrower, on behalf of the Loan Parties (the “Post-Closing Items Agreement”), and detailing certain actions to be taken and items to be delivered by the Loan Parties within specified time periods following the Closing Date.

(j)                                    Payment of Fees, Expenses, Charges and Disbursements Related to the Transactions.  Borrower will have paid or will concurrently pay, using proceeds of the initial Credit Extensions under this Agreement, all (i) fees required to be paid to Administrative Agent, the Arrangers and any Lending Party on or before the Closing Date and (ii) reasonable and documented out-of-pocket fees, expenses, charges and disbursements of HSBC (and its Affiliate HSBC Securities (USA) Inc.) as an Arranger and as Administrative Agent (limited, in the case of legal fees and expenses, to the reasonable fees, expenses, charges and other disbursements of Sheppard Mullin Richter & Hampton, LLP, as primary counsel to HSBC in its capacities as an Arranger and Administrative Agent, plus one firm of local counsel in each relevant material jurisdiction, which shall include Switzerland and such other relevant jurisdictions as are determined by HSBC in good faith to be material, and which may include a single special counsel acting in multiple jurisdictions), in each case incurred in connection with the Facilities and the preparation, negotiation and enforcement of the Loan Documents and any collateral arrangements in connection therewith, plus such additional amounts of such fees, charges and disbursements as will constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by HSBC (and its Affiliate HSBC Securities (USA) Inc.) through the closing proceedings (provided that such estimate will not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Notwithstanding anything to the contrary contained herein, this Agreement will not become effective or be binding on any party hereto unless all of the conditions precedent to the effectiveness of this Agreement as specified in this Section 4.01 are satisfied (or are otherwise waived in writing in accordance with this Agreement) at or before 2:00 p.m. on November 15, 2016.  Administrative Agent will promptly notify each Borrower and each Lending Party of the occurrence of the Closing Date, and such notice will be conclusive and binding on all parties hereto.  For purposes of determining compliance with the conditions specified in this Section 4.01 (but without limiting the generality of the provisions of Section 9.04), (a) each Lending Party that has signed this Agreement will be deemed to have consented to, approved or accepted or become satisfied with, each document or other matter required hereunder to be consented to or approved by or to be acceptable or satisfactory to a Lending Party unless Administrative Agent will have received written notice from such Lending Party prior to the proposed Closing Date specifying its objection thereto, and (b) the making or issuance of a Credit Extension hereunder by a Lending Party on the Closing Date being conclusively deemed to be its satisfaction or waiver of the conditions precedent set forth in this Section 4.01 and in Section 4.02 with respect to such Credit Extension.

Section 4.02                            Conditions to All Credit Extensions.

The obligation of each Lending Party to make any Credit Extension hereunder (including its initial Credit Extensions on the Closing Date) or to honor any Request for Credit Extension is further subject to the satisfaction, as determined by Administrative Agent, of each of the following separate and additional conditions precedent:

(a)                                 Truth and Correctness of Representations and Warranties.  The representations and warranties of Borrower and each other Loan Party contained in this Agreement (including Article V) or in any other Loan Document (or, in respect of the initial Credit Extensions to be made as of the Closing Date only, in the Collateral Information Certificate) will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such Credit Extension, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.10 will be deemed to refer to the most recent statements furnished pursuant to Section 6.01 (provided, however, that in the case of any Borrowing of any Additional Revolving Credit Loan or any Additional Term Loan for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), the representations and warranties required to be true and correct as set forth in this clause (a) shall be limited to the Specified Representations).

(b)                                 No Default or Event of Default.  No Default or Event of Default will then exist, or will result from such proposed Credit Extension or from the application of the proceeds thereof or from the honoring of any Request for Credit Extension (provided, however, that in the case of any Borrowing of any Additional Revolving Credit Loan or any Additional Term Loan for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), no Specified Event of Default shall have occurred and be continuing).

(c)                                  No Material Adverse Effect.  No Material Adverse Effect will have occurred since January 31, 2016.

(d)                                 Requests for Credit Extensions.  Administrative Agent and, if applicable, the Swing Line Lender or L/C Issuer will have received the applicable Request for Credit Extension.

(e)                                  Alternative Currencies.  In the case of a Credit Extension to be denominated in an Alternative Currency, there will not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

ARTICLE V
Representations and Warranties

To induce Administrative Agent and each Lending Party to enter into this Agreement and the Lending Parties to make or issue the Credit Extensions hereunder, each Loan Party hereby represents and warrants to Administrative Agent and each Lending Party as follows:

Section 5.01                            Corporate Existence and Power.

Each Loan Party and each of its Subsidiaries (a) is a corporation, partnership or limited liability company or other entity duly organized, validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its incorporation, organization or formation (subject to such changes after the date hereof as are permitted under the Loan Documents); (b) has the legal power and authority (i) to own its assets and carry on its business substantially as currently conducted by it and such business as contemplated to be conducted by it upon and following the consummation of the Transactions, and (ii) to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party; and (c) to the extent such concept is applicable in  the relevant jurisdiction, is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is licensed and in good standing under the laws of each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification or license, except, in the case of the preceding clauses (a) (but only as to any Subsidiary that is not a Loan Party), (b) and (c), to the extent that the failure to do so could not reasonably be expected to have or result in a Material Adverse Effect.

Section 5.02                            Corporate Authorization; No Contravention.

The execution and delivery by each Loan Party, and the performance by each Loan Party of its obligations under each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law applicable to any Loan Party or any of its Subsidiaries or any of their respective properties, except with respect to clauses (b) and (c), to the  extent such conflict, breach, violation or contravention or creation of Lien could not reasonably be  expected to have or result in a Material Adverse Effect.

Section 5.03                            Governmental Authorization; Compliance with Laws.

(a)                                 Governmental Authorizations.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by any Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (iii) the validity or perfection of the Liens created under the Collateral Documents (including the first priority nature thereof, subject only to Permitted Liens), except (A) as have been obtained or made as of the Closing Date and are in full force and effect, (B) for the authorizations, approvals, actions, notices and filings necessary for the perfection of Liens created pursuant to the Collateral Documents or the exercise of remedies pursuant thereto and (C) for any subsequent filings and recordings in the United States Patent and Trademark Office and United States Copyright Office with respect to registrations or applications for intellectual property acquired or obtained by any Loan Party after the date hereof.

(b)                                 Compliance with Laws.  Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws applicable to such Person or any of its properties and with all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.  Each Loan Party and each of its Subsidiaries has all governmental licenses, authorizations, consents and approvals required or otherwise necessary to own its assets and carry on its business substantially as currently conducted by it and such business as contemplated to be conducted by it upon and following the consummation of the transactions contemplated by the Loan Documents, except to the extent the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have or result in a Material Adverse Effect.

Section 5.04                            Binding Effect.

This Agreement has been, and each other Loan Document (when delivered hereunder) will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforcement thereof may be limited by Debtor Relief Laws or other applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in law or equity).

Section 5.05                            Litigation.

Except as specifically disclosed on Schedule 5.05, (a) there are no Proceedings pending or, to each Loan Party’s knowledge, threatened in writing against any Loan Party or any of its respective Subsidiaries, or against any of such Persons’ properties, at law or in equity, before any court, arbitrator, mediator or other Governmental Authority, and (b) to each Loan Party’s knowledge, there is no investigation by any Governmental Authority of any Loan Party’s or any such Subsidiary’s affairs or properties, except (in the cases of the preceding clauses (a) and (b)) for such claims, actions, suits, proceedings, litigation and investigations as could not reasonably be expected to have or result in a Material Adverse Effect.

Section 5.06                            ERISA Compliance.

(a)                                 Except as could not reasonably be expected to have or result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal, foreign or, to the extent not pre-empted by ERISA, state Laws.  Except as could not reasonably be expected to have or result in a Material Adverse Effect, each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified or is entitled to rely upon an opinion or notification letter issued to the sponsor of an IRS-approved master or prototype plan or volume submitter plan document or an application for such a letter is currently being processed by the IRS.  Except as could not reasonably be expected to have or result in a Material Adverse Effect, each trust related to any such Plan is exempt from Federal income tax under Section 501(a) of the Code.  To the knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)                                 There are no pending or, to the knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to have or result in a Material Adverse Effect.

(c)                                  Except as could not reasonably be expected to have or result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                                 Neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any liability under, any active or terminated Pension Plan other than on the Closing Date, those listed on Schedule 5.06.

(e)                                  Each Foreign Pension Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, none of Borrower, its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Borrower or any of its Subsidiaries, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Administrative Agent and the Lenders in respect of any unfunded liabilities in accordance with applicable Law or, where required, in accordance with ordinary accounting practices, if any, in the jurisdiction in which such Foreign Pension Plan is maintained, in each case except to the extent the failure to establish any such reserves could not reasonably be expected to have or result in a Material Adverse Effect.  The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect.  There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against Borrower or any of its Subsidiaries with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.07                            Use of Proceeds.

Borrower will use the proceeds of the Loans and other Credit Extensions made available hereunder solely for the purposes set forth in and as permitted by Section 7.10.

Section 5.08                            Title to Properties.

Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, or valid rights to use (including easements) all real property necessary to the ordinary conduct of their respective businesses, except for Permitted Liens and for defects in title that do not interfere in any material respect with the Loan Parties’ ability, taken as a whole, to conduct business.  As of the Closing Date, no property owned by any Loan Party or any of its respective Subsidiaries is subject to any Liens other than Permitted Liens.

Section 5.09                            Taxes.

All Federal and other material state, local and foreign tax returns, reports and statements required to be filed by any Loan Party or any of its Subsidiaries have been filed with the appropriate Governmental Authorities and all material taxes, assessments, fees and other governmental charges and impositions shown thereon to be due and payable by such Person have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or such Person is diligently contesting its liability therefor in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Person.

Section 5.10                            Financial Condition; No Material Adverse Effect; No Event of Default.

(a)                                 All balance sheets, and all statements of income, of shareholders’ equity, and of changes in cash flow furnished to Administrative Agent and the Lenders by or on behalf of Borrower for the purposes of or in connection with this Agreement or any of the other Loan Documents have been prepared in accordance with GAAP consistently applied (from period to period except as and to the extent disclosed in the financial statements; provided, that any such disclosed changes will continue to be in accordance with GAAP) throughout the periods involved and such data, together with all other financial data (other than projections and financial data calculated on a pro forma basis and other forward-looking statements) will present fairly in all material respects the financial condition of the entities involved as of the dates thereof and the result of their operations for the periods covered thereby (except that interim financial statements will be subject to audit and customary year-end adjustments and may not have footnotes).  All financial projections and forecasts which have been furnished to Administrative Agent and the Lenders for purposes of or in connection with this Agreement were prepared in good faith on the basis of assumptions which were, in the opinion of the management of Borrower, reasonable at the time made; and at the time of delivery, the management of Borrower believed, in good faith, that the assumptions used in preparation of the financial projections and forecasts remain reasonable (it being understood that such financial projections and forecasts are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of any Loan Party, and are not guarantees of financial performance, that actual results may differ significantly from such  financial projections and forecasts and such differences may be material, and no assurances can be given that such financial projections and forecasts will be realized).

(b)                                 Since January 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have or result in a Material Adverse Effect.

(c)                                  No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.  Other than this Agreement and the other Loan Documents, no default exists under any Material Contract or other document to which any Loan Party or any of their Subsidiaries is a party or otherwise subject to that has had or could reasonably be expected to have or result in a Material Adverse Effect.

Section 5.11                            Margin Regulations.

No Loan Party nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock (it being understood that Loan Parties may purchase common stock of Borrower from time to time).  No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose, in each case, in a manner that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X adopted by the FRB.

Section 5.12                            Intellectual Property.

Except as specifically disclosed on Schedule 5.12, each Loan Party and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, copyrights, trademarks, service marks, trade names, domain names, mask works, trade secrets, proprietary information, proprietary formulas, rights in computer programs and databases and other intellectual property rights that are reasonably necessary for the operation of its respective businesses (including the business of Borrower and its Subsidiaries) as currently conducted by it, except to the extent that failure to hold such ownership, license or other right could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  No Loan Party has any knowledge that the use of such intellectual property by such Loan Party or any of its Subsidiaries in, and the operation of, its business as currently conducted infringes any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

Section 5.13                            Capitalization and Subsidiaries.

As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13.  Set forth on Part (a) of Schedule 5.13 is a complete and accurate list of all

Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation and the address of its principal place of business.  The copy of each Organizational Document of each Loan Party provided pursuant to Section 4.01(a)(iii) is a true and correct copy of such document, and is valid and in full force and effect, in each case, as of the Closing Date.  Aside from its Subsidiaries disclosed in Part (a) of Schedule 5.13, as of the Closing Date no Loan Party owns, of record or beneficially, any Equity Interests in any other Person other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests owned by any Loan Party  in each of its direct Subsidiaries has been validly issued, is fully paid and non-assessable (if applicable), and is owned by such Loan Party of record and beneficially free and clear of all Liens except those created under the Collateral Documents and Permitted Liens.

Section 5.14                            Liens on Collateral.

The provisions of the Collateral Documents and the other Loan Documents create legal and valid security interests in and Liens on the Collateral in favor of Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute valid and, in the case of the personal property Collateral, upon the  taking of actions, notices and filings set forth in the Security Agreement, perfected and continuing Liens on the Collateral (except to the extent otherwise provided or permitted by the Security Agreement or, with respect to perfection, otherwise not required to be perfected under this Agreement or the Collateral Documents) securing, in the case of Borrower, the Obligations, and in the case of the Guarantors (on a joint and several basis), the Guaranteed Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens in and on the Collateral except (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of Administrative Agent pursuant to applicable Law, and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent Administrative Agent has not obtained or does not maintain possession of such Collateral.

Section 5.15                            [Intentionally Omitted.]

Section 5.16                            Solvency.

Borrower is, and the Loan Parties, taken as a whole on a Consolidated basis, are, Solvent, including upon the consummation of the transactions contemplated by this Agreement to be consummated on the Closing Date.

Section 5.17                            Sanctions and Anti—Corruption Laws.

(a)                                 None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower, any director, officer, employee, or agent of Borrower or any of its Subsidiaries is a Person that is, or is owned or Controlled by, Persons that are (i) listed on any Sanctions-related list of designated persons maintained by the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of country-wide or territory-wide Sanctions, including, currently as of the Closing Date, Cuba, the Crimea region of Ukraine, Iran, North Korea, Sudan and Syria (such Persons described in this clause (a) referred to herein as “Sanctioned Persons”).

(b)                                 None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower, any director, officer, employee or agent of Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of any applicable anti-bribery Law or other anti-corruption Law, including the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).  Furthermore, Borrower and its Subsidiaries have conducted their businesses in material compliance with the UK Bribery Act, the FCPA and similar applicable Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 5.18                            Investment Company Status.

None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

Section 5.19                            Insurance.

The assets, properties and businesses of each Loan Party and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of any Loan Party (determined at the time such insurance is obtained, renewed or reissued), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in similar locations and as required to be maintained pursuant to Section 6.06.

Section 5.20                            Full Disclosure.

The Loan Parties have disclosed or made available, including pursuant to public filings with the SEC, to Administrative Agent and the Lending Parties all matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No financial statement, material report, material certificate or other material information (excluding projected financial information, pro forma financial information, estimated financial information, other projected or estimated information and other forward-looking statements and information of a general economic or industry specific nature) furnished (in writing) by or on behalf of any Loan Party or any Subsidiary thereof to Administrative Agent or any Lending Party  in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information, other projected or estimated information and other forward-looking statements, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such financial projections and forecasts are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of any Loan Party, and are not guarantees of financial performance, that actual results may differ significantly from such  financial projections and forecasts and such differences may be material, and no assurances can be given that such financial projections and forecasts will be realized).

ARTICLE VI
Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than under Secured Swap Obligations, Secured Cash Management Obligations and contingent amounts not yet due) under any Loan Document have been paid in full in cash and all Credits have expired or been terminated and the Unreimbursed Amount of all Credit Borrowings shall have been reimbursed (unless the outstanding amount of the Obligations in respect of any Credits related thereto has been cash collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), each Loan Party hereto covenants and agrees with the Lenders that it will, and will cause each of its Subsidiaries to:

Section 6.01                            Financial Statements.

Deliver to Administrative Agent (and Administrative Agent will promptly make such information available to the Lending Parties in accordance with its customary practice):

(a)                                 Annual Financial Statements.  No later than ninety days after the end of each Fiscal Year, a Consolidated balance sheet as at the end of such year and related Consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Consolidated Subsidiaries prepared for such Fiscal Year, setting forth, in comparative form the figures for such Fiscal Year and the previous Fiscal Year, all in reasonable detail and accompanied by (i) a report thereon of Deloitte Touche LLP, any other “big four” firm of independent public accountants or any other independent public accountants of recognized national standing selected by Borrower and otherwise reasonably satisfactory to Required Lenders, which report will not be qualified as to scope or contain any “going concern” qualification, other than a qualification related to the maturity of Loans or potential non-compliance with any financial covenants hereunder, and will state that such financial statements present fairly in all material respects the financial position of Borrower and its Subsidiaries on a Consolidated basis as at the dates indicated and the results of its operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards, and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year;

(b)                                 Fiscal Period Financial Statements.  No later than forty-five days after the end of each of the first three Fiscal Periods during each Fiscal Year, a Consolidated balance sheet as at the end of such period and the related Consolidated statements of income and cash flows of Borrower and its Consolidated Subsidiaries prepared for such Fiscal Period and (for such financial statements prepared for the first three Fiscal Periods of any Fiscal Year) for such Fiscal Year to date, setting forth in each case in comparative form the figures for the corresponding period(s) of the previous Fiscal Year end and the then current Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Borrower having responsibility for financial matters that they (i) present fairly in all material respects the financial condition of Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of its operations and changes in their cash flow for the periods indicated  and (ii) have been prepared in accordance with GAAP, subject to the absence of footnotes and changes resulting from audit and customary year-end adjustments.  With each such quarterly financial reports, Borrower will also deliver management’s discussion and analysis of the important operational and financial developments during such Fiscal Period and a general comparison of such financial reports against the budget delivered pursuant to Section 6.01(d);

(c)                                  Compliance Certificate.  Together with the financial statements delivered pursuant to Sections 6.01(a) and (b), a Compliance Certificate dated as of the last day of such reporting period, in each case certified by a Responsible Officer of Borrower having responsibility for financial matters, with appropriate insertions (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and will be deemed to be an original authentic counterpart thereof for all purposes);

(d)                                 Budget.  No later than forty-five Business Days after approval thereof by Borrower’s Board of Directors (and in any event no later than forty-five days following the last day of each Fiscal Year), an annual operating budget of Borrower and its Subsidiaries on a Consolidated basis for the forthcoming Fiscal Year prepared on a quarterly basis, including a pro forma balance sheet and statements of income and of sources and uses of cash; provided that in the event any budget is materially revised in any Fiscal Year and is subsequently approved by Borrower’s Board of Directors, such revised budget will be delivered to Administrative Agent promptly and in any event no later than twenty Business Days after approval thereof by Borrower’s Board of Directors; and provided further that each such budget shall be prepared in good faith on the basis of assumptions which are, in the opinion of the management of Borrower, reasonable at the time made;

(e)                                  Accountants’ Statement.  Together with each delivery of audited financial statements pursuant to Section  6.01(a), a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, and (ii) stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default to the extent such Event of Default relates to accounting matters (which certificate may be limited to the extent required by accounting rules or guidelines); provided that such accountants will not be responsible for any failure to obtain knowledge of a Default or Event of Default that would not be disclosed in the course of their audit examination; and

(f)                                   Other Reports.  Promptly upon any request by Administrative Agent or any Lending Party, a copy of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary thereof, or any audit of any of them.

Section 6.02                            Other Information.

Deliver to Administrative Agent (which will promptly make such information available to the Lending Parties in accordance with its customary practice):

(a)                                 Equity Interest Reports and Public Filings.  Promptly after the same are filed or delivered, copies of each annual report, proxy or financial statement or other material report or communication sent to the holders of Equity Interests of Borrower (including any Qualified Preferred Stock) in their capacity as shareholders, and copies of all annual, regular, periodic and special reports and registration statements that Borrower or any of its Subsidiaries may file or be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto;

(b)                                 Materials from Governmental Authorities.  Promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material non-routine correspondence received from any Governmental Authority (including the SEC or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding any material financial or other material operational results of Borrower and Subsidiaries, together or individually;

(c)                                  Insurance Reports.  Promptly upon the reasonable request of Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for

Borrower and its Subsidiaries and containing such additional information as Administrative Agent may reasonably specify;

(d)                                 “Know Your Customer”.  Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer”, anti-corruption and anti-money laundering Laws (including the PATRIOT Act), as from time to time reasonably requested by Administrative Agent or any Lending Party;

(e)                                  Accounting Policies and Financial Reporting Practices. Promptly upon the occurrence thereof, notice of any material change in Borrower’s or any of its Consolidated Subsidiaries’ accounting policies or financial reporting practices, except changes required by GAAP;

(f)                                   Security Agreement Schedules.  Together with the delivery of each Compliance Certificate pursuant to Section 6.01(c), provide Administrative Agent with supplements to the schedules to the Security Agreement to the extent necessary to update or correct such schedules so that such schedules are accurate in all material respects; and

(g)                                 Additional Information.  Promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof or compliance with the terms of the Loan Documents, as Administrative Agent or any Lending Party may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 10.02; (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lending Party and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); or (iii) on which such documents are posted to EDGAR; provided that: (A) Borrower will deliver paper copies of such documents to Administrative Agent upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lending Party and (B) Borrower will notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents within three Business Days after such documents have been posted.  Administrative Agent will have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.  Notwithstanding anything to the contrary in Sections 6.01, 6.02 and 6.03 or any other Loan Document, none of Borrower or any of its Subsidiaries shall be required to disclose  any document, information or other matter (a) that constitutes non-financial trade secrets, (b) in respect of which disclosure to Administrative Agent or any Lending Party (or any of their respective representatives) is prohibited by any Applicable Law or any binding contractual agreement as to confidentiality with a third party or (c) is subject to attorney-client privilege or constitutes attorney work product.

Section 6.03                            Notices.

Promptly, and in no event more than five Business Days after any Responsible Officer or any other senior executive officer of any Loan Party becomes aware thereof, notify Administrative Agent (which will promptly make such information available to the Lending Parties in accordance with its customary practice) of:

(a)                                 Defaults and Events of Default.  The occurrence of any Default or Event of Default;

(b)                                 Litigation.  The (i) institution of any investigation, litigation, alternative dispute proceeding (including any Insolvency Proceeding) or other similar suit or proceeding (a “Proceeding”) by any Person, including any Governmental Authority,  (A) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by any Loan Party of more than the Threshold Amount, (B) with respect to which there is a reasonable likelihood of a finding adverse to a Loan Party, which adverse finding, if made, could reasonably be expected to have or result in a Material Adverse Effect, or (C) which seeks in any manner to invalidate any Loan Document or any provision thereof or to otherwise enjoin the performance of any Loan Document or any provision thereof, and (ii) of any material development in any Proceeding described in the foregoing clause (i);

(c)                                  ERISA Events.  The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of  Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount;

(d)                                 Certain Events.  The (i) occurrence of any Disposition of property or assets for which Borrower is required to make a mandatory prepayment pursuant to Section 2.05(c)(i), (ii) receipt of any insurance proceeds or condemnation awards in respect of any Recovery Event for which Borrower is required to make a mandatory prepayment pursuant to Section 2.05(c)(ii), or (iii) the occurrence of a Change of Control.

(e)                                  Swap Contracts.  Upon request from time to time of Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which any Loan Party is a party;

(f)                                   Material Adverse Effect.  Any other event or occurrence (including any event or occurrence with respect to the Collateral) in addition to those listed in clauses (a) through (h) above which has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(g)                                 Margin Stock.  Any purchase or other acquisition by any Loan Party of any Margin Stock that, upon such Loan Party acquiring rights therein, will directly or indirectly secure the Obligations (within the meaning of Regulations U and X adopted by the FRB), and in connection therewith, the Loan Parties will comply with all requirements of Section 6.13 and applicable Law with respect to such Margin Stock and will complete, execute and deliver to Administrative Agent such documentation with respect to the acquisition of such Margin Stock, including a Form U-1 or Form G-3, as applicable, of the FRB, as Administrative Agent may require in its Reasonable Discretion.

Each notice pursuant to this Section 6.03 will be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and, to the extent applicable, stating what action, if any, Borrower (or the other applicable Person) has taken or proposes to take with respect thereto.

Section 6.04                            Preservation of Existence and Entitlements.

(a)                                 Preserve, renew and maintain in full force and effect its respective legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05, or with respect to non-Loan Parties, except to the extent such failure to preserve, renew and maintain its legal existence and good standing could not reasonably be expected to have or result in a Material Adverse Effect;

(b)                                 Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its respective businesses, except to the extent that the failure to do so could not reasonably be expected to have or result in a Material Adverse Effect; and

(c)                                  Preserve or renew their respective registrations for copyrights, patents, trademarks, service marks, mask works, and domain names, the non-preservation or non-renewal of which could reasonably be expected to have or result in a Material Adverse Effect.

Section 6.05                            Maintenance of Properties.

Maintain, preserve and protect (or replace in the ordinary course of business) all of their respective material tangible properties and equipment necessary to the operation of its respective businesses in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty or force majeure events, and make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

Section 6.06                            Maintenance of Insurance.

(a)                                 Property and Liability Insurance.  Maintain or cause to be maintained, with financially sound and reputable insurance companies or other insurers (determined at the time such insurance is obtained, renewed or reissued), such commercial general liability insurance (including coverage for third party bodily injury (including death) and property damage) and “special perils” form property insurance (including business interruption insurance), with respect to bodily injury and liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties and their Subsidiaries as may customarily be carried or maintained under similar circumstances by companies of similar size engaged in similar businesses and owning similar properties, in each case in such amounts with such deductibles, covering such risks and otherwise on such terms and conditions as will be customary for companies similarly situated in the industry, subject to commercially reasonable and prudent adjustments made by Borrower and its Subsidiaries.  Each such policy of insurance will (i) name Administrative Agent, for the benefit of the Secured Parties, as an additional insured in respect of public liability policies of the Loan Parties and (ii) in the case of each property or casualty insurance policy of the Loan Parties, contain a lender loss payable or mortgagee clause or endorsement, as the case may be, satisfactory to Administrative Agent in its Reasonable Discretion, that names Administrative Agent, for the benefit of the Secured Parties, as the loss lender payee or mortgagee thereunder, as the case may be.  Borrower will use commercially reasonable efforts to obtain endorsements to its public liability policies and property and casualty policies that provide for at least thirty days (or ten days in the case of nonpayment of premiums) prior written notice to Administrative Agent of any cancellation of such policy and any material modification of such policy that reduces or releases coverage or otherwise adversely limits or affects the protection afforded by such policy.  The provisions of this Section 6.06 will be deemed supplemental to, but not duplicative of, the provisions of any Collateral Document that requires the maintenance of insurance.

(b)                                 Flood Insurance.  If at any time any Mortgaged Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agent or any successor thereto, Borrower will, and will cause each of its Subsidiaries, as applicable, to, at all times keep and maintain flood insurance in an amount reasonably satisfactory to Administrative Agent but in no event less than the amount sufficient to comply with the rules and regulations promulgated under the National

Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (and any other applicable similar Law).

Section 6.07                            Compliance with Laws.

Comply in all material respects with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to them or to their respective assets, properties or businesses, and will use and operate all of its facilities and properties in compliance with all applicable Laws and keep all permits, approvals, certificates and other authorizations of Governmental Authorities as is required by applicable Law in effect and remain in compliance therewith, except, in each case, where the failure to comply therewith could not reasonably be expected to have or result in a Material Adverse Effect.

Section 6.08                            Books and Records.

Maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied are made of all material financial transactions and matters involving its respective properties and businesses.

Section 6.09                            Inspection Rights.

Permit representatives and independent contractors of Administrative Agent to visit and inspect any of their respective properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors (limited, in the case of directors (in such capacity), to the directors of Subsidiaries of Borrower), officers, managers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower, and Borrower agrees to bear the reasonable and documented out-of-pocket costs and expenses of such visits; provided that, unless an Event of Default has occurred and is continuing, only one such visit and related inspection may occur during any Fiscal Year.  Notwithstanding anything to the contrary in this Section 6.09 or any other Loan Document, neither Borrower nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies or taking of extracts of, or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets, (b) in respect of which disclosure to Administrative Agent or any Lending Party (or any of their respective representatives) is prohibited by any Applicable Law or any binding contractual agreement as to confidentiality with a third party or (c) that is subject to attorney-client privilege or constitutes attorney work product.

Section 6.10                            [Intentionally Omitted.]

Section 6.11                            Covenant to Guarantee Obligations and Give Security.

(a)                                 New or Acquired Subsidiaries.  Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary, other than, specifically, any such Subsidiary that constitutes (1) a Foreign Subsidiary, (2) a Domestic Subsidiary that is either a Foreign Subsidiary Holdco or a Restricted Subsidiary or (3) a Subsidiary that otherwise is prohibited by applicable Law existing as of the date such Subsidiary was formed or acquired by Borrower from providing the Guaranty of the Obligations contemplated by Section 10.15 or would require the express consent, approval, license or authorization of a Governmental Authority (including any such regulatory authority) having jurisdiction thereover unless such express consent, approval, license or authorization has been obtained (any Subsidiary described in any of the preceding subclauses (1) through (3), inclusive, shall be deemed, for purposes of this Section 6.11, an “Excluded Subsidiary”), Borrower will (subject to the proviso at the end of this Section 6.11(a)), in each case at Borrower’s expense:

(i)                                    within twenty Business Days after such formation or acquisition (or such longer period as may be agreed by Administrative Agent in its sole discretion), and within twenty Business Days after any Restricted Subsidiary has been re-designated an Unrestricted Subsidiary pursuant to the definition of “Restricted Subsidiary” set forth in Section 1.01 (or such longer period as may be agreed by Administrative Agent in its sole discretion), cause such Subsidiary to duly execute and deliver to Administrative Agent a Joinder Agreement in the form attached to this Agreement as Exhibit C pursuant to which such Person is joined to this Agreement and becomes a Guarantor hereunder for all purposes of this Agreement, including Section 10.15, and the other Loan Documents, guaranteeing the other Loan Parties’ Obligations under the Loan Documents;

(ii)                                subject to subclauses (iii) through (v) below of this Section 6.11(a), within twenty Business Days after such formation or acquisition (or such longer period as may be agreed by Administrative Agent in its sole discretion), and within twenty Business Days after any Restricted Subsidiary has been re-designated an Unrestricted Subsidiary pursuant to the definition of “Restricted Subsidiary” set forth in Section 1.01 (or such longer period as may be agreed by Administrative Agent in its sole discretion), cause such Subsidiary (and cause each direct parent of such Subsidiary, if it has not already done so) to duly execute and deliver to Administrative Agent such Loan Documents, or joinders, supplements or addenda thereto, as applicable, including the Environmental Indemnity and such Collateral Documents as may be deemed necessary or advisable by Required Lenders or Administrative Agent, in their Reasonable Discretion, which Loan Documents, including any joinders, supplements or addenda thereto, will be in form and substance satisfactory to Administrative Agent, in its Reasonable Discretion;

(iii)                            within sixty days after such formation or acquisition (or such longer period as may be agreed by Administrative Agent in its sole discretion), and within sixty Business Days after any Restricted Subsidiary has been re-designated an Unrestricted Subsidiary pursuant to the definition of “Restricted Subsidiary” set forth in Section 1.01 (or such longer period as may be agreed by Administrative Agent in its sole discretion), cause such Subsidiary (and cause each direct parent of such Subsidiary, if it has not already done so) to take whatever action (including the execution and delivery of a joinder to the Security Agreement, the recording of Mortgages, the filing of Financing Statements, the giving of notices and the execution and delivery of Grants of IP Security Interests (or supplements thereto) and deposit account and securities account control agreements) as required under the Collateral Documents, to vest in Administrative Agent valid Liens on and perfected (to the extent required to be perfected under the Collateral Documents) security interests in the properties purported to be subject to the Collateral Documents delivered pursuant to this Section 6.11, in each case enforceable against all third parties in accordance with their terms, subject only to Permitted Liens; provided that only 65% of the total combined power of all classes of Equity Interests entitled to vote (within the meaning of Treasury Regulations section 1.956-2(c)(2)) of (x) any first tier Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) or (y) any Foreign Subsidiary Holdco, will be required to be pledged to secure the Obligations of Borrower (or the Guarantied Obligations of any Guarantor) (although 100% of the non-voting Equity Interest of each first tier Foreign Subsidiary or Foreign Subsidiary Holdco described in clause (x) or (y) of this proviso, respectively, will be required to be pledged);

(iv)                             if requested by Administrative Agent, in its Reasonable Discretion, within sixty days after such formation or acquisition (or such longer period as may be agreed by Administrative Agent in its sole discretion), deliver to Administrative Agent a favorable opinion, addressed to Administrative Agent and the Lending Parties, of counsel for the Loan Parties as to the matters contained in clauses (i), (ii) and (iii) above, and as to such other matters as Administrative Agent may reasonably request; and

(v)                                 as promptly as reasonably practicable, upon the request of Administrative Agent in its Reasonable Discretion, to Administrative Agent with respect to each parcel of fee owned real property that is required hereunder to be made subject to a Mortgage, appraisals (satisfactory to the requirements of FIRREA), title reports, surveys and engineering, flood, soils and other reports, flood certificates and environmental assessment reports (it being understood that the recordation of a Mortgage against any such parcel of real property  required to be pledged as Collateral will further be subject to compliance with Section 6.06(b) and applicable Law), provided that, notwithstanding the foregoing and subject to Section 6.11(c), such Person will not be required to execute and deliver a Joinder Agreement to Administrative Agent and thereby become a Guarantor hereunder or to execute and deliver or otherwise provide the Collateral Documents and other documents contemplated of a new Guarantor under this Section 6.11(a) if such Person is an Excluded Subsidiary; and provided, further, that this Section 6.11(a) will not apply to (and Borrower and the other Loan Parties are not required to grant a Mortgage in) (x) any fee-owned real property assets, the fair market value of which is less than $5,000,000 as of the date of such Loan Party’s acquisition thereof, and (y) any real property leased or subleased (as opposed to fee-owned) by Borrower or such other Loan Party).

(b)                                 Acquisitions of Real Property by Loan Parties. Following the Closing Date, upon the acquisition by any Loan Party of a fee interest in any real property assets having a fair market value as of the date of such Loan Party’s acquisition thereof of $5,000,000 or greater, if such property, in the judgment of Administrative Agent, will not already be subject to a valid mortgage lien in favor of Administrative Agent, for the benefit of the Secured Parties, then Borrower will, at Borrower’s expense:

(i)                                    cause the applicable Loan Party, within sixty days after such acquisition of a fee interest in any real property assets having a fair market value as of the date of such Loan Party’s acquisition thereof of $5,000,000 or greater  to take whatever action as may be necessary or advisable in the opinion of Administrative Agent in its Reasonable Discretion to vest in Administrative Agent valid and subsisting Liens on such property pursuant to and in accordance with the Collateral Documents, in each case enforceable against all third parties in accordance with their terms, subject only to Permitted Liens;

(ii)                                deliver to Administrative Agent (if requested by Administrative Agent in its Reasonable Discretion), within sixty days after such acquisition (or such longer period as may be agreed by Administrative Agent in its sole discretion), a favorable opinion, addressed to Administrative Agent and the other Secured Parties, of counsel for the Loan Parties as to the matters contained in clause (i) above and as to such other matters as Administrative Agent may reasonably request; and

(iii)                            as promptly as reasonably practicable, deliver, upon the request of Administrative Agent (or any Lender with regard to flood information), each in its Reasonable Discretion, to Administrative Agent with respect to such real property appraisals (satisfying the requirements of FIRREA), title reports, surveys, flood certificates and other flood-related documentation and information to enable any Lender to comply with applicable flood Laws, Phase I environmental assessment reports (it being understood that the recordation of a Mortgage against any such parcel of real property  required to be pledged as Collateral will further be subject to compliance with Section 6.06(b) and applicable Law).

(c)                                  Foreign Pledge Agreements.  Within sixty  days (or such longer period as may be agreed  by Administrative Agent in its sole discretion), after any request by Administrative Agent, with respect to any Equity Interests in one or more Persons organized under the Laws of a non-U.S. jurisdiction which have been pledged pursuant to the Collateral Documents, if Administrative Agent in its Reasonable Discretion determines (based on advice of local counsel and to the extent legally permitted by the relevant applicable foreign law) that it would be in the interests of the Secured Parties that the respective Loan Party or Loan Parties which own such Equity Interests authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose Equity Interest are being pledged is (or are) organized, then the respective Loan Party or Loan Parties will, subject to local Law limitations, (i) so authorize, execute and deliver one or more such additional pledge agreements (each, a “Foreign Pledge Agreement”), and (ii) take such reasonable actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Foreign Pledge Agreement (including the delivery of a favorable opinion, addressed to Administrative Agent and the other Secured Parties, of counsel for the Loan Parties as to such Foreign Pledge Agreement(s)).  Each Foreign Pledge Agreement will (A) be prepared by local counsel satisfactory to the Administrative Agent in its Reasonable Discretion and (B) be in form and substance satisfactory to the Administrative Agent in its Reasonable Discretion, it being understood and agreed, however, in the case of any Foreign Pledge Agreement entered into by Borrower or any other Loan Party, the respective Loan Party will not be required to pledge more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) in support of its obligations (x) as Borrower under this Agreement (in the case of the Borrower) or (y) under its Guaranty in respect of the Guaranteed Obligations (in the case of the other Loan Parties) (although 100% of the non-voting Equity Interests, if any, of each such Foreign Subsidiary will be required to be pledged in support of such obligations).  In determining whether to require one or more Foreign Pledge Agreements as permitted above, Administrative Agent will, in its Reasonable Discretion, consider the costs of the actions required in connection with the execution and delivery of the respective Foreign Pledge Agreements as against the relative value of the security interests and additional protection provided thereby.

Section 6.12                            Payment of Obligations.

Pay and discharge as the same will become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets the failure of which to pay could reasonably be expected to have or result in a Material Adverse Effect, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Person; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien), except as could not reasonably be expected to have or result in a Material Adverse Effect.

Section 6.13                            Further Assurances.

In addition to the obligations and documents which this Agreement expressly requires that any Loan Party or any Subsidiary thereof execute, acknowledge, deliver and perform, each Loan Party will execute and acknowledge (or cause to be executed and acknowledged) and deliver to Administrative Agent all documents, and take all actions, that may be reasonably requested by Administrative Agent from time to time hereunder to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, extent, priority and enforceability of the Liens created under the Collateral Documents, to subject to the Liens created under the Collateral Documents any property or assets intended by the terms of any Loan Document to be covered by the Collateral

Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated hereunder and thereunder.

ARTICLE VII
Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than under Secured Swap Obligations, Secured Cash Management Obligations and contingent amounts not yet due) under any Loan Document have been paid in full in cash and all Credits have expired or been terminated and the Unreimbursed Amount of all Credit Borrowings shall have been reimbursed (unless the outstanding amount of the Obligations in respect of any Credits related thereto has been cash collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), each Loan Party hereto covenants and agrees with the Lenders that it will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

Section 7.01                            Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any of the following (collectively, “Permitted Liens”):

(a)                                 Liens created under any Collateral Document securing the Obligations for the benefit of the Secured Parties;

(b)                                 (i) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 7.03 and (ii) deposits in the ordinary course of business securing liability for reimbursement obligations of insurance carriers providing insurance to Borrower or any of its Subsidiaries;

(c)                                  Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, extensions or  replacements thereof; provided that the outstanding or committed principal amount secured or benefited thereby is not increased (except by the amount of any accrued and unpaid interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions and expenses related thereto and any unutilized commitments thereunder);

(d)                                 Liens for tax liabilities, fees, assessments and other governmental charges or levies not yet delinquent or remaining payable without penalty or to the extent that non-payment thereof is permitted by Section 6.12; provided that no notice of lien has been filed or recorded under the Code asserting delinquent Taxes owing of $1,000,000 or more, which notice has not been expunged from the applicable public record (or otherwise terminated or released) within five Business Days after the earlier of (i) the date on which a Responsible Officer of any Loan Party becomes aware of such filing or recordation of the notice of lien or (ii) the date on which notice thereof is given to a Loan Party by Administrative Agent or any Lending Party;

(e)                                  Landlord’s, grower’s, supplier’s, producer’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Liens (whether arising by operation of law, contract or otherwise) arising in the ordinary course of business and which in the aggregate at any one time do not materially detract from the value of the Collateral, taken as a whole, or materially impair the use thereof in the operation of the business of the Loan Parties as a whole (or that are being contested in good faith and by appropriate proceedings timely instituted and diligently conducted, if adequate reserves with respect thereto, if any, in accordance with GAAP are set aside on the financial statements of the applicable Person);

(f)                                   pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g)                                 deposits to secure the performance of bids, trade contracts or leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(h)                                 zoning, building and other land use restrictions, easements, rights-of-way, covenants, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the real property subject thereto or materially interfere with the ordinary conduct of the business of Borrower and its Subsidiaries and, to the extent acceptable to Administrative Agent in its Reasonable Discretion, such additional exceptions to title as are set forth in any policy of lender’s title insurance delivered with respect to any Mortgaged Property (including the Title Policy);

(i)                                    Liens securing Indebtedness permitted under Section 7.03(g) (and extension, renewal and replacement Liens upon the same property); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, improvements thereto and proceeds thereof, (ii) the principal amount of Indebtedness secured thereby does not exceed the cost of acquiring, constructing and/or improving such property (including interest during construction) and (iii) such security interests and the Indebtedness secured thereby are incurred and attach prior to or within ninety days after such acquisition or the completion of such construction or improvement;

(j)                                    rights of a licensor or sublicensor under any license agreement (or other license or grant of rights to use) for the use of intellectual property or other intangible assets as to which any Loan Party or any of its Subsidiaries is the licensee or sublicensee, as applicable;

(k)                                 rights of a licensee or sublicensee under any license agreement (or other license or grant of rights to use) for the use of intellectual property or other intangible assets of (or licensed to) any Loan Party or any of its Subsidiaries as to which such Loan Party or other Subsidiary is the licensor or sublicensor, as applicable, permitted under Section 7.05(i);

(l)                                    leases or subleases granted to others in the ordinary course of business;

(m)                             interests or title of a lessor or sublessor under an operating lease;

(n)                                 Liens securing a judgment for the payment of money not constituting an Event of Default under Section 8.01(h) or securing an appeal or other surety bond related to any such judgment;

(o)                                 Liens arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit or security accounts or other funds or financial assets maintained with a creditor depository institution or securities intermediary; provided that such deposit account is not a dedicated cash collateral account in favor of such depository institution and the primary purpose of which is not to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to such deposit account, and for returned items);

(p)                                 Liens existing on any property or assets of a Person prior to the Acquisition thereof by any Loan Party or any Subsidiary thereof or existing on any property or asset of any Person that thereafter becomes a Subsidiary of Borrower after the Closing Date (and extension, renewal and replacement Liens upon the same property); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Borrower; (ii) such Lien does not extend or attach (including by being in the nature of a floating Lien) to any other property of any Loan Party or any of its Subsidiaries following such Acquisition other than, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property; and (iii) such Lien will secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Borrower, and extensions, refinancings, renewals and replacements thereof, provided that (A) the outstanding principal amount secured or benefited thereby is not increased (except by the amount of any accrued and unpaid interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions and expenses related thereto and any unutilized commitments thereunder) and (B) if such Lien secures Indebtedness, the Indebtedness secured or benefited thereby (including any such extension, renewal or replacement) is permitted by Sections 7.03(f) or (g);

(q)                                 Liens securing Indebtedness permitted under Section 7.03(e) (provided that the counterparty to any such permitted Swap Contract is a Hedge Bank);

(r)                                  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements and the proceeds thereof;

(s)                                   Liens deemed to exist in connection with repurchase agreements permitted under the definition of “Cash Equivalents” set forth in Section 1.01;

(t)                                    real estate security deposits with respect to leaseholds in the ordinary course of business;

(u)                                 interests of any collection agency in accounts receivable assigned to it by the Borrower or any Subsidiary in the ordinary course of business for the purpose of facilitating the collection of such accounts receivable;

(v)                                 Liens in favor of customs and revenues authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods;

(w)                               reservations by vendors of security interests in the ordinary course of business pursuant to Section 2-401(1) of the Uniform Commercial Code as in effect in the applicable jurisdiction;

(x)                                 Permitted Encumbrances;

(y)                                 Liens on earnest money deposits made in connection with any agreement in respect of an anticipated Permitted Acquisition; and

(z)                                  Liens not otherwise permitted under this Section 7.01, provided that the obligations secured by such other Liens will not exceed $25,000,000 in the aggregate at any time outstanding.

Section 7.02                            Investments.

Except as may be permitted by Section 7.04, make any Acquisition, or make, purchase or acquire any Investment, except for:

(a)                                 Investments in Cash and Cash Equivalents;

(b)                                 Investments to the extent constituting Permitted Acquisitions;

(c)                                  Guaranties constituting Indebtedness to the extent permitted by Section 7.03;

(d)                                 (i) Investments in any Loan Party by Borrower or any other Loan Party, (ii) Investments by Borrower or any other Loan Party in any Foreign Subsidiary or any Foreign Subsidiary Holdco (including, (A) making capital contributions to Foreign Subsidiaries or Foreign Subsidiary Holdcos, and capitalizing or forgiving any Indebtedness owed to them by a Foreign Subsidiary or a Foreign Subsidiary Holdco and permitted by Section 7.03(i), (B) all Guarantees by Loan Parties of the obligations of Foreign Subsidiaries permitted by Section 7.03(d) and (C) all Dispositions by Loan Parties to Foreign Subsidiaries and Foreign Subsidiary Holdcos permitted by Section 7.05(d) (net of the fair value of all Cash or non-Cash consideration received by the Loan Parties from Foreign Subsidiaries and Foreign Subsidiary Holdcos in respect of such Dispositions), (iii) Investments by any Subsidiary which is not a Loan Party in any Loan Party, and (iv) Investments by any Foreign Subsidiary or Foreign Subsidiary Holdco to any other Foreign Subsidiary or Foreign Subsidiary Holdco; provided that (as calculated without duplication) the amount of all Investments made since the Closing Date pursuant to the preceding clause (ii) will not exceed, in the aggregate, the sum of (x) $25,000,000 and (y) the Foreign Subsidiary Investment Amount (in each case determined without regard to any write-downs or write-offs thereof and net of Cash payments of principal, interest and other obligations or amounts (other than indemnification payments and reimbursements for disbursements) in the case of loans or advances, sale proceeds in the case of Dispositions of Investments, cash equity returns, Dividends and other comparable payments in the case of equity investments and cancellation or termination of obligations under the applicable Guaranty in the case of Investments in the form of Guaranties), and (2) no Investment may be made pursuant to clause (ii) above at any time that a Default or an Event of Default has occurred and its continuing;

(e)                                  (Intentionally omitted);

(f)                                   Investments in the form of loans and advances to employees of Borrower and its Subsidiaries (including the acquisition and holding of obligations of such employees in connection with such employees’ acquisition of shares of the common Equity Interests of Borrower (so long as no Cash is actually advanced by Borrower or any of its Subsidiaries in connection with the acquisition of such obligations)); provided that with respect to any loans or advances for moving, relocation and travel expenses and other similar expenditures, all such loans or advances will not exceed an aggregate principal amount of $2,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

(g)                                 Swap Contracts to the extent permitted by Section 7.03(e);

(h)                                 Investments existing on the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof to the extent not involving an additional Investment;

(i)                                    Investments arising from transactions by Borrower or any of its Subsidiaries with customers or suppliers in the ordinary course of business, including Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j)                                    Investments constituting Capital Expenditures to the extent permitted by Section 7.07;

(k)                                 Investments constituting extensions of trade credit (including in the form of accounts receivable) in the ordinary course of business;

(l)                                    Investments constituting prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties, in each case, in the ordinary course of business;

(m)                             Investments received in connection with the disposition of any asset permitted by Section 7.05;

(n)                                 Investments contemplated by Sections 7.04(a), 7.04(e) and 7.04(f);

(o)                                 Investments in Foreign Subsidiaries by Borrower or any other Loan Party made solely with (i) the Net Cash Proceeds received by Borrower from the incurrence of Specified Permitted Indebtedness, (ii) the proceeds of any Loans made hereunder (including Additional Term Loans and Additional Revolving Credit Loans) or (iii) Net Equity Proceeds utilizing the Net Equity Proceeds Amount as in effect immediately prior to the respective Investment, provided that, in each case, (A) no Default or Event of Default has occurred and is continuing or would result from the making of such Investment and (B) the proceeds of such Investment are immediately used by the respective wholly-owned Foreign Subsidiary to consummate a Permitted Acquisition;

(p)                                 In addition to Investments permitted by Sections 7.02(a) through 7.02(o), so long as no Default or Event of Default has occurred and is continuing or would result from the making of such Investment, Borrower and its Subsidiaries may make additional Investments in any Person in an aggregate amount for all such Investments made pursuant to this Section 7.02(p) (determined without regard to any write-downs or write-offs thereof), net of Cash payments of principal, interest or other obligations in the case of loans or advances, sale proceeds in the case of Dispositions of Investments, cash equity returns or amounts received in respect of cash equity (whether as a Dividend, redemption or sale) in the case of equity investments and cancellation or termination of obligations under guarantees in the case of Indebtedness in the form of guarantees, not to exceed $75,000,000;

(q)                                 In addition to Investments permitted by Sections 7.02 (a) through 7.02(p), Borrower and its Subsidiaries may make additional Investments in any Person); provided that (i) no Default or Event of Default has occurred and is continuing at the time of the making of such Investment or would result therefrom, (ii) after giving effect to the making of such Investment, the Minimum Liquidity Condition is satisfied, and (iii) Borrower will be in compliance with the financial covenants set forth in Section 7.15, for the Test Period ended as of the last day of the Fiscal Period immediately preceding the making of such Investment for which financial statements have been delivered in accordance with Section 6.01, on a pro forma basis after giving effect to the making of such Investment (but assuming, for purposes of determining pro forma compliance with Section 7.15(a) for such Test Period, that the maximum Consolidated Leverage Ratio permitted  pursuant to Section 7.15(a) for such

Test Period was 0.25 less than the maximum Consolidated Leverage Ratio set forth in Section 7.15(a) corresponding to such Test Period (without giving effect to any permitted increase to such maximum Consolidated Leverage Ratio corresponding to such Test Period as the result of the prior consummation of a Permitted Acquisition); and

(r)                                  Investments of any Person existing at the time such Person becomes a Subsidiary of Borrower or consolidates or merges with Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition) and any modification, replacement, renewal or extension thereof to the extent not involving an additional Investment so long as such Investments were not made in contemplation of such Person becoming a Subsidiary of Borrower of such consolidation or merger.

Section 7.03                            Indebtedness.

Create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)                                 Indebtedness under this Agreement and the other Loan Documents;

(b)                                 unsecured Indebtedness incurred by Borrower, which may be guaranteed on an unsecured basis by the Guarantors so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) Borrower will be in compliance with the financial covenants set forth in Section 7.15, for the Test Period ended as of the last day of the Fiscal Period immediately preceding the incurrence of such Indebtedness for which financial statements have been delivered in accordance with Section 6.01, on a pro forma basis after giving effect to the incurrence of such Indebtedness (but assuming, for purposes of determining pro forma compliance with Section 7.15(a) for such Test Period, that the maximum Consolidated Leverage Ratio permitted pursuant to Section 7.15(a) for such Test Period was 0.25 less than the maximum Consolidated Leverage Ratio set forth in Section 7.15(a) corresponding to such Test Period (after giving effect to any permitted increase to such maximum Consolidated Leverage Ratio corresponding to such Test Period), and (iii) such Indebtedness is not subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, customary offers to repurchase upon a change of control or asset sale and acceleration rights after an event of default) or have a final maturity date, in either case prior to the date occurring 180 days following the latest stated maturity date under any Facility hereunder then in effect, (iv) the applicable agreement governing such Indebtedness (including any related Guaranties and any other related Specified Permitted Debt Document) will not include any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included) or cross-defaults (but may include cross-defaults at final stated maturity and cross-acceleration), (v) the terms of such Indebtedness (including all covenants, defaults, guaranties, and remedies, but excluding as to interest rate, call protection and redemption premium), taken as a whole, are no more restrictive or onerous in any material respect than the terms applicable to Borrower and its Subsidiaries under this Agreement and the other Loan Documents, and (vi) at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, Borrower has delivered to Administrative Agent a certificate from a Responsible Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (i) through (v) (including a reasonably detailed description of the material terms and conditions of such Indebtedness or the then most current drafts of the documentation relating thereto, certifying that Borrower has determined in good faith that such terms and conditions satisfy the requirements of the preceding clause (v)) and containing the calculations (in reasonable detail) required by the preceding clause (ii);

(c)                                  Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension (except by the amount of any accrued and unpaid interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions and expenses related thereto and any unutilized commitments thereunder);

(d)                                 Guarantees incurred by (i) any Loan Party in support of the obligations of any other Loan Party, (ii) any Foreign Subsidiary in support of the obligations of any Loan Party, (iii) subject to the limitations set forth in Section 7.02(d), any Loan Party in support of the obligations of any Foreign Subsidiary, (iv) subject to the limitations set forth in Section 7.02(d), any Loan Party in support of the obligations of any Unrestricted Subsidiary, and (v) any Foreign Subsidiary or Unrestricted Subsidiary   in support of the obligations of any other Foreign Subsidiary or Unrestricted Subsidiary;

(e)                                  Indebtedness in the form of any Swap Contracts entered into in the ordinary course of business and providing protection to Borrower and its Subsidiaries against fluctuations in interest rates or foreign exchange or other currency values in connection with Borrower’s or any of its Subsidiaries’ operations, in either case so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;

(f)                                   existing Indebtedness of any Person that becomes a Subsidiary of Borrower after the Closing Date in connection with a Permitted Acquisition or other Acquisition permitted by Section 7.02 or a merger of consolidation in accordance with Section 7.04 (and any extensions, renewals, refinancing and replacements thereof); provided that (i) such Indebtedness is not created in contemplation of or in connection with such Acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, and (ii)the aggregate principal amount of all such Indebtedness permitted by this Section 7.03(f), including any extensions, renewals, refinancings and replacements thereof, will not exceed $75,000,000 outstanding at any time;

(g)                                 Indebtedness (including Capitalized Leases, Synthetic Lease Obligations, mortgage financings, construction-in-process financings secured by real estate and purchase money obligations) incurred to finance the acquisition, construction or improvement of goods or other fixed or capital assets (whether initially incurred by Borrower or any of its Subsidiaries or assumed by Borrower or any of its Subsidiaries in connection with an acquisition of such goods or other fixed or capital assets);  provided that if all or any portion of such Indebtedness is secured, the Liens securing such Indebtedness will be subject the limitations set forth in clauses (i), (ii) and (iii) of Section 7.01(i); and provided, further, that the aggregate principal amount of all such Indebtedness permitted by this Section 7.03(g), including any extensions, renewals and replacements thereof, will not exceed $35,000,000 outstanding at any time;

(h)                                 Indebtedness constituting endorsements for collection or deposit in the ordinary course of business;

(i)                                    Indebtedness constituting Investments permitted under Section 7.02(d), Section 7.02(o), Section 7.02(p) and Section 7.02(q) to the extent constituting intercompany loans among Loan Parties and/or any of their Subsidiaries, provided that (i) such Indebtedness is unsecured, (ii) such Indebtedness to the extent held by a Loan Party is evidenced by one or more promissory notes which, together with allonges, will be endorsed in favor of Administrative Agent or in blank and delivered to Administrative Agent, and (iii) to the extent the obligor thereof is a Loan Party, such Indebtedness will be subject to a subordination agreement in form and substance satisfactory to Administrative Agent in its Reasonable Discretion;

(j)                                    Indebtedness arising from any judgment, order, decree or award not constituting an Event of Default under Section 8.01(h), and Indebtedness with respect to performance bonds, surety bonds, appeal bonds, bid bonds, customs bonds or other obligations of like nature required in the ordinary course of business;

(k)                                 Deferred Purchase Price Obligations incurred in connection with Permitted Acquisitions or other Acquisitions permitted by Section 7.02;

(l)                                    Indebtedness which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations or from guaranties or letters of credit, surety bonds, performance bonds or similar obligations securing the performance of Borrower or any other Subsidiary in connection with Permitted Acquisitions or Dispositions permitted under Section 7.05;

(m)                             Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within four Business Days of its incurrence;

(n)                                 customary obligations to banks in respect of netting services, overdraft protections and similar arrangements, in each case in connection with maintaining deposit accounts in the ordinary course of business;

(o)                                 Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months; and

(p)                                 Indebtedness not otherwise permitted under this Section 7.03, provided that such additional Indebtedness is (i) unsecured (provided, however, that any such Indebtedness incurred by a Foreign Subsidiary of Borrower may be secured so long as the Lien is permitted at such time pursuant to Section 7.01(z)) and (ii) taken together with all other Indebtedness permitted under this Section 7.03(p), does not exceed, in the aggregate principal amount outstanding at any time, $25,000,000.

Section 7.04                            Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default has occurred and is continuing or would result therefrom:

(a)                                 any Subsidiary may merge or consolidate with (i) Borrower (provided that Borrower is the continuing or surviving Person) or (ii) any one or more other Subsidiaries (provided that when (A) any Loan Party is merging or consolidating with a Subsidiary that is not a Loan Party, such Loan Party will be the continuing or surviving Loan Party, (B) any wholly owned Subsidiary that is not a Loan Party is merging or consolidating with a Subsidiary that also is not a Loan Party, such wholly owned Subsidiary is the continuing or surviving Person, and (C) any such merger or consolidation involving a Subsidiary that is not wholly owned immediately prior to such merger or consolidation is otherwise an Investment permitted under Section 7.02);

(b)                                 any Loan Party (other than Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Loan Party;

(c)                                  any Subsidiary of Borrower may Dispose of all or substantially all its assets in a transaction permitted under Section 7.02 or 7.05, and Borrower or any of its Subsidiaries may Dispose of all or a Controlling interest in the Equity Interests of any of such Person’s Subsidiaries that is not a Loan Party or otherwise a Material Subsidiary, in each case for not less than fair market value as determined in good faith by the Board of Directors of Borrower;

(d)                                 (i) Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, provided that Borrower will be the surviving Person of such merger or consolidation; and (ii) any Subsidiary of Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, provided that, subject to the preceding clause (i), in the case of any such merger or consolidation to which any Loan Party (other than Borrower) is a party, the surviving Person will be a Loan Party; and

(e)                                  the liquidation or dissolution of any Subsidiary if the Board of Directors (or a Responsible Officer in lieu of the Board of Directors) of Borrower determines in good faith that such liquidation or dissolution is in the best interest of Borrower and is not materially disadvantageous to the Lending Parties; provided that, in the case of any Subsidiary that is a Loan Party, (i) Borrower provides written notice to Administrative Agent not less than five Business Days prior to the effective date of such liquidation or dissolution and (ii) all assets and property of such Subsidiary (after payment or other provision for the satisfaction of the creditors thereof) are transferred to another Loan Party (provided, however, that if such liquidation or dissolution is of a non-wholly owned Subsidiary, such assets and property may be transferred to the equity holders of such Subsidiary ratably in accordance with their respective Equity Interests therein).

Section 7.05                            Dispositions.

Sell, assign, lease, convey, transfer or otherwise Dispose of (whether in one or a series of transactions) any property or assets, except, subject to Section 2.05(c)(i):

(a)                                 Dispositions of used, obsolete, surplus or worn out property, whether now owned or hereafter acquired and the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Borrower and its Subsidiaries, taken as a whole;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Dispositions of real property, equipment or other tangible assets to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions by (i) any Loan Party to any other Loan Party, (ii) any Foreign Subsidiary, Foreign Subsidiary Holdco or Unrestricted Subsidiary to any Loan Party on terms   substantially no less favorable to Borrower or such other Loan Party, as determined by Borrower in good faith, as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate of Borrower,  (iii) subject to the limitations set forth in Section 7.02(d), any Loan Party to any Foreign Subsidiary or Foreign Subsidiary Holdco on terms no less favorable to Borrower or such other Loan Party, as determined by Borrower in good faith, as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate of Borrower, and (iv) any Foreign Subsidiary, Foreign Subsidiary Holdco or Unrestricted Subsidiary to any other Foreign Subsidiary, Foreign Subsidiary Holdco or Unrestricted Subsidiary;

(e)                                  Dispositions to the extent permitted by Section 7.04;

(f)                                   Permitted Asset Sales;

(g)                                 (i) the unwinding of any Swap Contract; (ii) to the extent permitted hereunder and otherwise constituting Dispositions, Restricted Payments; (iii) to the extent permitted hereunder and otherwise constituting Dispositions, Investments; (iv) to the extent permitted hereunder and otherwise constituting Dispositions, Capital Expenditures; and (v) to the extent permitted hereunder and otherwise constituting Dispositions, Liens;

(h)                                 leases of property, including real property, and Dispositions of leases, not materially interfering with the conduct of the business of Borrower and its Subsidiaries, taken as a whole;

(i)                                    licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Borrower and its Subsidiaries, taken as a whole;

(j)                                    Dispositions of Cash and Cash Equivalents in the ordinary course of business;

(k)                                 Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(l)                                    within 365 days following the consummation of any Permitted Acquisition or an Investment pursuant to Section 7.02(p) or Section 7.02(q), in either case, by Borrower or any other Loan Party, Borrower or such other Loan Party may Dispose of intellectual property and other general intangibles acquired in such Permitted Acquisition or Investment to a Foreign Subsidiary of Borrower, provided that (i) no Default or Event of Default has occurred and is continuing or would result from such Disposition, (ii) each such sale is on terms substantially as favorable to Borrower or such other Loan Party as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate of Borrower and (iii) the consideration received by Borrower or such other Loan Party consists of Cash or, subject to Section 7.02(d) and Section 7.03(i), intercompany notes; and

(m)                             Borrower and its Subsidiaries may Dispose of intellectual property that  Borrower has determined in the exercise of its reasonable business judgment are not of material value to the business of Borrower and its Subsidiaries, taken as a whole, provided that (i) no Default or Event of Default has occurred and is continuing or would result from such Disposition, (ii) each such Disposition is an arm’s-length transaction for Cash or non-Cash consideration (or a combination thereof) of not less than the reasonable fair market value of such intellectual property, as determined by Borrower in good faith, (iii) all such Dispositions in exchange for non-Cash consideration since the Closing Date shall not have an aggregate value exceeding $25,000,000 and (iv) to the extent the Net Cash Proceeds of such Disposition are payable to a Loan Party, such Net Cash Proceeds are subject to Section 2.05(c)(i).

Section 7.06                                                    Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                 each Subsidiary of Borrower may make Restricted Payments to Borrower and to wholly-owned Subsidiaries of Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to Borrower and any Subsidiary of Borrower and to each other owner of Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

(b)                                 Borrower may redeem, repurchase or otherwise acquire for value outstanding shares of Borrower’s common stock (or options, warrants or other rights to acquire such common stock) following the death, disability, retirement or termination of employment of officers, directors or employees of Borrower or any of its Subsidiaries; provided that (i) the aggregate amount of all such redemptions and repurchases pursuant to this Section 7.06(b) will not exceed $2,500,000 in any Fiscal Year of Borrower and (ii) at the time of any such redemption or repurchase, no Default or Event of Default has occurred and is continuing or will result from result such redemption or repurchase;

(c)                                  Borrower may pay regularly scheduled dividends on its outstanding Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock (other than in Cash); provided that in lieu of issuing additional shares of such Qualified Preferred Stock as dividends, Borrower may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such dividends have accrued;

(d)                                 Borrower may pay Dividends on its outstanding Equity Interests in Cash in lieu of issuing fractional shares of Equity Interests of Borrower or as payments to dissenting stockholders pursuant to applicable Law in connection with a transaction permitted by this Agreement;

(e)                                  Borrower may declare and pay Dividends on its outstanding Equity Interests consisting solely of Equity Interests of Borrower otherwise permitted to be issued under this Agreement, whether in connection with a stock split of common Equity Interests issued by Borrower or otherwise;

(f)                                   Borrower may redeem, retire, purchase or otherwise acquire for value outstanding Equity Interests of Borrower (i) in exchange for other Equity Interests of Borrower permitted to be issued under this Agreement, (ii) upon the conversion of Qualified Preferred Stock or the exercise, exchange or conversion of stock options, warrants or other rights to acquire Equity Interests of Borrower and (iii) tendered to Borrower by a holder of Equity Interests of Borrower in settlement of indemnification or similar claims by Borrower against such holder, in each case so long as no Cash or other consideration is paid in connection with any such redemption, retirement, purchase or other acquisition for value (unless otherwise independently permitted under another clause of this Section 7.06);

(g)                                 Borrower may redeem, retire, purchase or otherwise acquire for value outstanding Equity Interests of Borrower tendered by the holder thereof in payment of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of stock options, restricted stock, restricted stock units, warrants or other Equity Interests of  Borrower;

(h)                                 Borrower may purchase, redeem or otherwise acquire for Cash any outstanding Equity Interests of Borrower so long as (i) no Default or Event of Default has occurred and is continuing at the time of such purchase, redemption or acquisition or would result therefrom and (ii) the consideration therefor consists solely of proceeds received by Borrower from a substantially concurrent issuance or sale of its common Equity Interests (including an issuance or sale of shares of its common Equity Interests in connection with the exercise of options or warrants); and

(i)                                    (i)   Borrower may declare and pay or make additional Dividends in Cash (including to repurchase or redeem for Cash any outstanding Equity Interests of Borrower); provided that (i) no Default or Event of Default has occurred and is continuing at the time of the payment of such Dividend or would result therefrom, (ii) after giving effect to the making of such Dividends, the Minimum Liquidity Condition is satisfied, and (iii) Borrower will be in compliance with the financial covenants set forth in Section 7.15, for the Test Period ended as of the last day of the Fiscal Period immediately preceding the payment or making of such Dividend for which financial statements have been delivered in accordance with Section 6.01, on a pro forma basis after giving effect to the making of such Dividend (but assuming, for purposes of determining pro forma compliance with Section 7.15(a) for such Test Period, that the maximum Consolidated Leverage Ratio permitted  pursuant to Section 7.15(a) for such Test Period was 0.25 less than the maximum Consolidated Leverage Ratio set forth in Section 7.15(a) corresponding to such Test Period (without giving effect to any permitted increase to such maximum Consolidated Leverage Ratio corresponding to such Test Period as the result of the prior consummation of a Permitted Acquisition).

Section 7.07                                                    Capital Expenditures.

(a)                                 Make (whether in one transaction or a series of transactions) Capital Expenditures in an aggregate amount for Borrower and its Subsidiaries, taken as a whole, in excess of the amount set forth below with respect to each Fiscal Year:

Fiscal Year	Amount

Fiscal Year ending closest to January 31, 2017	$60,000,000

Fiscal Year ending closest to January 31, 2018	$65,000,000

Fiscal Year ending closest to January 31, 2019	$65,000,000

Fiscal Year ending closest to January 31, 2020	$65,000,000

Fiscal Year ending closest to January 31, 2021 and thereafter	$65,000,000

provided, however, that if, at the end of any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the “Excess Amount”), Borrower and its Subsidiaries will be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount equal to the lesser of (x) the Excess Amount or (y) 50% of such amount set forth above for the corresponding Fiscal Year then ended; provided, further, that (1) no Excess Amounts once carried forward may be carried forward to any subsequent Fiscal Year and (2) no Excess Amount may be used in such subsequent Fiscal Year until the amount permitted above is first used.

(b)                                 In addition to the Capital Expenditures permitted by Section 7.07(a), Borrower and its Subsidiaries may make additional Capital Expenditures (i) with Net Sale Proceeds received by Borrower or any of its Subsidiaries from any Disposition to the extent such Net Sale Proceeds are being reinvested pursuant to and as permitted by Section 2.05(c)(i), (ii) with Net Cash Proceeds received by Borrower or any of its Subsidiaries from any Recovery Event to the extent such Net Sale Proceeds are being reinvested pursuant to and as permitted by Section 2.05(c)(ii), (iii) with Net Equity Proceeds utilizing the Net Equity Proceeds Amount as in effect immediately prior to the respective Capital Expenditure and (iv) to the extent constituting an Acquisition permitted by Section 7.02.

Section 7.08                                                    Transactions with Affiliates.

Enter into any transaction (or series of related transactions) of any kind with any Affiliate of any Loan Party, irrespective of whether in the ordinary course of business, other than on fair and reasonable terms at least as favorable, in all material respects, to Borrower and the other Loan Parties as would reasonably be obtainable by such Person in a comparable arms’ length transaction with a Person other than an Affiliate (it being understood that in the case of a joint venture or non-wholly owned Subsidiary, such determination may be made as of the time relevant agreements with respect to such transactions are entered into and may be based in the context of the overall commercial relationship with such joint venture or non-wholly owned Subsidiary); provided that the foregoing restriction will not apply to (a) transactions between or among (i) Borrower and its wholly owned Subsidiaries or between or among Borrower’s wholly owned Subsidiaries not involving any other Affiliate that is not a wholly owned Subsidiary or (ii) any Loan Party and any other Loan Party to the extent otherwise permitted by this Agreement, (b) Restricted Payments permitted under Section 7.06, (c) Guaranties permitted under Section 7.03(d), (d) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective present or former officers and employees in the ordinary course of business, (e) payment of fees and other compensation and reimbursement and reasonable out-of-pocket costs to, and indemnities for the benefit of, directors, officers, employees and consultants of Borrower and its Subsidiaries in the ordinary course of business, (f) the transactions described on Schedule 7.08, (g) the issuance of Equity Interests permitted to be issued under this Agreement, (h) the payment by any Subsidiary of management fees, licensing fees and similar fees to Borrower or any Loan Party and (i) transactions between or among Borrower and its Subsidiaries not otherwise permitted hereunder where the aggregate value of such transaction (or series of related transactions) does not exceed $1,000,000.

Section 7.09                                                    Burdensome Agreements.

Except for (i) this Agreement and the other Loan Documents, (ii) agreements described on Schedule 7.09 (including any modification, replacement, renewal or extension thereof), (iii) any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower (and any modification, replacement, renewal or extension thereof), (iv) restrictions imposed by Law, (v) customary restrictions and conditions contained in any agreement relating to the sale of any property not prohibited hereunder pending the consummation of such sale, (vi) customary non-assignment provisions of leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements, (vii) customary restrictions and conditions imposed by Organizational Documents or any related joint venture, shareholders’ or similar agreement regarding the transfer of ownership, (viii) any agreements relating to Foreign Subsidiaries, Foreign Subsidiary Holdcos or Unrestricted Subsidiaries (to the extent restrictions or encumbrances are only applicable to such Foreign Subsidiary, Foreign Subsidiary Holdco or Unrestricted Subsidiary), or otherwise as provided or permitted in this Agreement:

(a)                                 create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary;

(b)                                 create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any of its Subsidiaries to (i) repay or prepay any Indebtedness owed by such Loan Party or Subsidiary to Borrower or any other Loan Party, (ii) make loans or advances to Borrower or any other Loan Party or (iii) transfer any of its property or assets to Borrower or any other Loan Party, in each case other than (A) any agreement with respect to the incurrence of Indebtedness permitted under Sections 7.03(c), (f) or (g) or (B) as to the preceding subclause (iii) only, any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction relates only to the asset or assets subject to such Permitted Lien; or

(c)                                  enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (i) any agreements governing any purchase money Liens or Indebtedness under Capitalized Leases otherwise permitted hereby (in which case, any prohibition or limitation will only be effective against the assets financed thereby and the proceeds thereof), and (ii) customary restrictions on the assignment of leases, licenses and other agreements.

Section 7.10                                                    Use of Proceeds.

Use any portion of the proceeds of any Credit Extension, whether directly or indirectly:

(a)                                 for any purpose other than (A) with respect to the proceeds of the Term Loans made on the Closing Date, (1) to refinance the repayment in full of the Existing Senior Credit Facilities (including, in accordance with Section 10.20) and (2) to pay the related Transaction Costs and (B) with respect to the proceeds of any other Credit Extension hereunder (including any Revolving Credit Loan), (1) for Capital Expenditures permitted hereunder, Restricted Payments (including any repurchase of Equity Interests of Borrower or any of its Subsidiaries) permitted hereunder and Permitted Acquisitions, (2) to fund the ongoing working capital and general business needs of Borrower and its Subsidiaries, and (3) for general corporate purposes;

(b)                                 for any purpose that entails a violation of Regulations U or X adopted by the FRB;

(c)                                  (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, a Sanctioned Person or (ii) in any manner that would result in a violation of Sanctions by any Person party hereto (including any Person participating in any such Credit Extension, whether as underwriter, advisor, investor or otherwise); or

(d)                                 for any payments that could constitute a material violation of any anti-bribery or other anti-corruption Law applicable to the Loan Parties.

Section 7.11                                                    Maintenance of Business.

Engage to any material extent in any business other than businesses of the type conducted by Borrower and its Subsidiaries on the Closing Date and any Related Business, provided that Borrower and its Subsidiaries may discontinue or dispose of existing product lines or product groups, subject to the other restrictions of this Agreement.

Section 7.12                                                    Amendments of Organization Documents and Certain Other Agreements; Limitations on Voluntary Payments.

(a)                                 Amend, modify or change the terms of Borrower’s or any other Loan Party’s Organizational Document or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Qualified Preferred Stock), or enter into any new agreement with respect to its capital stock or other Equity Interests, other than such amendments, modifications, changes or other action or agreement as do not adversely affect, in any material respect, the ability of the Loan Parties to pay the Obligations in full when and as payable under the Loan Documents and to otherwise timely perform each of their material obligations under the Loan Documents or the ability of Administrative Agent and any Lending Party to enforce the Loan Documents in accordance with their terms.

(b)                                 On and after the execution and delivery of any Specified Permitted Debt Document, amend, modify or change, or permit the amendment, modification or change of, any provision of any Specified Permitted Debt Document(s) to the extent that the Specified Permitted Indebtedness described in and evidenced by the applicable Specified Permitted Debt Document in its amended, modified or changed form would not have initially been permitted to be incurred in accordance with Section 7.03(b) if such Specified Permitted Debt Documents had been so amended, modified or changed at the time of incurrence.

(c)                                  On and after the execution and delivery of any Specified Permitted Debt Document, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Specified Permitted Indebtedness (except in connection with refinancings, renewals, replacements, exchanges or extensions thereof (or giving of notices with respect to a refinancing, renewal, replacement, exchange or extension of such Specified Permitted Indebtedness) or the conversion or exchange of such Specified Permitted Indebtedness for Equity Interests); provided, however, Borrower may make voluntary or optional payments, prepayments, redemptions, repurchases or acquisitions of or with respect to any Specified Permitted Indebtedness (and give notices in respect thereof) so long as (i) after giving effect to such voluntary or optional payment, prepayment, redemption, repurchase or acquisition, the Minimum Liquidity Condition is satisfied and (ii) Borrower will be in compliance with the financial covenants set forth in Section 7.15, for the Test Period ended as of the last day of the Fiscal Period immediately preceding the payment or making of such payment, prepayment, redemption, repurchase or acquisition for which financial statements have been delivered in accordance with Section 6.01, on a pro forma basis after giving effect to such voluntary or optional payment, prepayment, redemption, repurchase or acquisition.

Section 7.13                                                    Accounting Changes.

Make any (a) material change in Borrower’s or any of its Consolidated Subsidiary’s accounting policies or financial reporting practices, except as required or recommended by GAAP, including such changes as would result in a modification to the calculation of the financial covenants set forth in Section 7.15, or (b) change in Borrower’s or any of its Consolidated Subsidiary’s Fiscal Year (except any change to the Fiscal Year of any Subsidiary of Borrower acquired or formed after the Closing Date in order to correspond to the Fiscal Year of Borrower).

Section 7.14                                                    Limitation on Issuance of Equity Interests.

(a)                                 Issue (i) any Preferred Equity (other than (A) Qualified Preferred Stock issued by Borrower and (B) Preferred Equity issued by a Subsidiary of Borrower to its direct parent company or companies) or (ii) any redeemable common Equity Interests other than redeemable common Equity Interests that is or are redeemable at the sole option of Borrower or such Subsidiary, as the case may be.

(b)                                 Permit any Subsidiary (other than a Subsidiary that is a Joint Venture) to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of Borrower and its Subsidiaries in any class of the Equity Interests of such Subsidiary, (iii) to Borrower or any Subsidiary of the Borrower (provided no Guarantor will issue Equity Interests (or any options or warrants to purchase, or securities convertible into, Equity Interests except to the extent otherwise permitted hereunder) to a Subsidiary that is not a Guarantor), (iv) in the case of any Foreign Subsidiary, to qualify directors to the extent required by applicable Law and for other nominal share issuances to Persons other than Borrower and its Subsidiaries to the extent required under applicable Law, (v) for issuances by Subsidiaries which are newly created or acquired in accordance with the terms of this Agreement, (vi) in connection with any transaction permitted under Sections 7.02(d), 7.04(a), 7.04(b) or 7.05(d) and (vii) as permitted by clause (B) of the parenthetical contained in Section 7.14(a).

Section 7.15                                                    Financial Covenants.

(a)                                 Maximum Consolidated Leverage Ratio.  Maintain a Consolidated Leverage Ratio, as determined as of the last day of each Fiscal Period, of greater than 3.00:1.00; provided, however, that:

(i) the foregoing maximum Consolidated Leverage Ratio will be increased to 3.25:1.00 for the last day of each of the four consecutive Fiscal Periods ending on or after the date of consummation of a Permitted Acquisition if (A) such Acquisition constitutes a Material Acquisition and (B) the Consolidated Leverage Ratio, as calculated on a pro forma basis as of the last day of the most recent Fiscal Period for which financial statements have been provided immediately preceding the closing date of such Acquisition (as if such Acquisition, as well as all other Permitted Acquisitions closed subsequent to such Fiscal Period end, occurred on the first day of the Test Period ended on such date), was greater than 2.25: 1.00 but not in excess of 2.50: 1.00, and

(ii) notwithstanding the preceding clause (i), the foregoing maximum Consolidated Leverage Ratio will be increased to 3.50:1.00 for the last day of each of the four consecutive Fiscal Periods ending on or after the date of consummation of a Permitted Acquisition if (1) such Acquisition constitutes a Material Acquisition and (2) the Consolidated Leverage Ratio, as calculated on a pro forma basis as of the last day of the most recent Fiscal Period for which financial statements have been provided immediately preceding the closing date of such Acquisition (as if such Acquisition, as well as all other Permitted Acquisitions closed subsequent to such Fiscal Period end, occurred on the first day of the Test Period ended on such date), was greater than 2.50: 1.00 but not in excess of 3.25: 1.00.

For the avoidance of doubt, following such fourth consecutive Fiscal Period, the maximum Consolidated Leverage Ratio covenant will be restored to 3.00:1.00.

(b)                                 Minimum Consolidated Interest Coverage Ratio.  Maintain a Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Period, of less than 3.50:1.00.

ARTICLE VIII
Events of Default and Remedies

Section 8.01                                                    Events of Default.

Each of the following will constitute an event of default hereunder (each, an “Event of Default”):

(a)                                 Non-Payment.  Borrower fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any Credit Obligation or deposit of funds as Cash Collateral in respect of Credit Obligations; or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any Credit Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04 (as it relates to Borrower), Section 6.11 or Article VII; or

(c)                                  Representations and Warranties.  Any representation, warranty, statement or certification made by any Loan Party or any of its Subsidiaries in this Agreement or in any other Loan Document or in any other document, instrument or Record delivered or made available to Administrative Agent or any other Lending Party in connection with any Loan Document that is subject to materiality or a Material Adverse Effect qualification will not be true and correct in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in this Agreement or in any other Loan Document or in any other document, instrument or Record delivered or made available to Administrative Agent or any other Lending Party in connection with any Loan Document that is not subject to materiality or a Material Adverse Effect will not be true and correct in any material respect when made or deemed made; or

(d)                                 Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)) contained in this Agreement or in any other Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the date on which a Responsible Officer of any Loan Party becomes aware thereof or (ii) the date on which notice thereof is given to a Loan Party by Administrative Agent or any Lending Party or otherwise; or

(e)                                  Cross-Default.  (i) Any Loan Party or Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any grace or cure period) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (B) after giving effect to any applicable grace or cure period, fails to observe or perform any other agreement or condition relating to any such Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders), as the case may be, to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) prior to its stated maturity (including the foreclosure or similar action on any Lien securing such Indebtedness); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency; Voluntary Proceedings.  Any Loan Party or any Material Subsidiary thereof (i) ceases or fails to be Solvent (for purposes of this Section 8.01(f), determined without regard to any intercompany payables), or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as permitted under Section 7.04, voluntarily liquidates, dissolves or ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)                                 Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Material Subsidiary thereof, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party’s properties or assets or the properties or assets of any Material Subsidiary thereof, and any such proceeding or petition will not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process will not be released, vacated or fully bonded within sixty days after commencement, filing or levy; (ii) any Loan Party or any Material Subsidiary thereof admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-United States Debtor Relief Law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party or any Material Subsidiary thereof acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property, assets or business; or

(h)                                 Judgments.  There is entered or issued against any Loan Party or any Subsidiary thereof (i) a final (non-interlocutory) judgment, order or decree by any Governmental Authority or a final or binding award by an arbitrator or arbitration panel or other similar alternative dispute resolution body for the payment of money in an amount, singularly or in the aggregate, exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and such enforcement proceedings have not been stayed within thirty days after the commencement thereof or (B) there is a period of sixty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                    ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) any Loan Party or any ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to have or result in a Material Adverse Effect; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document or any material provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k)                                 Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.11 will for any reason (other than in accordance with or as otherwise permitted by the terms of this Agreement or such Collateral Document) cease to create a valid and perfected (to the extent required to be perfected under the Collateral Documents) first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby and the aggregate fair market value of all Collateral failing to have a valid and perfected first priority Lien in favor of Administrative Agent is greater than or equal to the Threshold Amount; or

(l)                                    Change of Control.  A Change of Control occurs.

Section 8.02                                                    Waivers of Events of Defaults.

Any Event of Default (or any Default that, with the lapsing of the applicable grace period, if any, would become an Event of Default) may be waived only with the written consent of Required Lenders; except that an Event of Default (or a Default) under any of Sections 8.01(a), (f), (g), (j) or (k) may only be waived with the written consent of all Lenders.  Any Event of Default (or Default) so waived will be deemed to have been cured and not to be continuing; but no such waiver will be deemed a continuing waiver or will extend to or affect any subsequent like default or impair any rights arising therefrom.

Section 8.03                                                    Remedies Upon Event of Default.

Upon the occurrence and during the continuance of any Default or Event of Default, the Lending Parties will have no obligation to advance money or extend any additional credit to or for the benefit of Borrower, whether in the form of the making of Loans, the issuance of Credits or otherwise.  In addition, upon the occurrence and during the continuance of any Event of Default, Administrative Agent will, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions, all of which are hereby authorized by Borrower and each of the other Loan Parties:

(a)                                 Termination of Commitments.  Declare, by written notice to Borrower, the Aggregate Commitments, including any commitments of any Lender or the Swing Line Lender to make and advance Loans and any obligation of any L/C Issuer to make or issue L/C Credit Extensions, to be terminated, whereupon such commitments and obligations will be terminated, but without affecting the Secured Parties’ Liens in and on the Collateral;

(b)                                 Acceleration of Obligations.  Declare all or any portion of the unpaid principal amount the outstanding Loans, the interest accrued and unpaid thereon and the other amounts and Obligations owing or payable under this Agreement or under any other Loan Document or any other instrument executed by Borrower or any other Loan Party pursuant to the Loan Documents (exclusive of any Secured Swap Obligations and any Secured Cash Management Obligations) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower and each such other Loan Party;

(c)                                  Cash Collateralization of Credit Obligations.  Require that Borrower Cash Collateralize the Credit Obligations in an amount equal to 103% of the then Outstanding Amount thereof;

(d)                                 Discretionary Advances.  Make advances of Loans after the occurrence of any Event of Default, without thereby waiving their right to demand payment of the Obligations under this Agreement, or any of the other Loan Documents, or any other rights or remedies described in this Agreement or any other Loan Document, and without liability to make any other or further advances, notwithstanding Administrative Agent’s or any Lending Party’s previous exercise of any such rights and remedies; or

(e)                                  Exercise of Rights and Remedies.  Exercise on behalf of itself and the Lending Parties, in addition to all rights and remedies granted or otherwise made available to Administrative Agent or the Lending Parties under this Agreement, any and all rights and remedies granted or otherwise made available to Administrative Agent or the Lending Parties under the Collateral Documents and other Loan Documents or otherwise under applicable Law or in equity;

provided, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under any Debtor Relief Law, the obligation of each Lender or Swing Line Lender to make or advance Loans and any obligation of any L/C Issuer to make or issue L/C Credit Extensions will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts and Obligations as aforesaid will automatically become due and payable, and the obligation of Borrower to Cash Collateralize the Credit Obligations in an amount equal to 103% of the then Outstanding Amount thereof will automatically become effective, in each case, without further act of Administrative Agent or any Lending Party.

Section 8.04                                                    Standards for Exercising Rights and Remedies.

To the extent that applicable Law imposes duties on Administrative Agent to exercise remedies in a commercially reasonable manner, Borrower and each other Loan Party acknowledges and agrees that it is not commercially unreasonable for Administrative Agent (a) to fail to incur expenses reasonably deemed significant by Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent a guaranteed return from the collection or disposition of Collateral, (l) to the extent deemed appropriate by Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral or (m) to conduct going out of business sales and otherwise liquidate the inventory.  Borrower and each Loan Party acknowledge that the purpose of this Section 8.04 is to provide non-exhaustive indications of what actions or omissions by Administrative Agent would fulfill Administrative

Agent’s duties under the UCC of the state or any other relevant jurisdiction in Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by Administrative Agent will not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.04.  Without limitation upon the foregoing, nothing contained in this Section 8.04 will be construed to grant any rights to Borrower or any Loan Party or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement or any other Loan Document or by applicable Law in the absence of this Section 8.04.

Section 8.05                                                    Application of Funds.

Following the occurrence and during the continuation of an Event of Default or following any exercise of remedies provided for in Section 8.03 (or after the Loans have automatically become immediately due and payable and the Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.03), any amounts received on account of the Obligations will, subject to the provisions of Section 2.15 and Section 3.07, be applied by Administrative Agent in the following order (on a pro rata basis within each level of priority):

(a)                                 First, to payment in full of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent payable hereunder and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

(b)                                 Second, to payment in full of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Revolving Credit Commitment Fees  and Credit Fees) payable to the Lending Parties (including fees, charges and disbursements of counsel to the respective Lending Parties arising under the Loan Documents and payable hereunder and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)                                  Third, to payment in full of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents and accrued and unpaid Revolving Credit Commitment Fees and Credit Fees, ratably among the Lending Parties in proportion to the respective amounts described in this clause Third payable to them;

(d)                                 Fourth, to payment in full of that portion of the Obligations constituting (a) unpaid principal of all Loans and the L/C Borrowings, (ii) Secured Swap Obligations then owing (including any Swap Termination Value owing with respect thereto) and (iii) Secured Cash Management Obligations then owing, ratably among the  Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

(e)                                  Fifth, to Administrative Agent for the account of the L/C Issuers, to Cash Collateralize in full that portion of Credit Obligations comprised of the aggregate undrawn amount of Credits to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and Section 2.15;

(f)                                   Sixth, to payment in full of all other Obligations (including the provision of amounts to Administrative Agent to be held by Administrative Agent, for the benefit of the Cash Management Banks, as the amount necessary to secure the Loan Parties’ obligations in respect of unliquidated or contingent Secured Cash Management Obligations); and

(g)                                 Seventh, the balance, if any, after all of the Obligations have been paid in full, to Borrower or as otherwise required by Law.

Subject to Section 2.03(c) and Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Credits pursuant to the foregoing clause Fifth will be applied to satisfy drawings under such Credits as they occur. If any amount remains on deposit as Cash Collateral after all Credits have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth in this Section 8.05.

Notwithstanding the foregoing:

(i)                                     Secured Swap Obligations and Secured Cash Management Obligations will be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may reasonably request, from the applicable Hedge Bank or Cash Management Bank, as the case may be.  Each Hedge Bank or Cash Management Bank that has given the notice contemplated by the preceding sentence will, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto; it being understood and agreed that the rights and benefits of any such Hedge Bank or Cash Management Bank under the Loan Documents consist exclusively of such Hedge Bank’s or Cash Management Bank’s, as the case may be, right to share in payments and collections out of the Collateral arising after the occurrence and during the continuation of an Event of Default as more fully set forth herein.  In connection with any such distribution of payments and collections, Administrative Agent will be entitled to assume no amounts are due to any Hedge Bank or Cash Management Bank unless such Hedge Bank or Cash Management Bank has notified Administrative Agent in writing of the amount of any such liability owed to it prior to such distribution.  Except as otherwise expressly set forth herein or in any Collateral Document, no Person that obtains the benefit of the provisions of this Section 8.05 or any of the Collateral by virtue of the provisions hereof or of any Collateral Document will have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lending Party and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any provision in Article IX to the contrary, Administrative Agent will be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations and Secured Cash Management Obligations only if and to the extent Administrative Agent has received written notice of such Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank.

(ii)                                  Excluded Swap Obligations with respect to any Loan Party that is a Subsidiary of Borrower shall not be paid with amounts received from such Subsidiary or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth in this Section 8.05.

ARTICLE IX
Administrative Agent

Section 9.01                                                    Appointment and Authorization of Administrative Agent.

Each Lending Party hereby irrevocably appoints HSBC to act on its behalf as Administrative Agent hereunder and under the other Loan Documents, including to act in such representative capacity as secured party on behalf and for the benefit of each such Lending Party under this Agreement and the other Loan Documents, and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of Administrative Agent and the Lending Parties, and neither Borrower nor any other Loan Party will have rights as a third party beneficiary of any of such provisions or be bound by such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.  Any entity into which Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which Administrative Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of Administrative Agent in its individual capacity may be transferred, will be  Administrative Agent under this Agreement and the other Loan Documents without further action.

Section 9.02                                                    Rights as a Lender.

If the Person serving as Administrative Agent hereunder is also “Swing Line Lender,” “L/C Issuer” or a “Lender,” such Person will have the same rights and powers in such capacity(ies) as any other Person in such capacity(ies) and may exercise the same as though it were not Administrative Agent.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to any other Lending Party.

Section 9.03                                                    Exculpatory Provisions.

Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder will be administrative in nature.  Without limiting the generality of the foregoing, Administrative Agent will not:

(a)                                 be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)                                 have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as will be expressly provided for herein or in any other Loan Documents), Swing Line Lender or L/C Issuer, as applicable; provided that Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)                                  except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity;

(d)                                 be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as will be necessary, or as Administrative Agent will believe in good faith will be necessary, under the circumstances as provided in Section 8.02 and Section 10.01), or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment;

(e)                                  be liable for not performing any act or fulfilling any duty, obligation or responsibility under this Agreement or any other Loan Document by reason of any occurrence beyond the control of Administrative Agent (including but not limited to any act or provision of any present or future Law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); and

(f)                                   be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under this Agreement or any of the other Loan Documents or in the exercise of any of its rights or powers hereunder or thereunder.

The obligations of Administrative Agent and the Lending Parties under this Agreement or any other Loan Documents are several and not joint.   Failure by any one Lending Party to perform its obligations will not, except to the extent otherwise expressly provided, affect the obligations (or liability) of Administrative Agent or any other Lending Party hereunder or thereunder.

Administrative Agent will be deemed not to have knowledge of any Default or Event of Default, unless and until Borrower, a Loan Party, or a Lending Party provides written notice to Administrative Agent describing such Default or Event of Default.  Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent. Administrative Agent will have no duty to disclose, and will not be liable for the failure to disclose, except as expressly set forth in this Agreement or in any other Loan Document to which Administrative Agent is a party, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by Administrative Agent or any of its Affiliates in any capacity.

Section 9.04                                                    Reliance by Administrative Agent.

Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and will not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Credit, that by its terms must be fulfilled to the satisfaction of a specified Lending Party, Administrative Agent may presume that such condition is satisfactory to such Lending Party, unless Administrative Agent will have received notice to the contrary from such Lending Party prior to the making of such Loan or the issuance, extension, renewal or increase of such Credit.  In this regard, for purposes of determining compliance with the conditions set forth in Section 4.01, each Lending Party that has executed this Agreement will be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by Administrative Agent to such Lending Party for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lending Party, unless Administrative Agent will have received notice from such Lending Party not less than two days prior to the Closing Date specifying such Lending Party’s objection thereto and such objection will not have been withdrawn by notice to Administrative Agent to such effect on or prior to the Closing Date.  Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts it selects and will not be liable for any action it takes or does not take in accordance with the advice of any such counsel, accountants or experts.

Section 9.05                                                    Delegation of Duties.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents it appoints.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX will apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein, as well as activities as Administrative Agent.  Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06                                                    Resignation of Administrative Agent.

(a)                                 Administrative Agent may at any time give notice of its resignation to the Lending Parties and Borrower.  Upon receipt of any such notice of resignation, Required Lenders will have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (provided that so long as no Event of Default has occurred and is continuing, such successor shall be subject to approval by Borrower (which approval shall not be unreasonably withheld or delayed)).  If no such successor will have been so appointed by Required Lenders (and, to the extent no Event of Default has occurred and is occurring, approved by Borrower) and will have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lending Parties, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.  In the event that Administrative Agent’s resignation cannot become effective (whether by the terms of this Section 9.06(a) or otherwise) before the appointment of any successor Administrative Agent, then each Loan Party and each Lending Party herby agrees that if by the thirtieth calendar day following Administrative Agent’s notice of resignation, the Required Lenders and Borrower have not appointed a replacement Administrative Agent, then Administrative Agent will be entitled to apply to a court of competent jurisdiction for the appointment of a successor Administrative Agent or other appropriate relief.  Any costs and expenses (including reasonable attorneys’ fees and expenses) incurred by

Administrative Agent in connection with such application to a court will be reimbursable by the Loan Parties in accordance with the terms hereof.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof set forth in Section 1.01, Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor (provided that so long as no Event of Default has occurred and is continuing, such successor shall be subject to approval by Borrower (which approval shall not be unreasonably withheld or delayed)).  If no such successor will have been so appointed by Required Lenders (with approval if required) and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  Effective as of and from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security, including any Cash Collateral, held by Administrative Agent for the benefit of the Secured Parties or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent will continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lending Party directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 will continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)                                 The resignation by HSBC as Administrative Agent pursuant to this Section 9.06 may, at HSBC’s election, as confirmed by giving notice thereof to the Lending Parties and Borrower, also constitute its resignation as an L/C Issuer and Swing Line Lender.  In the event HSBC so elects to also resign as an L/C Issuer and as Swing Line Lender, upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender; (ii) the retiring L/C Issuer and Swing Line Lender will be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; (iii) the successor L/C Issuer will issue letters of credit or bank undertakings in substitution for the Credits, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Credits; and (iv) the successor Swing Line Lenders will purchase the outstanding Swing Line Loans of the resigning Swing Line Lender at par.

Section 9.07                                                    Non-Reliance on Administrative Agent and Other Lenders.

Each Lending Party acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lending Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lending Party also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lending Party or any of their Related Parties and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08                                                    No Other Duties, Etc.

Notwithstanding anything to the contrary contained herein, no Person identified herein or on the facing page or signature pages hereof as a “Syndication Agent,” “Co-Syndication Agent,” “Documentation Agent,” “Co-Documentation Agent,” “Co-Agent,” “Book Manager,” “Book Runner,” “Lead Arranger,” “Arranger,” “Co-Lead Arranger” or “Co-Arranger,” if any, will have or be deemed to have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents, other than in such Person’s capacity as (a) Administrative Agent or a Lending Party hereunder and (b) an Indemnitee hereunder, and no such Person will have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on such Persons in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

Section 9.09                                                    Administrative Agent May File Proofs of Claim.

(a)                                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or Credit Obligation will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent will have made any demand on Borrower) will be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Credit Obligations and all other Obligations that are owing and unpaid, and to file such other documents as may be necessary or advisable in order to have the claims of the Lending Parties and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lending Parties and Administrative Agent and their respective agents and counsel and all other amounts due the Lending Parties and Administrative Agent under Sections 2.03(h), 2.09, 3.05 and 10.04) allowed in such judicial proceeding, and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lending Party to make such payments to Administrative Agent and, in the event that Administrative Agent will consent to the making of such payments directly to the Lending Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.03(h), 2.09, 3.05 and 10.04.  Nothing contained herein will be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lending Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lending Party or to authorize Administrative Agent to vote in respect of the claim of any Lending Party in any such proceeding.

(b)                                 The Loan Parties and the Secured Parties hereby irrevocably authorize Administrative Agent, based upon the written instructions of  Required Lenders, to (i) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 365 and/or 1129 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (ii) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law including Section 9-610 or 9-620 of the UCC.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid ratably, after giving effect to the priorities outlined in the waterfall of payment in Section 8.05 (with Secured Obligations with respect to contingent or unliquidated claims (excluding Credit Obligations and other contingent or unliquidated claims of a fixed or readily determinable amount) being disregarded for such purpose), and the Secured Parties whose Secured Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Secured Obligations so credit bid) in the asset or assets so purchased (including debt and Equity Interests issued by the acquisition vehicle or vehicles that are used to consummate such purchase).  Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, Administrative Agent will not execute and deliver a release of any Lien on any Collateral.  Upon the request of Administrative Agent or Borrower at any time, the Secured Parties will confirm in writing Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09(b).

Section 9.10                                                    Collateral Matters.

(a)                                 Directions by the Lending Parties.  Each Lending Party hereby irrevocably authorizes and directs Administrative Agent, at its option and in its discretion: (i) to enter into the Collateral Documents for the benefit or, as appropriate, in the name and on behalf, of such Person; (ii) without the necessity of any notice to or further consent from any such Person from time to time prior to an Event of Default, to take any action with respect to any Collateral or any Collateral Document that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents; (iii) to release any Lien on any property granted to or held by Administrative Agent under any Collateral Document (A) upon termination of the Aggregate Commitments and the payment in full of all Obligations, (B) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (C) subject to Section 10.01, if approved, authorized or ratified in writing by Required Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; (iv) to subordinate any Lien on any property granted to or held by Administrative Agent under any Collateral Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document; (v) to release any Lien on any property subject to Liens permitted under Sections 7.01(i) or (p) and (vi) to release any Guarantor from all Guaranteed Obligations under the Loan Documents upon a transaction permitted hereunder which results in such Guarantor ceasing to be a Subsidiary of the Borrower and in connection therewith release all Liens granted by such Guarantor under the Loan Documents securing such Guaranteed Obligations.  Upon any termination of any such Liens, Administrative Agent will promptly, at the sole expense of Borrower, execute and deliver such instruments (including UCC filings and filings with the United States Patent  and Trademark Office or United States Copyright Office) as may be reasonably requested by the  Borrower to facilitate and further such termination.  Upon request by Administrative Agent at any time, each Lending Party will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.10.  Each Lending Party agrees that any action taken by Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, will be binding upon all of the Lending Parties.

(b)                                 Certain Actions by Administrative Agent.  Subject to clauses (iii) through (v) of Section 9.10(a), Administrative Agent will (and is hereby irrevocably authorized by each Lending Party to) execute such documents as may be necessary to evidence the release or subordination of Liens granted to Administrative Agent herein or in any Collateral Document or pursuant hereto or thereto upon the applicable Collateral; provided that (i) Administrative Agent will not be required to execute any such document on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty, and (ii) such release or subordination will not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which will continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent will be authorized to deduct all expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(c)                                  No Obligations Regarding Certain Actions.  Administrative Agent will have no obligation whatsoever to any Lending Party or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured, that Taxes or Liens upon or affecting the Collateral, including the maintenance thereof, have been paid, or that the Liens granted to Administrative Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section 9.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders, as Swing Line Lender and as an L/C Issuer.

(d)                                 Enforcement of Loan Documents.  Subject to the terms of this Agreement and the other Loan Documents, Administrative Agent agrees to administer and enforce this Agreement and the other Loan Documents to which it is a party and otherwise to perform its duties and obligations as Administrative Agent hereunder and thereunder in accordance with the terms hereof and thereof; provided, however, that Administrative Agent will have no duties or responsibilities except those expressly set forth in this Agreement or in any other Loan Document to which it is a party as Administrative  Agent, and no implied covenants or obligations shall be read into this Agreement or any other such Loan Document against Administrative Agent.

Section 9.11                                                    Agency for Perfection.

Administrative Agent hereby appoints each other Lending Party as its agent (and each Lending Party hereby accepts such appointment) for the purpose of perfecting Administrative Agent’s Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession.  Should any Lending Party obtain possession of any such Collateral, such Lending Party will notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor will deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

Section 9.12                                                    Legal Representation of Administrative Agent.

In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Sheppard Mullin Richter & Hampton, LLP only has represented and only will represent HSBC (and its Affiliate HSBC Securities (USA) Inc.) in its capacity as Administrative Agent, as a Lending Party and in its capacity as an Arranger.  Each other Lending Party hereby acknowledges that Sheppard Mullin Richter & Hampton, LLP does not represent it in connection with any such matters.

ARTICLE X
General Provisions

Section 10.01                                             Amendments, Etc.

No amendment or, subject to Section 8.02, waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom (including any cure of any Event of Default), will be effective unless in writing signed by Required Lenders (or Administrative Agent at the written request of Required Lenders) and Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent will:

(a)                                 waive any condition set forth in Section 4.01 or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)                                 subject to clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of Required Revolving Lenders;

(c)                                  increase or extend the expiration date of any of the Commitments of any Lender (or reinstate any Commitment terminated pursuant to Section 8.03) without the written consent of such affected Lender;

(d)                                 postpone any date fixed by this Agreement or any other Loan Document for any payment, of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each affected Lender;

(e)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the proviso below to this Section 10.01(e)) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each affected Lender; provided, however, that only the consent of the Required Lenders will be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)                                   change (i) Section 2.13 or Section 8.05 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(c) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, (B) if such Facility is the Term Loan Facility, the Required Term Loan Lenders or (C) if such Facility is the Additional Term Facility, the Required Additional Term Lenders (provided that, notwithstanding the foregoing, any additional term loan facility that may be added to this Agreement may share in the payments applicable to the other term loan facilities with the written consent of Required Lenders);

(g)                                 change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender, (ii)(A) the definition of “Required Revolving Lenders”, “Revolving Credit Maturity Date” or “Revolving Credit Stated Maturity Date” or (B) Section 2.06 to allow for non-pro rata application of any reductions in the Aggregate Revolving Credit Commitments without the written consent of each Revolving Credit Lender, (iii) the definition of “Required Term Loan Lenders”, “Term Loan Maturity Date” or “Term Loan Stated Maturity Date” without the written consent of each Term Loan Lender, (iv) any provision of Section 3.07 or Section 8.05 without the written consent of each Lender, (v) the definition of “Required Additional Term Lenders” or “Additional Term Loan Maturity Date” without the written consent of each Additional Term Lender, (vi) any provision of Section 10.06 or the definition of “Eligible Assignee,” “Participant,” “Defaulting Lender” or “Specified Lender” without the written consent of each Lender; or (vii) the definition of “Alternate Currency” or any provision of Section 1.02(l) with the consent of each Lender;

(h)                                 release all or substantially all of the Collateral in any transaction or series of related transactions, or contractually subordinate Administrative Agent’s security interests in or Liens on all or substantially all of the Collateral, without the written consent of each Lender (except with respect to a transaction expressly permitted by this Agreement or in the applicable Collateral Document);

(i)                                    release all or substantially all of the value of the Guaranties of the Obligations without the written consent of each Lender (except with respect to a transaction expressly permitted by Section 7.04); or

(j)                                    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of, (i) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, (ii) if such Facility is the Term Loan Facility, the Required Term Loan Lenders or (iii) if such Facility is the Additional Term Facility, the Required Additional Term Lenders;

and provided, further, that (i) no amendment, waiver or consent will, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Credit issued or to be issued by it; (ii) no amendment, waiver or consent will, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent will, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender will have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all

Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender, (B) the amount of principal and accrued fees and interest owing to the Defaulting Lender may not be reduced without the consent of such Lender (excluding changes to imposition of the Default Rate or changes to fees and  interest relating to changes to any financial covenant or the defined terms relating thereto), and (C) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders will require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of Required Lenders, Administrative Agent and Borrower (1) to add one or more additional term loan facilities to this Agreement or additional revolving credit commitments, in each case subject to the limitations in Section 2.14, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) (and to permit such additional (i) term loan facilities to share in the allocation of prepayments in a manner ratable with other then outstanding term loan facilities and (ii) revolving credit commitments (and related loans) to share in the allocation of prepayments in a manner ratable with other then outstanding revolving credit commitments or revolving credit loans), in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (2) in connection with the foregoing, to permit, as deemed appropriate by Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Section 10.02                                             Notices; Effectiveness; Electronic Communications.

(a)                                 Notices Generally.  All notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile transmission or sent by approved electronic transmission in accordance with Section 10.02(b), and all notices and other communications will be made as follows:

(i)                                    if to any Loan Party, Administrative Agent, any L/C Issuer or Swing Line Lender, to the address, facsimile number or e-mail address specified for such Person on Schedule 10.02; and

(ii)                                if to any Lender, to the address, facsimile number or e-mail address specified in its Administrative Detail Form (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received, and notices sent by facsimile transmission or by means of approved electronic communication will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next business day for the recipient); provided that notices delivered through electronic communications to the extent provided by Section 10.02(b) will be effective as provided in such subsection (b).

(b)                                 Electronic Communications.

(i)                                    Each Lending Party agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing will not apply to notices to any Lending Party pursuant to Article II if such Lending Party has notified Administrative Agent that it is incapable of receiving notices under Article II by electronic communication.  In furtherance of the foregoing, each Lending Party hereby agrees to notify Administrative Agent in writing, on or before the date such Lending Party becomes a party to this Agreement, of such Lending Party’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lending Party).  Each of Administrative Agent and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)                                Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both the preceding clauses (A) and (B), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(iii)                            Borrower and each Loan Party hereby acknowledges and agrees that (A) Administrative Agent may, but will not be obligated to, make the Communications available to Lending Parties by posting some or all of the Communications on an Electronic Platform, (B) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (C) the Electronic Platform is provided and used on an “As Is,” “As Available” basis and (D) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform.  Administrative Agent and its Related Parties (the “Agent Parties”) do not warrant the adequacy of the Electronic Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Electronic Platform.  In no event shall any Agent Party have any liability to Borrower or any other Loan Party, any Lending Party or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any other Loan Party’s or Administrative Agent’s transmission of Communications through the Electronic Platform, except to the extent resulting from the gross negligence or willful misconduct by such Agent Party or such Agent Party’s material breach of its obligations under this Agreement or any other applicable Loan Document, in each case as determined by a court of competent jurisdiction by final and nonappealable judgment.

(iv)                             Each Lending Party hereby agrees that notice to it in accordance with Section 10.02(b)(ii)(B) specifying that any Specified Materials (and as such, constituting Communications) have been posted to the Electronic Platform will, for purposes of this Agreement, constitute effective delivery to such Lending Party of such Specified Materials.

(v)                                 Each Lending Party (A) acknowledges that the Specified Materials, including information furnished to it by any Loan Party or Administrative Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning Borrower and the other Loan Parties and their respective Affiliates or their respective securities and businesses, and (B) confirms that it (1) has developed compliance procedures regarding the use of material, non-public information and (2) will handle such material, non-public information in accordance with such procedures and applicable Laws, including Federal and state securities Laws.

(c)                                  Change of Address, Etc.  Borrower, Administrative Agent, Swing Line Lender and any L/C Issuer may change their respective address(es), facsimile number(s) or e-mail address(es) for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address(es), facsimile number(s) or e-mail address(es) for notices and other communications hereunder by notice to Borrower, Administrative Agent, Swing Line Lender and L/C Issuer.

(d)                                 Reliance by Administrative Agent and the Lending Parties.  Administrative Agent and the Lending Parties will be entitled to rely and act upon any notices (including electronically delivered Requests for Credit Extension) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Borrower will indemnify Administrative Agent and each Lending Party and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower; provided that such indemnity will not be available to the extent that such losses, costs, expenses and liabilities resulted from the gross negligence or willful misconduct of the party seeking indemnification or from such party’s material breach of its obligations under this Agreement or any other applicable Loan Document, in each case as determined by a court of competent jurisdiction by final and nonappealable judgment.  All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03                                             No Waiver; Cumulative Remedies; Enforcement.

No failure by Administrative Agent or any Lending Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Borrower or any other Loan Party will be vested exclusively in, and all actions and proceedings at law in connection with such enforcement will be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.03 for the benefit of all the Lending Parties; provided, however, that the foregoing will not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or as Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lending Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders will have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.03 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

Section 10.04                                             Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  Borrower will pay or reimburse, promptly upon written demand therefor, (i) all reasonable and documented out-of-pocket fees, expenses, charges and disbursements incurred by Administrative Agent and the Arrangers and their respective Affiliates (limited, in the case of legal fees and expenses, to the reasonable and documented fees, expenses, charges and disbursements of Sheppard Mullin Richter & Hampton,  LLP and, to the extent determined by Administrative Agent in good faith to be necessary or advisable, one local counsel in each relevant material jurisdiction (which may include a single local counsel acting in multiple jurisdictions), all reasonable charges of electronic loan administration platforms, and all reasonable audit, appraisal, environmental assessment or inspection, consulting, search and filing, registration and recording and other similar fees and other expenses) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of, or consents with respect to, the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby will be consummated); (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Credit or any demand for payment thereunder; and (iii) all out-of-pocket expenses incurred by Administrative Agent,  the Arrangers or the Lending Parties (limited, in the case of legal fees and expenses, to the reasonable and documented fees, expenses, charges and disbursements of Sheppard Mullin Richter & Hampton,  LLP and, to the extent determined by Administrative Agent in good faith to be necessary or advisable, one local counsel in each relevant material jurisdiction (which may include a single local counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest where one nor more Lender(s) affected by such conflict notifies Administrative Agent of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Lender(s) similarly situated) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04 or (B) in connection with the Loans made or Credits issued hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring (or negotiations in connection with the foregoing) in respect of such Loans or Credits.  For the avoidance of doubt, this Section 10.04(a) will not apply with respect to Taxes to the extent governed by Section 3.01 and Section 3.04.

(b)                                 Indemnification by Borrower.  Borrower will indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement costs and related fees, expenses,  charges and disbursements (limited, in the case of legal fees, expenses, charges and disbursements, to the reasonable and documented fees, charges and disbursements of one counsel for all Indemnitees and to the extent determined by Administrative Agent in good faith to be necessary or advisable, one local counsel in each relevant material jurisdiction (which may include a single local counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest where the Indemnitee affected by such conflict notifies Administrative Agent of the existence of such conflict and thereafter retains its own counsel, one additional counsel for the affected Indemnitees similarly situated) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent) and its Related Parties only, the administration of this Agreement and the other Loan Documents; (ii) any Loan or Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Credit); or (iii) any actual or prospective claim, investigation, litigation or other proceeding (including any administrative proceeding or any arbitration or other alternative dispute resolution proceeding) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party or any of their respective Affiliates, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) such Indemnitee’s material breach of its obligations under this Agreement or any other applicable Loan Document, or (B) arise out of any investigation, litigation or proceeding (or preparation of a defense in connection therewith) solely between or among Indemnitees not arising from any act or omission by  Borrower or any of its Subsidiaries or Affiliates (other than any proceeding against any Indemnitee in its capacity or fulfilling its role as Administrative Agent, Arranger, syndication agent or similar role, or the Swing Line Lender or L/C Issuer, in its capacity as such).  For the avoidance of doubt, this Section 10.04(b) will not apply with respect to Taxes to the extent governed by Section 3.01.

(c)                                  Reimbursement by Lenders.  If and to the extent Borrower for any reason fails to pay when due any amount that it is required to pay under Section 10.04(a) or Section 10.04(b) to Administrative Agent (or any sub-agent thereof), Swing Line Lender, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), Swing Line Lender, the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on its Percentage Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender; provided that with respect to such unpaid amounts owed to the L/C Issuer or the Swing Line Lender solely in its capacity as such, only the Revolving Credit  Lenders will be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ applicable Revolving Creditor Percentage Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), Swing Line Lender, any L/C Issuer or any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), Swing Line Lender or the L/C Issuer in connection with such capacity.  The obligations of Lenders under this Section 10.04(c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither Borrower nor any other Loan Party nor Administrative Agent nor any Lending Party will assert, and Borrower, each other Loan Party, Administrative Agent and each Lending Party hereby waives, any claim against any Indemnitee and/or any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any document contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Credit, or the use of the proceeds thereof; provided, however, that nothing contained in this Section 10.04(d) shall be deemed to waive or otherwise limit or impair Administrative Agent’s, any Lending Party or any other Indemnitee’s right to assert, enforce and collect a claim of indemnification under Section 10.04(b), including for any special, indirect, consequential or punitive damages suffered by or incurred to any other Person and that otherwise would subject to indemnification pursuant to Section 10.04(b).  No Indemnitee referred to in Section 10.04(b) nor any Loan Party will be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Person by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or Loan Party or such Indemnitee’s or Loan Party’s material breach of its obligations under this Agreement or any other applicable Loan Document, in each case as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Payments.  All amounts due under this Section 10.04 will be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section 10.04 will survive the resignation of Administrative Agent, Swing Line Lender and L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the payment in full of the Obligations.

Section 10.05                                             Marshalling; Payments Set Aside.

Neither Administrative Agent nor any Lending Party will be under any obligation to marshal any asset in favor of Borrower or any other Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any payment by or on behalf of Borrower or any Loan Party is made to Administrative Agent or any Lending Party, or Administrative Agent or any Lending Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or any Lending Party in such Person’s discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lending Party severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.  The obligations of each Lending Party under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06                                             Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lending Party (it being understood that a merger or consolidation permitted under this  Agreement shall not constitute such an assignment or transfer), and neither Swing Line Lender nor any Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(g) (and any other attempted assignment or transfer by any party hereto will be null and void).  Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(e) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and each Lending Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Swing Line Lender or any Lender.  Swing Line Lender or any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in Credit Obligations and in Swing Line Loans, as applicable) at the time owing to it); provided that any such assignment will be subject to the following conditions:

(i)                                    Minimum Amounts.

(A)                               in the case of (1) an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility), (2) contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 10.06(b)(i)(B) in the aggregate or (3) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in Section 10.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $5,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                Proportionate Amounts.  Each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned, except that this clause (ii) will not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)                            Required Consents.  No consent will be required for any assignment except to the extent required by Section 10.06(b)(i)(B) and, in addition:

(A)                               the consent of Borrower (such consent not to be unreasonably withheld or delayed) will be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower will be deemed to have consented to any such assignment unless it objects thereto by written notice to Administrative Agent within ten Business Days after having received notice thereof;

(B)                               the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) will be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Commitments with respect to the Term Loan Facility and the Additional Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans or Additional Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;  and

(C)                               the consent of each L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) will be required for any assignment in respect of the Revolving Credit Facility, unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)                             Assignment and Assumption.  The parties to each assignment will execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, will deliver to Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No assignment will be made to (A) Borrower or any other Loan Party or any of its or their respective Subsidiaries or Affiliates, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender.

(vi)                             No Assignment to Natural Persons.  No assignment will be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)                         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each Lending Party hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Credits and Swing Line Loans in accordance with its applicable Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder will become effective under applicable Law without compliance with the provisions of this Section 10.06(b)(vii), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)                                  Register.  Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), will maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a Register.  The entries in the Register will be conclusive absent manifest error, and Borrower, Administrative Agent and the Lending Parties will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register will be available for inspection by Borrower and each Lending Party at any reasonable time and from time to time upon reasonable prior notice. This Section 10.06(c) shall be construed so that the Loans and L/C Credit Extensions are at all times maintained in “registered form” within the meaning of section 163(f), 871(h)(2) and 881(c) of the Code.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), Borrower or any Affiliate of Borrower (each a “Participant”) in all or a portion of such Person’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including such Lender’s participations in Credit Obligations and/or Swing Line Loans) owing to it); provided that (i) any sale of a participation to a proposed Participant that would not otherwise qualify as an Eligible Assignee or that is a Defaulting Lender must be approved by Administrative Agent, (ii) such Person’s obligations under this Agreement will remain unchanged, (iii) such Person will remain solely responsible to the other parties hereto for the performance of such obligations and (iv) Borrower, Administrative Agent and the Lending Parties will continue to deal solely and directly with such Person in connection with such Person’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender will be responsible for the indemnity under Section 10.04(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement, instrument or other document pursuant to which a Lender sells such a participation will provide that such Person will retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such document may provide that such Person will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Borrower agrees that each Participant will be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(d) (it being understood that the documentation required under Section 3.01(d) will be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 3.08 as if it were an assignee under Section 10.06(b), and (B) will not be entitled to receive any greater payment under Sections 3.01 and 3.04, with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, or unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.08 with respect to any Participant.  Each Lender that sells a participation will, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) will have no responsibility for maintaining a Participant Register.

(e)                                  Limitations upon Participant Rights.  A Participant will not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, or unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender will not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment will release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption will be deemed to include electronic signatures or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                                 Resignation as an L/C Issuer or Swing Line Lender.  Notwithstanding anything to the contrary contained herein, if at any time HSBC assigns all of its Commitments and Loans pursuant to Section 10.06(b), HSBC may do either or both of the following: (i) upon thirty days’ notice to Borrower and all Lenders, resign as an L/C Issuer or (ii) upon thirty days’ notice to Borrower, resign as

Swing Line Lender.  In the event of any such resignation as an L/C Issuer or Swing Line Lender, Borrower will be entitled to appoint from among Lenders a successor an L/C Issuer or Swing Line Lender (subject to such Lender’s consent to such appointment, at its sole discretion); provided that no failure by Borrower to appoint any such successor will affect the resignation of HSBC as L/C Issuer or Swing Line Lender, as the case may be.  If HSBC resigns as an L/C Issuer, it will retain all the rights and obligations of an L/C Issuer hereunder with respect to all Credits outstanding as of the effective date of its resignation as an L/C Issuer and all Credit Obligations with respect thereto (including the right to require Lenders to make Revolving Credit Loans that are Base Rate Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If HSBC resigns as Swing Line Lender, it will retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Lenders to make Revolving Credit Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

Section 10.07                                             Treatment of Certain Information; Confidentiality.

Administrative Agent and each Lending Party each agrees to maintain the confidentiality of the Information in accordance with its customary practice, except that Information may be disclosed: (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority, purporting to have jurisdiction over such Person or is Related Parties  (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that, if not prohibited by law, the disclosing party will use commercially reasonable efforts (i) to notify Borrower in advance of such disclosure so that Borrower may seek an appropriate protective order and (ii) to cooperate with Borrower to obtain such protective order; (d) to Gold Sheets (published by Thomson Reuters LPC) or other similar bank trade publication or online information service, provided that such disclosures of Information will be limited to the material deal terms of the Facilities consistent with other customary disclosures by banks and institutional lenders to such publications or online services for league table reporting purposes; (e) to any other party hereto; (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (g) subject to an agreement containing provisions substantially the same as those of this Section 10.07 to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder; (h) on a confidential basis to (A) any rating agency in connection with rating Borrower or its Subsidiaries or the Facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (i) with the consent of Borrower; or (j) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.07 or (2) becomes available to Administrative Agent, any Lending Party or any of their respective Affiliates on a non-confidential basis from a source other than Borrower or any Subsidiary thereof and not in contravention of this Section 10.07.  For purposes of this Section 10.07, “Information” means all information (including financial information) received from Borrower or any other Loan Party or any of their respective Subsidiaries relating to Borrower or any such Loan Party or any of such Affiliates or their respective businesses, assets, operations or condition (financial or otherwise) other than any such information that is available to Administrative Agent or any Lending Party on a non-confidential basis, and not in contravention of this Section 10.07, prior to disclosure by Borrower or any other Loan Party or any of their respective Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.08                                             Right of Setoff.

If an Event of Default will have occurred and be continuing, each Lending Party and its respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lending Party or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the Obligations to such Lending Party or such Affiliate, irrespective of whether or not such Lending Party or Affiliate will have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lending Party different from the branch, office or Affiliate holding such deposit or obligated on such obligations; provided, that in the event that any Defaulting Lender will exercise any such right of setoff, (a) all amounts so set off will be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 3.07 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lending Parties, and (b) the Defaulting Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lending Party and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lending Party or its Affiliates may have.  Each Lending Party agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice will not affect the validity of such setoff and application.  Notwithstanding anything in this Section 10.08 to the contrary, no Lending Party will exercise, or attempt to exercise, any right of set-off, banker’s lien or the like against any deposit account or property of any Loan Party or any Subsidiary thereof held or maintained by such Lending Party, in each case to the extent the deposits or other proceeds of such exercise, or attempt to exercise, any right of set-off, banker’s lien or the like are, or are intended to be or are otherwise are held out to be applied to the Obligations hereunder or otherwise secured by the Collateral, without the prior written consent of Administrative Agent.

Section 10.09                                             Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law.  If Administrative Agent or any Lender will receive interest in an amount that exceeds the maximum rate of non-usurious interest permitted by applicable Law, the excess interest will be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower or the Guarantors, as applicable.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the maximum rate of non-usurious interest permitted by applicable Law, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10                                             Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.  This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement will become effective when it will have been executed and delivered by Administrative Agent and when Administrative Agent will have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (such as by “pdf”) will be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11                                             Collateral Matters.

Subject Section 10.15(n) and Section 10.18, Lenders agree, and agree to instruct (or otherwise in the manner provided by this Agreement and the other Loan Documents, cause) Administrative Agent, to (a) release any Lien on any property granted to or held by Administrative Agent under any Collateral Document (i) upon termination of the Aggregate Commitments and the payment in full of all Obligations, (ii) that is sold or to be sold as part of any Disposition permitted hereunder or under any other Loan Document (provided that the Liens of Administrative Agent continue to attach to the proceeds thereof), (iii) subject to Section 10.01, if approved, authorized or ratified in writing by Required Lenders or (iv) in connection with any foreclosure sale or other Disposition of Collateral after the occurrence of an Event of Default; and (b) release any Guarantor from all Guaranteed Obligations under the Loan Documents upon a transaction permitted hereunder which results in such Guarantor ceasing to be a Subsidiary of the Borrower and in connection therewith release all Liens granted by such Guarantor under the Loan Documents securing such Guaranteed Obligations.  Upon any termination of any such Liens, Administrative Agent will promptly, at the sole expense of Borrower, execute and deliver such instruments (including UCC filings and filings with the United States Patent  and Trademark Office or United States Copyright Office) as may be reasonably requested by   Borrower to facilitate and further such termination.

Section 10.12                                             Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders will be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, L/C Issuer or Swing Line Lender, as applicable, then such provisions will be deemed to be in effect only to the extent not so limited.

Section 10.13                                             Lender-Creditor Relationship.

The relationship between the Lending Parties and Administrative Agent, on the one hand, and Borrower and the other Loan Parties, on the other, is solely that of creditor and debtor.  Neither any

Lending Party nor Administrative Agent has (or will be deemed to have) any fiduciary relationship or duty to Borrower or any other Loan Party arising out of or in connection with, and there is no agency or joint venture relationship between the Lending Parties and Administrative Agent, on the one hand, and Borrower and the other Loan Parties, on the other, by virtue of this Agreement or any other Loan Document or any of the Transactions contemplated herein or therein.

Section 10.14                                             USA Patriot Act Notice.

Each Lender that is subject to the PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow each such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act.  Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that  Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering Laws, including the PATRIOT Act.

Section 10.15                                             Guaranty.

(a)                                 Guaranty.   Except as may be expressly otherwise limited in this Agreement as to any specific Guarantor, each Guarantor at any time party hereto, jointly and severally, unconditionally and irrevocably guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, to the Secured Parties the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations (the “Guaranteed Obligations”).  The Guaranteed Obligations include interest that, but for a proceeding under any Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such proceeding.

(b)                                 Separate Obligation.  Each Guarantor acknowledges and agrees that (i) the Guaranteed Obligations are separate and distinct from any Indebtedness arising under or in connection with any other document, including under any provision of this Agreement other than this Section 10.15, executed at any time by such Guarantor in favor of any Secured Party; and (ii) such Guarantor will pay and perform all of the Guaranteed Obligations as required under this Section 10.15, and the Secured Parties may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section 10.15, at any time executed by such Guarantor in favor of any Secured Party, irrespective of whether any such other document, or any provision thereof or hereof, will for any reason become unenforceable or any of the Indebtedness thereunder will have been discharged, whether by performance, avoidance or otherwise (other than payment of all Guaranteed Obligations).  Each Guarantor acknowledges that, in providing benefits to Borrower, the Secured Parties are relying upon the enforceability of this Section 10.15 and the Guaranteed Obligations as separate and distinct Indebtedness of each such Guarantor, and each Guarantor agrees that the Secured Parties would be denied the full benefit of their bargain if at any time this Section 10.15 or the Guaranteed Obligations were treated any differently.  The fact that the Guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Borrower and each Guarantor and will in no way impair or adversely affect the rights or benefits of the Secured Parties under this Section 10.15.  Upon the occurrence of any Event of Default, a separate action or actions may be brought against each such Guarantor, whether or not Borrower or any other Guarantor or any other Person is joined therein or a separate action or actions are brought against Borrower or any such other Guarantor or any such other Person.

(c)                                  Insolvency Laws; Right of Contribution.

(i)                                    As used in this Section 10.15(c): (A) the term “Guarantor Applicable Insolvency Laws” means the Laws of any Governmental Authority relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including 11 U. S. C. §547, §548, §550 and other “avoidance” provisions of the Bankruptcy Code) as applicable in any proceeding in which the validity or enforceability of this Agreement or any other Loan Document against any Guarantor, or any Guarantor Specified Lien is in issue; and (B) “Guarantor Specified Lien” means any Lien from time to time granted by any Guarantor securing the Guaranteed Obligations.  Notwithstanding any provision of this Agreement to the contrary, if, in any proceeding, a court of competent jurisdiction determines that with respect to any Guarantor, this Agreement or any other Loan Document or any Guarantor Specified Lien would, but for the operation of this Section 10.15(c), be subject to avoidance and/or recovery or be unenforceable by reason of Guarantor Applicable Insolvency Laws, this Agreement, such other Loan Document and each such Guarantor Specified Lien will be valid and enforceable against such Guarantor, only to the maximum extent that would not cause this Agreement, such other Loan Document or such Guarantor Specified Lien to be subject to avoidance, recovery or unenforceability.  To the extent that any payment to, or realization by, Administrative Agent or any Lending Party on the Guaranteed Obligations exceeds the limitations of this Section 10.15(c) and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance will in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited will in all events remain in full force and effect and be fully enforceable against such Guarantor.  This Section 10.15(c) is intended solely to reserve the rights of the Secured Parties hereunder against each Guarantor, in such proceeding to the maximum extent permitted by Guarantor Applicable Insolvency Laws and neither Borrower, nor any Guarantor or any other guarantor of the Obligations nor any other Person will have any right, claim or defense under this Section 10.15(c) that would not otherwise be available under Guarantor Applicable Insolvency Laws in such proceeding.

(ii)                                Each Guarantor hereby agrees that, to the extent that any Guarantor will have paid an amount hereunder to or on behalf of the Secured Parties that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the Credit Extensions and other credit accommodations extended hereunder, such paying Guarantor will be entitled to contribution from any Guarantor that has not paid its proportionate share, based on benefits received as a result of the making and issuance of the Credit Extensions.  Any amount payable as a contribution under this Section 10.15(c) will be determined as of the date on which the related payment or distribution is made by the Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder will constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 10.15(c) will in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties hereunder or under any other Loan Document, and each Guarantor will remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

(d)                                 Qualified ECP Guarantors.                                     Each Qualified ECP Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of such Guarantor’s obligations under this Agreement and the other Loan Documents in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.15, or otherwise under this Agreement or the other Loan Documents, voidable under applicable Law, including voidable transfer, fraudulent conveyance or fraudulent transfer laws, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 10.15 shall remain in full force and effect until the payment in full in cash of the Obligations (other than contingent amounts not yet due), in each case, in accordance with and subject to the limitations set forth in Section 10.18.  Each Qualified ECP Guarantor intends that this Section 10.15 constitute, and this Section 10.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(e)                                  Liability of Guarantors.  The liability of each Guarantor under this Section 10.15 will be irrevocable, absolute, independent and unconditional, and will not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the payment and performance in full of all Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i)                                    such Guarantor’s liability hereunder will be the immediate, direct, and primary obligation of such Guarantor and will not be contingent upon any Secured Party’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)                                this Guaranty is a guaranty of payment when due and not merely of collectability;

(iii)                            Administrative Agent and the Lending Parties may enforce this Section 10.15 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Administrative Agent and the Lending Parties, on the one hand, and Borrower or any other Person, on the other hand, with respect to the existence of such Event of Default (for the avoidance of doubt, nothing in this clause (iii) shall, or is intended to, limit or impair such Guarantor’s separate right to dispute the existence of the Event of Default);

(iv)                             such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v)                                 such Guarantor’s liability with respect to the Guaranteed Obligations will remain in full force and effect without regard to, and will not be impaired or affected by, nor will such Guarantor be exonerated or discharged by, any of the following events:

(A)                               any proceeding under any Debtor Relief Law;

(B)                               any limitation, discharge, or cessation of the liability of Borrower or any Guarantor or other Person for any Guaranteed Obligations due to any applicable Law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)                               any merger, acquisition, consolidation or change in structure of Borrower or any Guarantor or other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower or any other Guarantor or Person, except to the extent any Guarantor is released from Guaranteed obligations in connection therewith in accordance with the terms of this Agreement;

(D)                               any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights under this Agreement (including this Section 10.15) or the other Loan Documents;

(E)                               any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, any Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)                                any Secured Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)                              any Secured Party’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H)                              any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Debtor Relief Law; or

(I)                                   any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to any Secured Party.

(f)                                   Consents of Guarantors.  Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from any such Guarantor:

(i)                                    the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii)                                the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Secured Parties (as applicable under the relevant Loan Documents) may deem proper;

(iii)                            the Secured Parties may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iv)                             the Secured Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against Borrower.

(g)                                 Guarantors’ Waivers.  Each Guarantor hereby waives and agrees not to assert:

(i)                                    any right to require any Secured Party to proceed against Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of any Secured Party whatsoever;

(ii)                                the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations (and in this regard that the performance of any act or any payment which tolls any statute of limitations applicable to Obligations under any of the Loan Documents will similarly operate to toll the statute of limitations applicable to each such Guarantor’s liability hereunder);

(iii)                            any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, such Guarantor or any other Person (other than payment in full of the Guaranteed Obligations or, subject to Section 10.15(i), that no Guaranteed Obligations were then due);

(iv)                             any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v)                                 any rights to set-offs and counterclaims;

(vi)                             without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 10.15, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726; and

(vii)                         any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by  the Secured Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder.  The Guaranteed Obligations will conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty.  Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, any Guarantor or any other Person with respect to the Guaranteed Obligations.

(h)                                 Additional Guarantor Waivers and Agreements.  Each Guarantor understands and acknowledges that if Administrative Agent forecloses judicially or non-judicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or from any other Guarantor or other Person based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty.  Each Guarantor further understands and acknowledges that in the absence of this Section 10.15(h), such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968).  By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any Mortgage or other deed of trust securing the Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that each of the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Lending Parties are receiving for creating the Obligations.

Without limitation of the preceding paragraph or of the other waivers set forth in this Section 10.15(g), each Guarantor hereby further waives all other rights and defenses that any such Guarantor may have because any of the Obligations is secured by real property.  This means, among other things, that (A) Administrative Agent and the Secured Parties may collect from each of the Guarantors without first foreclosing on any real or personal property collateral pledged by the other Loan Parties or any other Person and (B) if Administrative Agent forecloses on any real property collateral pledged by Borrower or any of the other Loan Parties or any other Person: (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Administrative Agent and the Secured Parties may collect from each of the Guarantors even if Administrative Agent, by foreclosing on the real property collateral, have destroyed any right any such Guarantor may have to collect from Borrower or any other Loan Party.  This is an unconditional and irrevocable waiver of any rights and defenses each such Guarantor may have because any of the Obligations is secured by real property.

(i)                                    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed in connection with any case commenced by or against Borrower under any Debtor Relief Law, or otherwise, all such amounts will nonetheless be jointly and severally payable by each Guarantor immediately upon demand by Administrative Agent to the extent such acceleration would otherwise be permitted but for such stay.

(j)                                    Financial Condition of Borrower.  No Guarantor will have any right to require any Secured Party to obtain or disclose any information with respect to (i) the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations, (ii) the Guaranteed Obligations, (iii) any collateral or other security for any or all of the Guaranteed Obligations, (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations, (v) any action or inaction on the part of any Secured Party or any other Person or (vi) any other matter, fact or occurrence whatsoever.  Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty set forth in this Section 10.15 and further acknowledges that it is not relying in any manner upon any representation or statement of any Secured Party with respect thereto.

(k)                                 Subrogation.  Until the Guaranteed Obligations have been paid and performed in full and the Aggregate Commitments have been terminated, no Guarantor will directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 10.15, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.15 or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of any Secured Party as against any Borrower or any other Guarantor or any other Person, whether in connection with this Section 10.15, any of the other Loan Documents or otherwise.

(l)                                    Subordination.  All payments on account of all indebtedness, liabilities and other obligations of Borrower to any Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Guarantor Subordinated Indebtedness”) will be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in Cash of the Guaranteed Obligations.  As long as any of the Guaranteed Obligations (other than unasserted contingent indemnification obligations) will remain outstanding and unpaid, no Guarantor will accept or receive any payment or distribution by or on behalf of Borrower or any other Guarantor, directly or indirectly, or assets of Borrower or any other Guarantor, of any kind or character, whether in Cash, property or securities, including on account of the purchase, redemption or other acquisition of Guarantor Subordinated Indebtedness, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Guarantor Subordinated Indebtedness (“Guarantor Subordinated Indebtedness Payments”), except that, each Guarantor will be entitled to accept and receive payments on its Guarantor Subordinated Indebtedness not in contravention of any Law or the terms of the Loan Documents so long as (i) no Event of Default has occurred and is occurring and (ii) the Administrative Agent has not given notice that Guarantor Subordinated Indebtedness payments are not permitted.  Notwithstanding the foregoing, Borrowers may pay, and Guarantors may accept and receive, any Restricted Payment to the extent permitted in accordance with Section 7.06.

If any Guarantor Subordinated Indebtedness Payments will be received in contravention of this Section 10.15, such Guarantor Subordinated Indebtedness Payments will be held in trust for the benefit of the Secured Parties and will be paid over or delivered to Administrative Agent for application to the payment in full in Cash of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 10.15 after giving effect to any concurrent payments or distributions to the Secured Parties in respect of the Guaranteed Obligations.

(m)                             Continuing Guaranty.  The Guaranty set forth in this Section 10.15 is a continuing irrevocable guaranty and agreement of subordination and will continue in effect and be binding upon each Guarantor until termination of the Aggregate Commitments and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each such Guarantor expressly acknowledges that this Guaranty will remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

(n)                                 Reinstatement.  The Guaranty set forth in this Section 10.15 will continue to be effective or will be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of collateral) will be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under any Debtor Relief Law), or must otherwise be restored by any Secured Party, whether as a result of proceedings under any Debtor Relief Law or otherwise.  All losses, damages, costs and expenses that any Secured Party may suffer or incur as a result of any voided or otherwise set aside payments will be specifically covered by the indemnity in favor of the Secured Parties contained in Section 10.04.

(o)                                 Substantial Benefits.  The Credit Extensions provided to or for the benefit of Borrower hereunder by the Lending Parties have been and are to be contemporaneously used for the benefit of Borrower and each Guarantor.  It is the position, intent and expectation of the parties that Borrower and each such Guarantor have derived and will derive significant and substantial direct and indirect benefits from the Credit Extensions to be made available by the Lending Parties under the Loan Documents.

(p)                                 Knowing and Explicit Waivers.  Each Guarantor acknowledges that it either has obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Section 10.15.  Each Subsidiary Guarantor acknowledges and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, that all such waivers and consents herein are explicit and knowing and that each such Guarantor expects such waivers and consents to be fully enforceable.

If, while any Guarantor Subordinated Indebtedness is outstanding, any proceeding under any Debtor Relief Law is commenced by or against Borrower or its property, Administrative Agent, when so instructed by any L/C Issuer, Swing Line Lender and Required Lenders, is hereby irrevocably authorized and empowered (in the name of the Lending Parties or in the name of any Guarantor or otherwise), but will have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Guarantor Subordinated Indebtedness and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Guarantor Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties; and each such Guarantor will promptly take such action as Administrative Agent (on instruction from any L/C Issuer, Swing Line Lender and Required Lenders) may reasonably request (A) to collect the Guarantor Subordinated Indebtedness for the account of the Lending Parties and to file appropriate claims or proofs of claim in respect of the Guarantor Subordinated Indebtedness; (B) to execute and deliver to Administrative Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Guarantor Subordinated Indebtedness; and (C) to collect and receive any and all Guarantor Subordinated Indebtedness Payments.

Section 10.16                                             Governing Law; Jurisdiction; Etc.

(a)                                 Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

(b)                                 Submission to Jurisdiction.  Borrower and each other Loan Party party hereto each irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lending Party or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive (subject only to the last sentence of this Section 10.16(b)) jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Loan Document will affect any right that Administrative Agent or any Lending Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any other jurisdiction.

(c)                                  Waiver of Venue.  Borrower and each other Loan Party party hereto each irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (b) of this Section 10.16.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 10.17                                             Waiver of Right to Jury Trial.

(a)                                 BORROWER AND EACH OTHER LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDING PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  BORROWER AND EACH OTHER LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND THE LENDING PARTIES ENTERING INTO THIS AGREEMENT.

(b)                                 EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                                  TO THE EXTENT THAT THE WAIVER OF JURY TRIAL IN SECTION 10.17(a) IS UNENFORCEABLE, THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW.  THEREFORE, THE PARTIES HERETO AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS, AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE, OR OTHERWISE) BETWEEN THE LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO AND THERETO, TO A JUDICIAL REFEREE WHO WILL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.  THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  ADMINISTRATIVE AGENT AND BORROWER WILL SELECT A SINGLE NEUTRAL REFEREE, WHO WILL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS.  IN THE EVENT THAT ADMINISTRATIVE AGENT AND BORROWER CANNOT AGREE UPON A REFEREE, THE REFEREE WILL BE APPOINTED BY THE COURT.  THE LOAN PARTIES WILL JOINTLY

AND SEVERALLY BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.  EACH PARTY AGREES THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE REFERENCE TO A JUDICIAL REFEREE AS PROVIDED ABOVE.

Section 10.18                                             Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document will be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making or issuance of any Credit Extension hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or Event of Default or any incorrect representation or warranty at the time any Credit Extension is extended hereunder, and shall continue in full force and effect until all Commitments have expired or been terminated, all Obligations have been paid in full in cash (other than (a) Secured Swap Obligations not yet due and payable, (b) Secured Cash Management Obligations not yet due and payable and (c) contingent indemnification obligations not yet accrued and payable) and all Credits have expired or been terminated (other than Credits that have been cash collateralized, supported by a standby letter of credit or otherwise backstopped in an amount, by an institution and  pursuant to arrangements in each case reasonably satisfactory to the applicable L/C Issuer).   The provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Credits and the Commitments or the termination of this Agreement or any provision hereof.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the Loan Document Obligations provided for herein, an L/C Issuer will have provided to Administrative Agent a written consent to the release of the Revolving Credit Lenders from their obligations hereunder with respect to any Credit issued by such L/C Issuer (whether as a result of the obligations of Borrower (and any other account party) in respect of such Credit having been cash collateralized, supported by a standby letter of credit or otherwise backstopped in an amount, by an institution and  pursuant to arrangements in each case reasonably satisfactory to such L/C Issuer), then from and after such time such Credit shall cease to be a “Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Credit Lenders shall be deemed to have no participations in such Credit, and no obligations with respect thereto, under Sections 2.03(c) or (d).

Section 10.19                                             Judgment Currency.

If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 10.19 called the “first currency”) into any other currency (hereinafter in this Section 10.19 called the “second currency”), then the conversion will be made at the rate of exchange at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such second currency at Administrative Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made.  Any payment made to Administrative Agent or any Lending Party pursuant to this Agreement in the second currency will constitute a discharge of the obligations of Borrower to pay to Administrative Agent and the

Lending Parties any amount originally due to Administrative Agent and the Lending Parties in the first currency under this Agreement only to the extent of the amount of the first currency which Administrative Agent and each of the Lending Parties is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with Administrative Agent’s and such Lending Party’s normal banking procedures, with the amount of such second currency so received.  If the amount of the first currency falls short of the amount originally due to Administrative Agent and the Lending Parties in the first currency under this Agreement, Borrower hereby agrees that it will indemnify each of Administrative Agent and each of the Lending Parties against and save each of Administrative Agent and each of the Lending Parties harmless from any shortfall so arising.  This indemnity will constitute an obligation of Borrower separate and independent from the other obligations contained in this Agreement, will give rise to a separate and independent cause of action and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to Administrative Agent or any Lending Party under this Agreement or under any such judgment or order.  Any such shortfall will be deemed to constitute a loss suffered by each of Administrative Agent and each such Lending Party, as the case may be, and Borrower will not be entitled to require any proof or evidence of any actual loss.  The covenant contained in this Section 10.18 will survive the payment in full of all of the other Obligations of Borrower under this Agreement and the other Loan Documents.

Section 10.20                                             Cashless Settlement.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with the amendment and restatement of the Existing Senior Credit Facilities, or any other refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved in writing by Borrower, Administrative Agent and such Lender (including as set forth in this Agreement).

Section 10.21                                             Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                    a reduction in full or in part or cancellation of any such liability;

(ii)                                a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.22                                             Effect of Amendment and Restatement of the Original Credit Agreement.

On the Closing Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the Original Obligations under the Original Credit Agreement as in effect prior to the Closing Date, (b) such Original Obligations are in all respects continuing (as amended and restated hereby) as Indebtedness and Obligations outstanding under this Agreement, and (c) this Agreement shall supersede and replace in its entirety the Original Credit Agreement, and such Original Credit Agreement shall be of no further force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the date first written above.

BORROWER:

SEMTECH CORPORATION

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

SEMTECH CORPUS CHRISTI CORPORATION

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	President and Chief Financial Officer

SEMTECH SAN DIEGO CORPORATION

By:	/s/ Emeka N. Chukwu
Name:	Emeka N. Chukwu
Title:	President and Chief Financial Officer

SEMTECH NEW YORK CORPORATION

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	President and Chief Financial Officer

SIERRA MONOLITHICS, INC.

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

SEMTECH EV, INC.

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	President and Treasurer

TRIUNE SYSTEMS, L.L.C.

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	Chief Financial Officer

TRIUNE IP, LLC

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Ecliff Jackman
Name:	Ecliff Jackman
Title:	Vice President

L/C ISSUER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Aleem Shamji
Name:	Aleem Shamji
Title:	Senior Vice President

SWING LINE LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Aleem Shamji
Name:	Aleem Shamji
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

LENDERS:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Aleem Shamji
Name:	Aleem Shamji
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT]

BANK OF THE WEST

By:	/s/ David G. Kronen
Name:	David G. Kronen
Title:	Director

[SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT]

ZB, N.A. dba CALIFORNIA BANK & TRUST

By:	/s/ Newton Pham
Name:	Newton Pham
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT]

COMERICA BANK

By:	/s/ Mark C. Skrzynski Jr.
Name:	Mark C. Skrzynski Jr.
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

COMPASS BANK

By:	/s/ James Ligman
Name:	James Ligman
Title:	SVP

[SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT]

MUFG UNION BANK, N.A.

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

[SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT]

SILICON VALLEY BANK

By:	/s/ Raj Morey
Name:	Raj Morey
Title:	Director

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Cassie Kim
Name:	Cassie Kim
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Greg Cohn
Name:	Greg Cohn
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND

RESTATED CREDIT AGREEMENT]

SCHEDULE 1.01A

EXISTING FACILITIES

Lender	Existing Revolving Credit Commitment	Total Outstanding Revolving Credit Loans	Percentage Share of Total Outstanding Revolving Credit Loans	Total Outstanding Term Loan	Percentage Share of Total Outstanding Term Loans	Total Outstanding Amount
HSBC Bank USA, National Association	$34,375,000.00	$24,887,500.00	13.7500%	$6,569,010.43	10.4167%	$31,456,510.43
U.S. Bank, N.A.	$28,125,000.00	$20,362,500.00	11.2500%	$7,094,531.25	11.2500%	$27,457,031.25
MUFG Union Bank, N.A.	$25,000,000.00	$18,100,000.00	10.0000%	$6,306,250.00	10.0000%	$24,406,250.00
Silicon Valley Bank	$25,000,000.00	$18,100,000.00	10.0000%	$6,306,250.00	10.0000%	$24,406,250.00
Compass Bank	$15,625,000.00	$11,312,500.00	6.2500%	$3,941,406.25	6.2500%	$15,253,906.25
Wells Fargo Bank, N.A.	$15,625,000.00	$11,312,500.00	6.2500%	$3,941,406.25	6.2500%	$15,253,906.25
Morgan Stanley Bank, N.A.	$15,625,000.00	$11,312,500.00	6.2500%	n/a	n/a	$11,312,500.00
JPMorgan Chase Bank, N.A.	$15,625,000.00	$11,312,500.00	6.2500%	$3,941,406.25	6.2500%	$15,253,906.25
Bank of the West	$15,625,000.00	$11,312,500.00	6.2500%	$3,941,406.25	6.2500%	$15,253,906.25
Sumitomo Mitsui Banking Corporation	$15,625,000.00	$11,312,500.00	6.2500%	$3,941,406.25	6.2500%	$15,253,906.25
Comerica Bank	$10,937,500.00	$7,918,750.00	4.3750%	$2,758,984.37	4.3750%	$10,677,734.37
Citibank, N.A.	$10,937,500.00	$7,918,750.00	4.3750%	$2,758,984.37	4.3750%	$10,677,734.37
The Bank of Nova Scotia	$9,375,000.00	$6,787,500.00	3.7500%	$2,364,843.75	3.7500%	$9,152,343.75
California Bank & Trust	$6,250,000.00	$4,525,000.00	2.5000%	$1,576,562.50	2.5000%	$6,101,562.50
City National Bank	$6,250,000.00	$4,525,000.00	2.5000%	$1,576,562.50	2.5000%	$6,101,562.50
Manufacturers Bank	n/a	n/a	n/a	$6,043,489.58	9.5833%	$6,043,489.58
Total	$250,000,000.00	$181,000,000.00	100.0000%	$63,062,500.00	100.0000%	$244,062,500.00

SCHEDULE 1.01B

MORTGAGES

1.             Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated May 2, 2013, by Borrower, as trustor, to First American Title Insurance Company, as trustee, for the benefit of Administrative Agent, and recorded in the official real estate records of Ventura County, CA on May 6, 2013 as Document No. 20130506-00081600-0, encumbering  the real and related personal property located at 200 Flynn Road, Camarillo, CA 93012, as amended by the First Amendment to the Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated November 15, 2016.

SCHEDULE 2.01

LENDERS; COMMITMENTS; PERCENTAGE SHARES

Lender	Revolving Credit Commitment as of Closing Date	Percentage Share of Revolving Credit Commitments	Term Loan Commitment as of Closing Date	Percentage Share of Term Loan Commitments	Total Commitments of Lender as of Closing Date	Percentage Share of Aggregate Commitments
HSBC Bank USA, National Association	$35,937,500	14.375%	$21,562,500	14.375%	$57,500,000	14.375%
MUFG Union Bank	$35,937,500	14.375%	$21,562,500	14.375%	$57,500,000	14.375%
U.S. Bank N.A.	$35,937,500	14.375%	$21,562,500	14.375%	$57,500,000	14.375%
Bank of the West	$35,937,500	14.375%	$21,562,500	14.375%	$57,500,000	14.375%
Compass Bank	$28,125,000	11.25%	$16,875,000	11.25%	$45,000,000	11.25%
Wells Fargo	$28,125,000	11.25%	$16,875,000	11.25%	$45,000,000	11.25%
Silicon Valley Bank	$25,000,000	10.00%	$15,000,000	10.00%	$40,000,000	10.00%
Comerica Bank	$12,500,000	5.00%	$7,500,000	5.00%	$20,000,000	5.00%
ZB, N.A. dba California Bank & Trust	$12,500,000	5.00%	$7,500,000	5.00%	$20,000,000	5.00%
Total	$250,000,000	100.0000%	$150,000,000	100.0000%	$400,000,000	100.0000%

Schedule 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Semtech Corporation

200 Flynn Road

Camarillo, CA 93012

Attention:                 Emeka Chukwu,

Executive Vice President and Chief Financial Officer

Telephone: (805) 498-2111

Facsimile: (805) 498-2040

Electronic Mail: echukwu@semtech.com

and

Attention:                 Charles Ammann,

Executive Vice President, General Counsel and Secretary

Telephone: (805) 480-2037

Facsimile: (805) 480-2157

Electronic Mail: cammann@semtech.com

With copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention:  David C. Reamer

Telephone: (212) 735-2850

Facsimile: (212) 777-2850

Electronic Mail: david.reamer@skadden.com

GUARANTORS:

Semtech Corporation

200 Flynn Road

Camarillo, CA 93012

Attention:                 Emeka Chukwu,

Executive Vice President and Chief Financial Officer

Telephone: (805) 498-2111

Facsimile: (805) 498-2040

Electronic Mail: echukwu@semtech.com

and

Attention:                 Charles Ammann,

Executive Vice President, General Counsel and Secretary

Telephone: (805) 480-2037

Facsimile: (805) 480-2157

Electronic Mail: cammann@semtech.com

ADMINISTRATIVE AGENT:

HSBC Bank USA, National Association, as Administrative Agent

Corporate Trust and Loan Agency

452 Fifth Avenue (8E6)

New York, NY 10018

Attention:  Ecliff Jackman, Vice President

Telephone: (212) 525-1361

Facsimile: (212) 525-1300

Electronic Mail: CTLANY.loanagency@us.hsbc.com

With copies (which will not constitute notice) to:

HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-8056

Electronic Mail:  andy.c.reidell@us.hsbc.com

and

Sheppard, Mullin, Richter & Hampton LLP

4 Embarcadero Center

San Francisco, CA 94111

Attention: Peter H. Carson

Facsimile: (415) 774-2935

Electronic Mail:  PCarson@sheppardmullin.com

For requests for Credit Extensions:

HSBC Bank USA, National Association, as Administrative Agent

Corporate Trust and Loan Agency

452 Fifth Avenue (8E6)

New York, NY 10018

Attention:  Ecliff Jackman, Vice President

Telephone: (212) 525-1361

Facsimile: (212) 525-1300

Electronic Mail: CTLANY.loanagency@us.hsbc.com

With a copy to:

HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-8056

Electronic Mail:  andy.c.reidell@us.hsbc.com

L/C ISSUER:

HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-8056

Electronic Mail:  andy.c.reidell@us.hsbc.com

SWING LINE LENDER:

HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-8056

Electronic Mail:  andy.c.reidell@us.hsbc.com

LENDERS:

HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-0856

Electronic Mail:  andy.c.reidell@us.hsbc.com

Bank of the West

1036 State Street

Santa Barbara, CA  93101

Attention:  David Kronen

Telephone:  (805) 564-2987

Facsimile:   (805) 564-3196

and

Electronic Mail:  David.Kronen@bankofthewest.com

Attention:  Arthur Munoz

Telephone:  (805) 979-9731

Facsimile:   (805) 564-3196

Electronic Mail:  Arthur.Munoz@bankofthewest.com

ZB, N.A. dba California Bank & Trust

1900 Main Street, Suite 200

Irvine, CA 92614

Attention:  Newton Pham

Telephone:  (949) 251-7774

Facsimile:  (909) 862-7333

Electronic Mail:  Newton.Pham@calbt.com

and

Attention:  Richard Rhyn

Telephone:  (949) 251-7748

Facsimile:  (949) 862-7333

Electronic Mail:  Richard.Rhyn@calbt.com

Comerica Bank

2321 Rosecrans Ave., 5th Floor

El Segundo, CA 90292

Attention:  Mark C. Skrzynski

Telephone:  (310) 297-3069

Facsimile:  (714) 433-3236

Electronic Mail:  mcskrzynski@comerica.com

Compass Bank

2020 Main Street, Suite 950

Irvine, CA 92614

Attention:  James Ligman

Telephone:  (949) 214-0065

Electronic Mail:  James.Ligman@bbva.com

and

Attention:  Volkan Salar

Telephone:  (949) 214-0050

Electronic Mail:  Volkan.Salar@bbva.com

Silicon Valley Bank

3003 Tasman Drive

Santa Clara, CA 95054

Attention:  Raj Morey

Facsimile:  (949)754-0844

Electronic Mail:  rmorey@svb.com

and

Attention:  Andy Riggs

Facsimile:  (818) 382-2614

Electronic Mail:  ariggs@svb.com

MUFG Union Bank, N.A.

400 California Street

San Francisco, CA 94014

Attention:  Aileen Supena Throne

Telephone:  (415) 773-2592

Electronic Mail:  athrone@us.mufg.jp

and

Attention:  Lucia Greenblatt

Telephone:  (415) 773-2587

Electronic Mail:  Lgreenblatt@us.mufg.jp

U.S. Bank National Association

North Los Angeles Commercial Group

633 West 5th Street, Floor 30

Los Angeles, CA 90071

Attention:  Cassie Kim

Telephone:  (213) 615-6463

Facsimile:   (213) 615-6799

Electronic Mail:  cassie.kim@usbank.com

and

Attention:  Gary Terrasi

Telephone:  (818) 817-7232

Facsimile:   (818) 789-3041

Electronic Mail:  gary.terrasi@usbank.com

Wells Fargo Bank, N.A,

Wells Fargo Technology Banking Office

1800 Century Park East, 13th Floor

Los Angeles, CA  90067

Attention:  Greg Cohn

Telephone: (310) 789-5304

Electronic Mail:  Greg.Cohn@wellsfargo.com

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein will have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, supplemented, restated or otherwise modified as of the Effective Date, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Collateral Documents and the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Facilities identified below (including, without limitation, any Letters of Credit, Guarantees and Swingline Loans included in such Facilities) and (b) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any Collateral Document or any other Loan Document or any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Semtech Corporation, a Delaware corporation

4.	Administrative Agent:	HSBC Bank USA, National Association, as administrative agent under the Credit Agreement

EXHIBIT A-1

5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of November 15, 2016 among Semtech Corporation, as borrower, the Guarantors party thereto, the Lenders party thereto, and HSBC Bank USA, National Association, in its separate capacities as Administrative Agent, on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer

6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans
			$	$		%
			$	$		%
			$	$		%

Effective Date:                    , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH WILL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

EXHIBIT A-2

[Consented to and Accepted: [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT]

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent

By
Name:
Title:]

[Consented to: [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT]

HSBC BANK USA, NATIONAL ASSOCIATION,

as Swingline Lender and L/C Issuer

By
Name:
Title:]

[Consented to: [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT]

SEMTECH CORPORATION,

as Borrower

By
Name:
Title:]

EXHIBIT A-3

ANNEX 1

The Amended and Restated Credit Agreement dated as of November 15, 2016 among Borrower, the Guarantors party thereto, the Lenders party thereto, and HSBC Bank USA, National Association, in its separate capacities as Administrative Agent, on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of Borrower, any of its Subsidiaries (including, without limitation, any Subsidiary Guarantor) or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by Borrower, any of its Subsidiaries (including, without limitation, any Subsidiary Guarantor) or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the other Loan Documents, (ii) it meets all the requirements to be a permitted assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it will be bound by the provisions of the Credit Agreement and the other Loan Documents, as a Lender thereunder and, to the extent of the Assigned Interest, will have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lending Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lending Party, and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1

2.  Payments.  From and after the Effective Date, Administrative Agent will make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.(1)

3.  General Provisions.  This Assignment and Assumption will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together will constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission (such as “pdf”) will be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption will be governed by, and construed in accordance with, the law of the State of New York.

(1)  Administrative Agent should consider whether this method conforms to its systems.  In some circumstances, the following alternative language may be appropriate:  “From and after the Effective Date, Administrative Agent will make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] will make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

2

EXHIBIT B

COMPLIANCE CERTIFICATE

                                            , 20

To:          HSBC Bank USA, National Association, as Administrative Agent

Corporate Trust and Loan Agency

452 Fifth Avenue (8E6)

New York, NY 10018

Attention:  Ecliff Jackman, Vice President

Telephone: (212) 525-1361

Facsimile: (212) 525-1300

Electronic Mail: CTLANY.loanagency@us.hsbc.com

Re:                             The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), and the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Capitalized terms used in this Compliance Certificate have the same meaning when used herein as given to them in the Credit Agreement.

Pursuant to Section 6.01(c) of the Credit Agreement, Borrower, by its undersigned Responsible Officer, acting solely in such capacity, hereby certifies that the information furnished in Schedule 1 attached hereto and incorporated herein by this reference was true, accurate and complete as of the last date of the Fiscal Period immediately preceding the date of this Compliance Certificate and that:

1.             The undersigned Responsible Officer is the duly appointed [              ] of Borrower and has responsibility for the financial affairs of Borrower and its Subsidiaries.

2.             The undersigned Responsible Officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of Borrower and its Subsidiaries during the accounting period ended [          ], 20[  ], which have been delivered to Administrative Agent pursuant to Sections 6.01(a) and 6.01(b), as applicable, of the Credit Agreement.

3.             Such reviews have not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof of any Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, or is taking and proposes to take, if any, with respect thereto.

EXHIBIT B - 1

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of                   , 20  .

SEMTECH CORPORATION,
A Delaware corporation

By:
Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Dated                    , 20

FINANCIAL COVENANTS OF BORROWER

(a)           I.     Maximum Consolidated Leverage Ratio (Section 7.15(a)).  The Loan Parties will not permit the Consolidated Leverage Ratio, as determined as of the last day of each Fiscal Period, to be greater than 3.00:1.00; provided, however, that: (i) the foregoing maximum Consolidated Leverage Ratio will be increased to 3.25:1.00 for the last day of each of the four consecutive Fiscal Periods ending on or after the date of consummation of a Permitted Acquisition if (A) such Acquisition constitutes a Material Acquisition and (B) the Consolidated Leverage Ratio, as calculated on a pro forma basis as of the last day of the most recent Fiscal Period for which financial statements have been provided immediately preceding the closing date of such Acquisition (as if such Acquisition, as well as all other Permitted Acquisitions closed subsequent to such Fiscal Period end, occurred on the first day of the Test Period ended on such date), was greater than 2.25:1.00 but not in excess of 2.50:1.00, and (ii) notwithstanding the preceding clause (i), the foregoing maximum Consolidated Leverage Ratio will be increased to 3.50:1.00 for the last day of each of the four consecutive Fiscal Periods ending on or after the date of consummation of a Permitted Acquisition if (1) such Acquisition constitutes a Material Acquisition and (2) the Consolidated Leverage Ratio, as calculated on a pro forma basis as of the last day of the most recent Fiscal Period for which financial statements have been provided immediately preceding the closing date of such Acquisition (as if such Acquisition, as well as all other Permitted Acquisitions closed subsequent to such Fiscal Period end, occurred on the first day of the Test Period ended on such date), was greater than 2.50:1.00 but not in excess of 3.25:1.00 (for the avoidance of doubt, following such fourth consecutive Fiscal Period, the maximum Consolidated Leverage Ratio covenant will be restored to 3.00:1.00).

(a)	Consolidated Funded Debt (calculated as follows for such period):

(i)

all Indebtedness of a type described in clauses (a) through (h) inclusive (and, without duplication, all Guaranties of such Indebtedness) of the definition of “Indebtedness” set forth in Section 1.01 of the Credit Agreement

$

(ii)	Consolidated Funded Debt (Line I(a)(i))	$

(b)	Consolidated EBITDA (calculated as follows for such period):	$

1

(i)	Consolidated Net Income (calculated as follows for such period):

	(A) net income (or loss) for such period	$

(B) any income (or loss) of any Person if such Person is not a Subsidiary, except that Borrower’s direct or indirect equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of Cash actually distributed by such Person during such period to Borrower or any Subsidiary as a Dividend

(C) any impact of net income of (1) purchase price adjustments, including the impact of adjustments for Deferred Purchase Price Obligations, (2) compensation expenses which are not a Cash item during such period arising from the issuance of Equity Interests, options to purchase Equity Interests and any appreciation rights to officers, directors, employees or consultants of Borrower or any of its Subsidiaries, (3) purchase accounting adjustments for such period and (4) non-Cash tax charges

$

	Consolidated Net Income (Line I(b)(i)(A), exclusive of Lines I(b)(i)(B) and (C))(2)	$

(ii)	Consolidated Interest Expense	$

(iii)	amounts treated as expenses for such period for depreciation and amortization	$

(iv)	provision for Federal, state, local and foreign taxes on or measured by income and foreign withholding taxes of Borrower and its Consolidated Subsidiaries for such period	$

(v)	Transaction Costs to the extent paid in Cash and not capitalized	$

(vi)	fees and expenses incurred and associated with the Existing Senior Credit Facilities	$

(vii)

reasonable and customary costs and expenses incurred in such period in connection with an actual or contemplated Permitted Acquisition or an Investment permitted by Section 7.02(p) or Section 7.02(q) of the Credit Agreement, whether or not such Permitted Acquisition or Investment is consummated

$

(viii)

reasonable and customary costs and expenses incurred in such period in connection with the actual or contemplated issuance, prepayment or amendment or refinancing of Indebtedness expressly permitted under the Loan Documents or the issuance of any Equity Interests not prohibited under the Loan Documents, whether or not such transaction is consummated

$

(2)           For the avoidance of doubt, income (or loss) of any Person that is not a Subsidiary but is otherwise consolidated with the Borrower and its Subsidiaries as required by GAAP will not be included in the calculation of Consolidated Net Income except to the extent of the aggregate amount of Cash actually distributed by such Person during such period to the Borrower or any Subsidiary as a Dividend.

2

(ix)	extraordinary losses for such period	$

(x)	unusual or non-recurring losses, charges or expenses	$

(xi)	losses from the sales of assets other than inventory sold in the ordinary course of business	$

(xii)	other non-Cash charges of Borrower and its Consolidated Subsidiaries for such period other than Non-Cash charges Borrower elects to exclude from this Line I(b)(xii)	$

(xiii)

restructuring costs, expenses, charges or reserves and severance, retention and relocation expenses, business optimization costs and integration costs (including any bonus, retention or success payments) incurred during such period

$

(xiv)

costs and expenses (including settlements or judgments) of any actual or threatened litigation, arbitration or other adversarial dispute (for purposes of this Line I(b)(xiv), inclusive of all related matters or claims with respect to the same or affiliated parties, an “Adversary “Matter”), which does not arise from ordinary course employee relations (provided that amounts added pursuant to this Line I(b)(xiv) for any particular Adversary Matter shall not exceed $5,000,000)

$

(xv)	extraordinary gains for such period	$

(xvi)	non-recurring gains for such period	$

(xvii)	any gains from sales of assets other than inventory sold in the ordinary course of business	$

(xviii)	non-Cash income or non-Cash gains for such period (excluding ordinary course accruals)	$

(xix)	Cash payments made (or incurred) on account of any non-cash charges added back to Consolidated EBITDA pursuant to preceding Line I(a)(xii) in a previous period	$

(xx)

the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Borrower in good faith to be realized as a result of specified actions (x) taken since the beginning of such period in respect of which Consolidated EBITDA is being determined or (y) initiated prior to or during such period or (z) reasonably anticipated to be taken in connection with or following an Acquisition or other Investment that is permitted under the Loan Documents(3)

$

(xxi)	Consolidated EBITDA
(the sum of Lines I(b)(i) through I(b)(xiv) minus the sum of
	Lines I(b)(xv) through I(b)(xix)) plus Line I(b)(xx)	$

(3)  (In each case, which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDA until fully realized, but in no event for more than five fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such actions); provided that (1) such cost savings, operating expense reductions and

3

(c)	Consolidated Leverage Ratio
	((Line I(a)(ii) divided by Line I(b)(xxi))	:1.00

(d)	Date of consummation of most recent Permitted Acquisition which constitutes a Permitted Acquisition for purposes of the increased Maximum Consolidated Leverage Ratio in accordance with Section 7.15(a)

synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower and (2) no cost savings, operating expense reductions and synergies shall be added pursuant to Line I(b)(xx) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA for such period; provided further, that the aggregate amount added back to Consolidated EBITDA pursuant to Line I(b)(xx) shall not exceed in the aggregate 15% of Consolidated EBITDA (provided that the aggregate amount added back to Consolidated EBITDA pursuant to Line I(b)(xx) with respect to such cost savings, operating expense reductions and synergies related to internal restructurings and not in connection with an Acquisition or other Investment shall not exceed in the aggregate 5% of Consolidated EBITDA) for any such period (determined after giving effect to Line I(b)(xx); and provided further, that projected (and not yet realized) amounts may no longer be added in calculating Consolidated EBITDA pursuant to Line I(b)(xx) to the extent occurring more than five full fiscal quarters after the specified action taken or initiated  in order to realize such projected cost savings, operating expense reductions and synergies (or to the extent relating to a Permitted Acquisition or other Investment and added pursuant to clause (z) in Line I(b)(xx), to the extent occurring more than five full fiscal quarters after the relevant Acquisition or other Investment).

4

II.                                   Minimum Consolidated Interest Coverage Ratio (Section 7.15(b)).  The Loan Parties will not permit the Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Period, to be less than 3.50:1.00.

(a)	Consolidated EBITDA (the Line I(b)(xxi))	$

(b)	Consolidated Interest Expense (calculated as follows for such period):(4)	$

(i)

all interest payable in Cash, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including all commissions, discounts, fees and other charges under Swap Contracts, letters of credit and similar instruments and all capitalized interest) or in connection with the deferred purchase price of assets during such period, in each case to the extent treated as interest expense in accordance with GAAP

$

(ii)	the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP that is payable in Cash	$

(iii)

the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Synthetic Lease Obligations to the extent the same does not arise from a financing arrangement constituting an operating lease

$

(iv)	Consolidated Interest Expense (the sum of Lines II(b)(i) through II(b)(iii) without duplication)	$

(c)	Consolidated Interest Coverage Ratio ((Line II(a) divided by Line II(b)(iv))	:1.00

(4)                            For the purposes of calculating “Consolidated Interest Coverage Ratio”, “Consolidated Interest Expense” excludes premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including all commissions, discounts, fees and other charges under Swap Contracts, letters of credit and similar instruments and all capitalized interest) or in connection with the deferred purchase price of assets during such period.

5

III.                              Capital Expenditures (Section 7.07).  The Loan Parties will not, and shall not permit any of its Subsidiaries, directly or indirectly to make (whether in one transaction or a series of transactions) Capital Expenditures in an aggregate amount for Borrower and its Subsidiaries, taken as a whole, in excess of the amount set forth below with respect to each Fiscal Year:

Fiscal Year	Amount

Fiscal Year ending closest to January 31, 2017	$60,000,000

Fiscal Year ending closest to January 31, 2018	$65,000,000

Fiscal Year ending closest to January 31, 2019	$65,000,000

Fiscal Year ending closest to January 31, 2020	$65,000,000

Fiscal Year ending closest to January 31, 2021 and thereafter	$65,000,000

provided, however, that if, at the end of any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the “Excess Amount”), Borrower and its Subsidiaries will be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount equal to the lesser of (x) the Excess Amount or (y) 50% of such amount set forth above for the corresponding Fiscal Year then ended; provided, further, that (1) no Excess Amounts once carried forward may be carried forward to any subsequent Fiscal Year and (2) no Excess Amount may be used in such subsequent Fiscal Year until the amount permitted above is first used.

(a)	Capital Expenditures	$

(b)	Any Excess Amount	$

(c)	The sum of Lines III(a) and III(b)	$

6

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Dated                    , 20

LIST OF EXCEPTIONS

Condition(s) or event(s) constituting a Default or Event of Default:

Period of Existence:

Remedial action with respect to such condition or event:

7

EXHIBIT C

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                 , 20  , is entered into and made by                               , a                          (the “Additional Obligor”), in favor of HSBC BANK USA, NATIONAL ASSOCIATION, in its separate capacities as Administrative Agent (in such capacity, “Administrative Agent”), on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer, each as defined in the Credit Agreement referred to below.  All capitalized terms not defined herein will have the meaning ascribed to them in such Credit Agreement.

RECITALS

A.            SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), and certain Subsidiaries of Borrower, as guarantors (each a “Guarantor” and collectively the “Guarantors”), have entered into that Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”) with the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer,  pursuant to which the Lending Parties agreed to make certain Credit Extensions to Borrower on behalf and for the benefit of Borrower and the Subsidiary Guarantors up to an initial aggregate available principal amount of $400,000,000.00 on the terms and subject to the conditions set forth therein and the other Loan Documents.

B.            Pursuant to Section 10.15 of the Credit Agreement, each of the Guarantors party to the Credit Agreement have, jointly and severally, unconditionally and irrevocably guaranteed the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Guaranteed Obligations.

C.            Section 6.11(a) of the Credit Agreement requires that each direct and indirect Subsidiary formed or acquired by any Loan Party that is not an Excluded Subsidiary will become a Guarantor by executing and delivering to Administrative Agent this Joinder Agreement.

D.            Additional Obligor is a [wholly owned][direct][indirect] Subsidiary of Borrower and currently obtains and enjoys and will continue to obtain and enjoy substantial direct and indirect benefit from the Credit Extensions made and issued by the Lending Parties pursuant to the Credit Agreement.

E.            The Additional Obligor has agreed to execute and deliver this Joinder Agreement in order to become a Guarantor party to the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt of which is hereby confirmed, IT IS AGREED:

1.             Joined as Guarantor to Credit Agreement.  By executing and delivering this Joinder Agreement, the Additional Obligor, as provided in Section 10.15 of the Credit Agreement, hereby becomes a party to the Credit Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.  The information set forth in

EXHIBIT C - 1

Annex I-A hereto is hereby added to the information set forth in the schedules to the Credit Agreement.  The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Article V of the Credit Agreement, with respect to itself, is true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date; provided, however, that those representations and warranties expressly referring to another date are true, accurate and complete in all material respects (except that such materiality qualifier is not applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such date..

2.             GOVERNING LAW.  THIS JOINDER AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

Address for notices to Additional Obligor (if different than the address(es) for Guarantors set forth in Schedule 10.02 to the Credit Agreement):

Attention:
Tel:
Facsimile:

EXHIBIT C - 2

Accepted:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT C - 3

Annex I-A

to

Joinder Agreement

Supplement to Credit Agreement Disclosure Schedules

EXHIBIT D

FORM OF LOAN NOTICE

                            , 20

To:          HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-0856

Electronic Mail:  andy.c.reidell@us.hsbc.com

Re:          The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  Capitalized terms used herein but not defined have the meanings given such terms in the Credit Agreement.

Ladies and Gentlemen:

1.             Borrower requests (select one):

(a)           A Borrowing of [Revolving Credit Loans][Term Loans]

(b)           A conversion or continuation of [Revolving Credit Loans][Term Loans]

2.             The designated [funding date][date of conversion/continuation], which is a Business Day, of the requested [Borrowing][conversion/continuation] is           , 20  .

3.             The aggregate principal amount of the requested [Borrowing][conversion/continuation] is $          .

4.             The requested [Borrowing][conversion/continuation] will consist of $           of Base Rate Loans and $           of Eurodollar Rate Loans.

5.           The duration of the Interest Period for the Eurodollar Rate Loans included in the requested [Borrowing][conversion/continuation] will be      months.(5)

6.             The Borrowing will be denominated in [Dollars] [select Alternative Currency].

7.             The designated deposit account to which proceeds of the Loans are to be transferred together with wiring instructions are:

(5)           Select one, two, three, six, or if made available by each of the Lenders making such Eurodollar Rate Loan, twelve months.

EXHIBIT D - 1

Bank:	[ ]
Account No.:	[ ]
ABA No.:	[ ]
Reference:	[ ]

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)           all representations and warranties of Borrower and each other Loan Party stated in the Credit Agreement (including Article V) or in any other Loan Document are true, accurate and complete in all material respects (except that such materiality qualifier is not applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of the date hereof; provided, however, that those representations and warranties expressly referring to earlier date are true, accurate and complete in all material respects (except that such materiality qualifier is not applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such date; and provided, further, that the representations and warranties set forth in Section 5.10 of the Credit Agreement will be deemed to be made with respect to the financial statements most recently delivered to Administrative Agent pursuant to Sections 6.01(a) and 6.01(b), as applicable, of the Credit  Agreement(6);

(b)           no Default or Event of Default has occurred and is continuing, or would result from, such proposed Credit Extension(7);

(c)           no Material Adverse Effect has occurred since January 31, 2016; and

(d)           immediately after giving effect to the funding of the Revolving Credit Borrowing requested by this Loan Notice, the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments less the Alternative Currency Reserve, if any.](8)

SEMTECH CORPORATION,
a Delaware corporation

By:
Printed Name:
Title:

(6)           In the case of any Borrowing of any Additional Revolving Credit Loan or any Additional Term Loan for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), the representations and warranties required to be true and correct as set forth in this clause (a) shall be limited to the Specified Representations.

(7)           In the case of any Borrowing of any Additional Revolving Credit Loan or any Additional Term Loan for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), no Specified Event of Default shall have occurred and be continuing.

(8)           Include certification language only for Borrowing and not for continuation or conversion of Loans.

EXHIBIT D - 2

EXHIBIT E-1

FORM OF REVOLVING CREDIT NOTE

([Name of Lender])

U.S. $[ ]	, 20

SEMTECH CORPORATION, a Delaware corporation (“Borrower”), FOR VALUE RECEIVED, hereby promises to pay to [NAME OF LENDER] (the “Lender”), in lawful money of the United States of America, the aggregate principal amount of all Revolving Credit Loans made or advanced by the Lender under the Revolving Credit Facility (such Revolving Credit Loans made by the Lender being referred to herein as the “Lender Advances”) made or maintained by the Lender pursuant to the Credit Agreement (as defined below), payable on the dates, in the amounts and in the manner set forth below.

This promissory note (this “Note”) is one of the Notes referred to in that Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”), by and among Borrower, the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  All capitalized terms used but not defined herein will have the meaning given to them in the Credit Agreement.

1.             Principal Payments.  All payments of the principal amount of the Lender Advances will be made in the currency in which such Lender Advances were made and will be due and payable on the date(s) determined pursuant to the Credit Agreement.

2.             Interest Rate.  Borrower further promises to pay interest on the sum of the daily unpaid principal balance of the Lender Advances outstanding on each day, from the date of this Note until all such principal amounts will have been repaid in full, which interest will be payable in the currency in which such Lender Advances were provided, and at the rates per annum and on the dates determined pursuant to the Credit Agreement.

3.             Place Of Payment.  All amounts payable hereunder will be payable in the manner set forth in the Credit Agreement.

4.             Application Of Payments; Acceleration.  Payments on this Note will be applied in the manner set forth in the Credit Agreement.  Without limiting the generality of Section 1 of this Note, the Credit Agreement contains provisions for acceleration of the maturity of the principal amount of the Lender Advances upon the occurrence of certain stated events.

Each Lender Advance made by the Lender to Borrower pursuant to the Credit Agreement will be recorded by the Lender on its books and records and in the Register.  The failure of the Lender to record any repayment made on account of the principal balance thereof will not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

Any principal repayment of or interest payment on the Lender Advances not paid when due or within the applicable cure period, if any, whether at stated maturity, by acceleration or otherwise, may

EXHIBIT E-1 - 1

thereafter bear interest at the Default Rate determined in accordance with the terms and conditions of Section 2.08(b) of the Credit Agreement.

5.             Secured Note.  The full amount of this Note is secured by the Collateral identified and described as security therefor in the Collateral Documents.

6.             Default.  Upon the occurrence of an Event of Default under the Credit Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing hereunder may become, or may be declared to be, collectible by Administrative Agent, on behalf and for the benefit of the Lender, in accordance with the terms and conditions of the Credit Agreement and applicable Law.

7.             Waiver.  Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and will pay all costs of collection when incurred by or on behalf of the Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

8.             Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

9.             Successors And Assigns.  The provisions of this Note will inure to the benefit of, and be binding on, any successor to Borrower, and will extend to any holder hereof.

BORROWER:	SEMTECH CORPORATION,
a Delaware Corporation

By:
Printed Name:
Title:

EXHIBIT E-1 - 2

EXHIBIT E-2

FORM OF TERM LOAN NOTE

([Name of Lender])

U.S. $[ ]	, 20

SEMTECH CORPORATION, a Delaware corporation (“Borrower”), FOR VALUE RECEIVED, hereby promises to pay to [NAME OF LENDER] (the “Lender”), in lawful money of the United States of America, the aggregate principal amount of all Term Loans made by the Lender to the  Borrower under the Credit Agreement, payable on the dates, in the amounts and in the manner set forth below.

This promissory note (this “Note”) is one of the Notes referred to in that Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”), by and among Borrower, the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  All capitalized terms used but not defined herein will have the meaning given to them in the Credit Agreement.

1.             Principal Payments.  All payments of the principal amount hereunder will be made in the currency in which such Term Loans evidenced by this Note were made and will be due and payable on the date(s) determined pursuant to the Credit Agreement.

2.             Interest Rate.  Borrower further promises to pay interest on the sum of the daily unpaid principal balance of such Term Loans outstanding on each day, from the date of this Note until all such principal amounts will have been repaid in full, which interest will be payable in the currency in which such Term Loans were provided, and at the rates per annum and on the dates determined pursuant to the Credit Agreement.

3.             Place Of Payment.  All amounts payable hereunder will be payable in the manner set forth in the Credit Agreement.

4.             Application Of Payments; Acceleration.  Payments on this Note will be applied in the manner set forth in the Credit Agreement.  Without limiting the generality of Section 1 of this Note, the Credit Agreement contains provisions for acceleration of the maturity of the principal amount of the Lender Advances upon the occurrence of certain stated events.

Each Term Loan made or advanced by the Lender under the Term Loan Facility to Borrower pursuant to the Credit Agreement will be recorded by the Lender on its books and records and in the Register.  The failure of the Lender to record any repayment made on account of the principal balance thereof will not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

Any principal repayment of or interest payment on the Term Loans not paid when due or within the applicable cure period, if any, whether at stated maturity, by acceleration or otherwise, may thereafter bear interest at the Default Rate determined in accordance with the terms and conditions of Section 2.08(b) of the Credit Agreement.

EXHIBIT E-2 - 1

5.             Secured Note.  The full amount of this Note is secured by the Collateral identified and described as security therefor in the Collateral Documents.

6.             Default.  Upon the occurrence of an Event of Default under the Credit Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing hereunder may become, or may be declared to be, collectible by Administrative Agent, on behalf and for the benefit of the Lender, in accordance with the terms and conditions of the Credit Agreement and applicable Law.

7.             Waiver.  Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and will pay all costs of collection when incurred by or on behalf of the Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

8.             Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

9.             Successors And Assigns.  The provisions of this Note will inure to the benefit of, and be binding on, any successor to Borrower and will extend to any holder hereof.

BORROWER:	SEMTECH CORPORATION,
a Delaware Corporation

By:
Printed Name:
Title:

EXHIBIT E-2 - 2

EXHIBIT E-3

FORM OF SWING LINE LOAN NOTE

(HSBC Bank USA, National Association)

U.S. $[ ]	, 20

SEMTECH CORPORATION, a Delaware corporation (“Borrower”), FOR VALUE RECEIVED, hereby promises to pay to HSBC BANK USA, NATIONAL ASSOCIATION (the “Swing Line Lender”), in lawful money of the United States of America, the aggregate principal amount of all Loans made or advanced by the Swing Line Lender constituting Swing Line Loans (such Swing Line Loans made by the Swing Line Lender being referred to herein as the “Swing Line Borrowings”) made or maintained by the Swing Line Lender pursuant to the Credit Agreement (as defined below), payable on the dates, in the amounts and in the manner set forth below.

This promissory note (this “Note”) is one of the Notes referred to in that Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”), by and among Borrower, the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as the Swing Line Lender and L/C Issuer.  All capitalized terms used but not defined herein will have the meaning given to them in the Credit Agreement.

1.             Principal Payments.  All payments of the principal amount of the Swing Line Borrowings will be made in lawful money of the United States of America and will be due and payable on the date(s) determined pursuant to the Credit Agreement.

2.             Interest Rate.  Borrower further promises to pay interest on the sum of the daily unpaid principal balance of the Swing Line Borrowings outstanding on each day in lawful money of the United States of America, from the date of this Note until all such principal amounts will have been repaid in full, which interest will be payable at the rates per annum and on the dates determined pursuant to the Credit Agreement.

3.             Place Of Payment.  All amounts payable hereunder will be payable in the manner set forth in the Credit Agreement.

4.             Application Of Payments; Acceleration.  Payments on this Note will be applied in the manner set forth in the Credit Agreement.  Without limiting the generality of Section 1 of this Note, the Credit Agreement contains provisions for acceleration of the maturity of the principal amount of the Swing Line Borrowings upon the occurrence of certain stated events.

Each Swing Line Borrowing made by the Swing Line Lender to Borrower pursuant to the Credit Agreement will be recorded by the Swing Line Lender on its books and records and in the Register.  The failure of the Swing Line Lender to record any repayment made on account of the principal balance thereof will not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

Any principal repayment of or interest payment on the Swing Line Borrowings not paid when due or within the applicable cure period, if any, whether at stated maturity, by acceleration or otherwise, may

EXHIBIT E-3 - 1

thereafter bear interest at the Default Rate determined in accordance with the terms and conditions of Section 2.08(b) of the Credit Agreement.

5.             Secured Note.  The full amount of this Note is secured by the Collateral identified and described as security therefor in the Collateral Documents.

6.             Default.  Upon the occurrence of an Event of Default under the Credit Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing hereunder may become, or may be declared to be, collectible by Administrative Agent, on behalf and for the benefit of the Swing Line Lender, in accordance with the terms and conditions of the Credit Agreement and applicable Law.

7.             Waiver.  Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and will pay all costs of collection when incurred by or on behalf of the Swing Line Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

8.             Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

9.             Successors And Assigns.  The provisions of this Note will inure to the benefit of, and be binding on, any successor to Borrower, and will extend to any holder hereof.

BORROWER:	SEMTECH CORPORATION,
a Delaware Corporation

By:
Printed Name:
Title:

EXHIBIT E-3 - 2

EXHIBIT F

FORM OF SWING LINE LOAN NOTICE

Date:             , 20

To:          HSBC Bank USA, National Association

725 South Figueroa St., Suite 2300

Los Angeles, CA 90017

Attention: Andy Reidell,  Associate Relationship Manager: Corporate Banking

Telephone: (213) 213-553-8034

Facsimile: (213) 553-0856

Electronic Mail:  andy.c.reidell@us.hsbc.com

Re:                             The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party thereto, the several financial institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.

Ladies and Gentlemen:

The undersigned Borrower refers to the Credit Agreement, the terms defined therein used herein as defined, and hereby gives notice irrevocably, pursuant to Section 2.04(b) of the Credit Agreement, of a requested Borrowing of a Swing Line Loan by Borrower as specified herein:

1.             The requested date (the “Requested Borrowing Date”), which is a Business Day, for the funding of the requested Borrowing of a Swing Line Loan is       , 20  .

2.             The aggregate principal amount of the requested Borrowing of a Swing Line Loan is $          .

3.             The wire instructions for the deposit account to which proceeds of the requested Borrowing of a Swing Line Loan are to be disbursed are as follows:

Bank:	[ ]
Account No.:	[ ]
ABA No.:	[ ]
Reference:	[ ]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)           all representations and warranties of Borrower and each other Loan Party stated in the Credit Agreement (including Article V) or in any other Loan Document are true, accurate and complete in all material respects (except that such materiality qualifier is not applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of the date hereof; provided, however, that those representations and warranties expressly referring to earlier

EXHIBIT F - 1

date are true, accurate and complete in all material respects (except that such materiality qualifier is not applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such date; and provided, further, that the representations and warranties set forth in Section 5.10 of the Credit Agreement will be deemed to be made with respect to the financial statements most recently delivered to Administrative Agent pursuant to Sections 6.01(a) and 6.01(b), as applicable, of the Credit  Agreement(9);

(b)           no Default or Event of Default has occurred and is continuing, or would result from, such requested Borrowing of a Swing Line Loan or from the application of the proceeds thereof(10);

(c)           no Material Adverse Effect has occurred since January 31, 2016 and

(d)           immediately after giving effect to the funding of the Swing Line Loan requested by this Swing Line Loan Notice on the Requested Borrowing Date, (i) the Outstanding Amount of all Swing Lien Loans  as of the Requested Borrowing Date will not exceed the Swing Line Sublimit and (ii) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments.

SEMTECH CORPORATION,
a Delaware Corporation

By:
Printed Name:
Title:

(9)           In the case of any Borrowing of any Additional Revolving Credit Loan or any Additional Term Loan for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), the representations and warranties required to be true and correct as set forth in this clause (a) shall be limited to the Specified Representations.

(10)         In the case of any Borrowing of any Additional Revolving Credit Loan or any Additional Term Loan for the express purpose of funding, in whole or in part, the Acquisition Consideration of a Limited Condition Transaction (including any portion which repays Indebtedness of the Target, including any Subsidiary or other Affiliate thereof being acquired in such Limited Condition Transaction), no Specified Event of Default shall have occurred and be continuing.

EXHIBIT F - 2

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Re:          The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (as applicable).  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (ii) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[  ]

EXHIBIT G-1 - 1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Re:          The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (as applicable).  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[  ]

EXHIBIT G-2 - 1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Re:          The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.

By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[  ]

EXHIBIT G-3 - 1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Re:          The Amended and Restated Credit Agreement dated as of November 15, 2016 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), by and among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), the Guarantors party thereto, the several institutional lenders party thereto as Lenders, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, in its separate capacities as Administrative Agent on behalf and for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.

By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[  ]

EXHIBIT G-4 - 1